Exhibit 10.9

MEZZANINE LOAN AGREEMENT

Dated as of June 29, 2012

Between

CHT SL IV HOLDING, LLC,

as Borrower

and

RCG LV DEBT IV NON-REIT ASSETS HOLDINGS, LLC,

as Lender

i

4.1.15	Not a Foreign Person	28
4.1.16	Separate Lots	28
4.1.17	Assessments	28
4.1.18	Enforceability	29
4.1.19	No Prior Assignment	29
4.1.20	Insurance	29
4.1.21	Use of Property	29
4.1.22	Certificate of Occupancy; Licenses	29
4.1.23	Flood Zone	29
4.1.24	Physical Condition	29
4.1.25	Boundaries	30
4.1.26	Leases	30
4.1.27	Survey	30
4.1.28	Intentionally Omitted	30
4.1.29	Filing and Recording Taxes	30
4.1.30	Intentionally Omitted	30
4.1.31	Management Agreement; Manager Pooling Agreement	30
4.1.32	Illegal Activity	31
4.1.33	No Change in Facts or Circumstances; Disclosure	31
4.1.34	Investment Company Act	31
4.1.35	Principal Place of Business; State of Organization	31
4.1.36	Single Purpose Entity	31
4.1.37	Business Purposes	36
4.1.38	Taxes	37
4.1.39	Forfeiture	37
4.1.40	Environmental Representations and Warranties	37
4.1.41	Taxpayer Identification Number	37
4.1.42	OFAC	38
4.1.43	Intentionally Omitted	38
4.1.44	Intentionally Omitted	38
4.1.45	Embargoed Person	38
4.1.46	Affiliates	38
4.1.47	Mortgage Borrower Representations	38
4.1.48	List of Mortgage Loan Documents	39
4.1.49	Mortgage Loan Event of Default	39
4.1.50	Operating Lease Representations	39
4.1.51	JV Agreement Representations	39
Section 4.2	Survival of Representations	40
V. BORROWER COVENANTS		40
Section 5.1	Affirmative Covenants	40
5.1.1	Existence; Compliance with Legal Requirements	40
5.1.2	Taxes and Other Charges	41
5.1.3	Litigation	41
5.1.4	Access to the Property	41
5.1.5	Notice of Default	42
5.1.6	Cooperate in Legal Proceedings	42
5.1.7	Award and Insurance Benefits	42

- ii -

5.1.8	Further Assurances	42
5.1.9	Mortgage and Intangible Taxes	43
5.1.10	Financial Reporting	43
5.1.11	Business and Operations	44
5.1.12	Costs of Enforcement	44
5.1.13	Estoppel Statement	45
5.1.14	Loan Proceeds	45
5.1.15	Performance by Borrower	45
5.1.16	Confirmation of Representations	46
5.1.17	Leasing Matters	46
5.1.18	Management Agreement	46
5.1.19	Environmental Covenants	47
5.1.20	Alterations	48
5.1.21	Intentionally Omitted	48
5.1.22	Intentionally Omitted	48
5.1.23	OFAC	48
5.1.24	Intentionally Omitted	49
5.1.25	Mortgage Loan Reserve Funds	49
5.1.26	Notices	49
5.1.27	Special Distributions	49
5.1.28	Mortgage Borrower Covenants	49
5.1.29	Mortgage Loan Estoppels	49
5.1.30	The Operating Lease	50
5.1.31	The JV Agreement	51
Section 5.2	Negative Covenants	52
5.2.1	Liens	52
5.2.2	Dissolution	52
5.2.3	Change In Business	52
5.2.4	Debt Cancellation	53
5.2.5	Zoning	53
5.2.6	No Joint Assessment	53
5.2.7	Name, Identity, Structure, or Principal Place of Business	53
5.2.8	ERISA	54
5.2.9	Affiliate Transactions	54
5.2.10	Transfers	55
5.2.11	Limitation on Securities Issuances	57
5.2.12	Distributions	57
5.2.13	Refinancing or Prepayment of the Mortgage Loan	57
5.2.14	Acquisition of the Mortgage Loan	57
5.2.15	Material Agreements	58
VI. INSURANCE; CASUALTY; CONDEMNATION; REQUIRED REPAIRS		59
Section 6.1	Insurance	59
Section 6.2	Casualty	60
Section 6.3	Condemnation	60
Section 6.4	Restoration	60
Section 6.5	Rights of Lender	61
VII. Intentionally OMitted		61

- iii -

- iv -

MEZZANINE LOAN AGREEMENT

THIS MEZZANINE LOAN AGREEMENT, dated as of June 29, 2012 (as amended, restated, replaced, supplemented or otherwise modified from time to time, this “Agreement”), between RCG LV DEBT IV NON-REIT ASSETS HOLDINGS, LLC, a Delaware limited liability company, having an address at 7 Penn Plaza, Suite 512, New York, New York 10001 (“Lender”) and CHT SL IV HOLDING, LLC, a Delaware limited liability company, having its principal place of business at c/o CHT Partners, LP, CNL Center at City Commons, 450 South Orange Avenue, Orlando, Florida 32801 (“Borrower”).

W I T N E S S E T H:

WHEREAS, Borrower desires to obtain the Loan (as hereinafter defined) from Lender; and

WHEREAS, Lender is willing to make the Loan to Borrower, subject to and in accordance with the terms of this Agreement and the other Loan Documents (as hereinafter defined).

NOW THEREFORE, in consideration of the making of the Loan by Lender and the covenants, agreements, representations and warranties set forth in this Agreement, the parties hereto hereby covenant, agree, represent and warrant as follows:

I.	DEFINITIONS; PRINCIPLES OF CONSTRUCTION

Section 1.1 Definitions.

For all purposes of this Agreement, except as otherwise expressly required or unless the context clearly indicates a contrary intent:

“Affiliate” shall mean, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by or is under common control with such Person.

“Affiliated Manager” shall mean any property manager of an Individual Property which is an Affiliate of, or in which Borrower, Mortgage Borrower, Principal, Guarantor or Indemnitor has, directly or indirectly, any legal, beneficial or economic interest; but specifically excluding Sunrise Senior Living Management, Inc. or any Affiliate of Sunrise Senior Living Management, Inc., Sunrise Senior Living, Inc. or Sunrise.

“Annual Budget” shall mean the operating budget, including all planned Capital Expenditures, for each Individual Property prepared on behalf of Mortgage Borrower for the applicable Fiscal Year or other period.

“Applicable Laws” shall mean all existing and future federal, state and local laws, orders, ordinances, governmental rules and regulations and court orders.

“Approved Accountant” shall mean any “Big Four” accounting firm or any other independent certified public accountant reasonably acceptable to Lender.

“Award” shall mean any compensation paid by any Governmental Authority in connection with a Condemnation in respect of all or any part of any Individual Property.

“Bankruptcy Code” shall mean Title 11 U.S.C. § 101 et seq., and the regulations adopted and promulgated pursuant thereto (as the same may be amended from time to time).

“Baton Rouge Lessee Mortgage Borrower” shall mean CHTSun Two Baton Rouge LA Senior Living, LLC, a Delaware limited liability company, together with its successors and assigns.

“Baton Rouge Owner Mortgage Borrower” shall mean Baton Rouge LA Senior Living Owner, LLC, a Delaware limited liability company, together with its successors and assigns.

“Borrower” shall have the meaning set forth in the introductory paragraph hereto, together with its successors and assigns.

“Borrower’s Net Cash Flow After Debt Service” shall mean Net Cash Flow After Debt service paid to Borrower by Partners IV under the JV Agreement.

“Business Day” shall mean any day other than a Saturday, Sunday or any other day on which national banks in New York, New York are not open for business.

“Capital Contributions” shall have the meaning set forth in Section 6.5 of the JV Agreement.

“Capital Expenditures” shall mean, for any period, the amount expended with respect to the Properties for items capitalized under GAAP (including expenditures for building improvements or major repairs, leasing commissions and tenant improvements).

“Cash” shall mean coin or currency of the United States of America or immediately available federal funds, including such fund delivered by wire transfer.

“Casualty” shall mean the occurrence of any casualty, damage or injury, by fire or otherwise, to any Individual Property or any part thereof.

“Change of Control Purchase Option” shall have the meaning set forth in Section 12.1 of the JV Agreement.

“CHT GP” shall mean CHT GP, LLC, a Delaware limited liability company.

“CHT Partners” shall mean CHT Partners, LP, a Delaware limited partnership.

“CHT TRS” shall mean CHT SL IV TRS Corp., a Delaware corporation.

“Closing Date” shall mean the date of the funding of the Loan.

“Code” shall mean the Internal Revenue Code of 1986, as amended, as it may be further amended from time to time, and any successor statutes thereto, and all applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

“Collateral” shall mean (i) the Collateral as defined in the Pledge Agreement, and (ii) all other collateral for the Loan granted in the Loan Documents.

“Condemnation” shall mean a temporary or permanent taking by any Governmental Authority as the result or in lieu or in anticipation of the exercise of the right of condemnation or eminent domain, of all or any part of any Individual Property, or any interest therein or right accruing thereto, including any right of access thereto or any change of grade affecting such Individual Property or any part thereof.

“Connecticut and Santa Monica Mortgage Borrower” shall mean Connecticut Owner Mortgage Borrower, Santa Monica Owner Mortgage Borrower and Santa Monica Lessee Mortgage Borrower, and their respective successors and/or assigns.

“Connecticut and Santa Monica Mortgage Lender” shall mean The Prudential Life Insurance Company of America, its successors and/or assigns.

“Connecticut and Santa Monica Mortgage Loan” means the existing mortgage indebtedness secured by the Connecticut and Santa Monica Properties issued on February 28, 2012 as evidenced by that certain Loan Agreement and related deeds of trust and additional loan documents made by Sunrise Connecticut Avenue Assisted Living, L.L.C. and AL Santa Monica Senior Housing, LP in favor of the Connecticut and Santa Monica Mortgage Lender, each as amended, restated or otherwise modified on the date hereof.

“Connecticut and Santa Monica Mortgage Loan Documents” shall mean all of the documents evidencing and/or securing the Connecticut and Santa Monica Mortgage Loan.

“Connecticut and Santa Monica Properties” shall mean the Individual Properties known as Sunrise of Connecticut Avenue and Sunrise of Santa Monica described on Schedule III attached hereto.

“Connecticut Owner Mortgage Borrower” shall mean Sunrise Connecticut Avenue Assisted Living Owner, L.L.C., a Virginia limited liability company, together with its successors and assigns.

“Control” (and the correlative terms “controlled by” and “controlling”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management and policies of the business and affairs of the entity in question by reason of the ownership of beneficial interests, by contract or otherwise.

“Creditors Rights Laws” shall mean with respect to any Person, any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, conservatorship, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to its debts or debtors.

“Debt” shall mean the outstanding principal amount set forth in, and evidenced by, this Agreement and the Note together with all interest accrued and unpaid thereon and all other sums due to Lender in respect of the Loan under the Note, this Agreement, the Pledge Agreement or any other Loan Document.

“Debt Service” shall mean, with respect to any particular period of time, interest and principal payments (if any) due under the Loan and the Mortgage Loan for such period.

“Default” shall mean the occurrence of any event hereunder or under any other Loan Document which, but for the giving of notice or passage of time, or both, would constitute an Event of Default.

“Default Rate” shall mean, with respect to the Loan, a rate per annum equal to the lesser of (a) the Maximum Legal Rate, or (b) five percent (5%) above the Note Rate.

“Embargoed Person” shall have the meaning set forth in Section 4.1.45 hereof.

“Environmental Indemnity” shall mean that certain Mezzanine Environmental Indemnity Agreement executed by Borrower and Indemnitor in connection with the Loan for the benefit of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Environmental Law” shall mean any federal, State and local laws, statutes, ordinances, rules, regulations, standards, policies and other government directives or requirements, as well as common law, that, at any time, apply to Borrower, Mortgage Borrower, Guarantor and/or Indemnitor or any Individual Property and relate to Hazardous Materials, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act and the Resource Conservation and Recovery Act.

“Environmental Liens” shall have the meaning set forth in Section 5.1.19(a) hereof.

“Environmental Reports” shall have the meaning set forth in Section 4.1.40 hereof.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

“Event of Default” shall have the meaning set forth in Section 8.1(a) hereof.

“Exit Fee” shall mean the sum of (i) two percent (2.0%) of the principal balance of the Loan being prepaid and/or repaid plus (ii) upon the prepayment and/or repayment of the Loan in full, if Lender has not received interest payments totaling at least $3,200,000 as of such date, the amount equal to (x) $3,200,000 minus (y) the aggregate amount of interest payments received as of such date.

“Extended Maturity Date” shall have the meaning set forth in Section 2.2.1(c) hereof.

“Extension Fee” shall mean one percent (1.0%) of the original principal amount of the Loan.

“Extension Option” shall have the meaning set forth in Section 2.2.1(c) hereof.

“Extension Period” shall have the meaning set forth in Section 2.2.1(c) hereof.

“FINRA” shall mean the Financial Industry Regulatory Authority, Inc.

“Fiscal Year” shall mean each twelve (12) month period commencing on January 1 and ending on December 31 during the term of the Loan.

“Fitch” shall mean Fitch, Inc.

“Five-Pack Mortgage Borrower” shall mean Baton Rouge Owner Mortgage Borrower, Gilbert Owner Mortgage Borrower, Lombard Owner Mortgage Borrower, Louisville Owner Mortgage Borrower, Metairie Owner Mortgage Borrower, Baton Rouge Lessee Mortgage Borrower, Gilbert Lessee Mortgage Borrower, Lombard Lessee Mortgage Borrower, Louisville Lessee Mortgage Borrower and Metairie Lessee Mortgage Borrower, and their respective successors and/or assigns.

“Five-Pack Mortgage Lender” shall mean The Prudential Life Insurance Company of America, its successors and/or assigns.

“Five-Pack Mortgage Loan” means the mortgage indebtedness secured by the Five-Pack Properties, issued on the date hereof made by Five-Pack Mortgage Borrower in favor of the Five-Pack Mortgage Lender.

“Five-Pack Mortgage Loan Documents” shall mean all of the documents evidencing and/or securing the Five-Pack Mortgage Loan.

“Five-Pack Properties” shall mean the following Individual Properties described on Schedule III attached hereto: (i) Sunrise of Metairie, (ii) Sunrise at Seigen, (iii) Sunrise of Gilbert, (iv) Sunrise of Louisville and (v) Sunrise at Fountain Square.

“GAAP” shall mean generally accepted accounting principles in the United States of America as of the date of the applicable financial report.

“Gilbert Lessee Mortgage Borrower” shall mean CHTSun Two Gilbert AZ Senior Living, LLC, a Delaware limited liability company, together with its successors and assigns.

“Gilbert Owner Mortgage Borrower” shall mean Gilbert AZ Senior Living Owner, LLC, a Delaware limited liability company, together with its successors and assigns.

“Governmental Authority” shall mean any court, board, agency, commission, office, central bank or other authority of any nature whatsoever for any governmental unit (federal, State, county, district, municipal, city, country or otherwise) or quasi-governmental unit whether now or hereafter in existence.

“Gross Income from Operations” shall mean all income, computed in accordance with GAAP or an income tax basis, derived from the ownership and operation of the Properties from whatever source, including, but not limited to, the Rents, utility charges, escalations, service fees or charges, license fees, parking fees, rent concessions or credits, and other required pass-throughs, but excluding sales, use and occupancy or other taxes on receipts required to be accounted for by Mortgage Borrower to any Governmental Authority, refunds and uncollectible accounts, sales of furniture, fixtures and equipment, Insurance Proceeds (other than business interruption or other loss of income insurance), Awards, security deposits, interest on credit accounts, utility and other similar deposits, interest on credit accounts, interest on the Mortgage Loan Reserve Funds, and any disbursements to Mortgage Borrower from the Mortgage Loan Reserve Funds. Gross income shall not be diminished as a result of the Security Instruments or the creation of any intervening estate or interest in any Individual Property or any part thereof.

“Guarantor” shall mean CNL Healthcare Trust, Inc., a Maryland corporation, and any other entity guaranteeing any payment or performance obligation of Borrower.

“Guaranty” shall mean that certain Mezzanine Guaranty, dated as of the date hereof, from Guarantor to Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Hazardous Materials” shall mean petroleum and petroleum products and compounds containing them, including gasoline, diesel fuel and oil; explosives; flammable materials; radioactive materials; polychlorinated biphenyls (“PCBs”) and compounds containing them; lead and lead-based paint; asbestos or asbestos-containing materials in any form that is or could become friable; toxic mold; underground or above-ground storage tanks, whether empty or containing any substance; any substance the presence of which on any Individual Property is prohibited by any federal, State or local authority; any substance that requires special handling; and any other material or substance now or in the future defined as a “hazardous substance,” “hazardous material,” “hazardous waste,” “toxic substance,” “toxic pollutant,” “contaminant,” “pollutant” or other words of similar import within the meaning of any Environmental Law.

“Improvements” shall mean all buildings, structures, fixtures, additions, enlargements, extensions, modifications, repairs, replacements and improvements now or hereafter erected or located on any Individual Property.

“Indemnified Parties” shall mean Lender, any Affiliate of Lender who is or will have been involved in the origination of the Loan, any Person who is or will have been involved in the servicing of the Loan, any Person in whose name the encumbrance created by the Pledge Agreement is or will have been recorded, Persons who may hold or acquire or will have held a full or partial interest in the Loan, the holders of any Securities, as well as custodians, trustees and other fiduciaries who hold or have held a full or partial interest in the Loan for the benefit of third parties) as well as the respective directors, officers, shareholders, partners, members, employees, agents, servants, representatives, contractors, subcontractors, Affiliates, subsidiaries, participants, successors and assigns of any and all of the foregoing (including but not limited to any other Person who holds or acquires or will have held a participation or other full or partial interest in the Loan or the Collateral, whether during the term of the Loan or as a part of or following a foreclosure of the Loan and including, but not limited to, any successors by merger, consolidation or acquisition of all or a substantial portion of Lender’s assets and business).

“Indemnified Taxes” shall mean any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority.

“Indemnitor” shall mean CNL Healthcare Trust, Inc., a Maryland corporation.

“Independent Director” of any corporation or limited liability company means an individual who is provided by CT Corporation, Corporation Service Company, National Registered Agents, Inc., Wilmington Trust Company, Stewart Management Company, Lord Securities Corporation or, if none of those companies is then providing professional Independent Directors, another nationally-recognized company reasonably approved by Lender, in each case that is not an Affiliate of Borrower and that provides professional Independent Directors and other corporate services in the ordinary course of its business, and which individual is duly appointed as a member of the board of directors or board of managers of such corporation or limited liability company and is not, and has never been, and will not while serving as Independent Director be, any of the following:

(i) a member, partner, equity holder, manager, director, officer or employee of Borrower, Principal, or any of their respective equity holders or Affiliates (other than as an Independent Director of an Affiliate of Borrower that is not in the direct chain of ownership of Borrower and that is required by a creditor to be a single purpose bankruptcy remote entity, provided that such Independent Director is employed by a company that routinely provides professional Independent Directors or managers);

(ii) a creditor, supplier or service provider (including provider of professional services) to Borrower, Principal, or any of their respective equity holders or Affiliates (other than a nationally-recognized company that routinely provides professional Independent Directors and other corporate services to Borrower, Principal, or any of their respective equity holders or Affiliates in the ordinary course of business);

(iii) a family member of any such member, partner, equity holder, manager, director, officer, employee, creditor, supplier or service provider;

(iv) a member, partner or employee of a law firm that has provided legal services of any kind to Borrower or its Affiliates; or

(v) a Person that controls (whether directly, indirectly or otherwise) any of (i), (ii), (iii) or (iv) above.

A natural person who otherwise satisfies the foregoing definition other than subparagraph (i) by reason of being the Independent Director of a “special purpose entity” affiliated with Borrower shall not be disqualified from serving as an Independent Director, provided that the fees that such individual earns from serving as Independent Directors of such Affiliates in any given year constitute in the aggregate less than five percent (5%) of such individual’s annual income for that year.

“Independent Director Event” shall mean (i) any acts or omissions by such Independent Director that constitute willful disregard of such Independent Director’s duties under the applicable organizational documents, (ii) such Independent Director engaging in or being charged with, or being convicted of, fraud or other acts constituting a crime under any law applicable to such Independent Director or (iii) such Independent Director no longer meeting the definition of Independent Director.

“Individual Property” shall mean each parcel of real property, the Improvements thereon and all Personal Property owned by Mortgage Borrower and encumbered by a Security Instrument, together with all rights pertaining to such Property and Improvements, as more particularly described (i) in Article 1 of each Security Instrument and referred to therein as the “Property” and (ii) on Schedule III attached hereto.

“Insurance Proceeds” shall mean all insurance compensation, awards, proceeds, damages, claims, rights of action and payments and all causes of action and proceeds thereof of all types for any damage or injury to the Properties or any part thereof.

“Intercreditor Agreement” shall have the meaning set forth in Section 9.7 hereof.

“JV Agreement” shall mean that certain Amended and Restated Limited Liability Company Agreement of Partners IV, entered into effective as of the date hereof by and between Sunrise and Borrower.

“Leases” shall mean all leases, subleases and other agreements affecting the use, enjoyment or occupancy of the Property heretofore or hereafter entered into and all extensions, amendments and modifications thereto, whether before or after the filing by or against Borrower of any petition for relief under Title 11 U.S.C.A. § 101 et seq. and the regulations adopted and promulgated thereto, including, without limitation, the Operating Lease.

“Legal Requirements” shall mean all federal, State, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities affecting Borrower, the Collateral, Mortgage Borrower or any Individual Property or any part thereof, or the zoning, construction, use, alteration, occupancy or operation thereof, or any part thereof, whether now or hereafter enacted and in force, and all permits, licenses and authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Borrower, at any time in force affecting such Individual Property or any part thereof, including, without limitation, any which may (a) require repairs, modifications or alterations in or to such Individual Property or any part thereof, or (b) in any way limit the use and enjoyment thereof.

“Lender” shall have the meaning set forth in the introductory paragraph hereto, together with its successors and assigns.

“Licenses” shall have the meaning set forth in Section 4.1.22 hereof.

“Lien” shall mean any mortgage, deed of trust, lien, pledge, hypothecation, assignment, security interest, or any other encumbrance, charge or transfer of, on or affecting Borrower, Mortgage Borrower, the Collateral or any related Individual Property, any portion thereof or any interest therein, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, and mechanic’s, materialmen’s and other similar liens and encumbrances.

“Liquidation Event” shall have the meaning set forth in Section 2.3.2 hereof.

“Loan” shall mean the loan made by Lender to Borrower pursuant to this Agreement and the other Loan Documents as the same may be amended or split pursuant to the terms hereof.

“Loan Documents” shall mean, collectively, this Agreement, the Note, the Pledge Agreement, the Environmental Indemnity, the Guaranty and all other documents executed and/or delivered in connection with the Loan now existing or hereinafter executed.

“Loan Party” shall mean individually and collectively, as the context requires, Borrower, Mortgage Borrower, Guarantor or any Operating Lessee.

“Lombard Lessee Mortgage Borrower” shall mean CHTSun Three Lombard IL Senior Living, LLC, a Delaware limited liability company, together with its successors and assigns.

“Lombard Owner Mortgage Borrower” shall mean Lombard IL Senior Living Owner, LLC, a Delaware limited liability company, together with its successors and assigns.

“Losses” shall mean any and all claims, suits, liabilities (including, without limitation, strict liabilities), actions, proceedings, obligations, debts, damages, losses, costs, expenses, fines, penalties, charges, fees, expenses, judgments, awards, amounts paid in settlement of whatever kind or nature (including but not limited to attorneys’ fees and other costs of defense).

“Louisville Lessee Mortgage Borrower” shall mean Sunrise Louisville KY Senior Living, LLC, a Kentucky limited liability company, together with its successors and assigns.

“Louisville Owner Mortgage Borrower” shall mean Louisville KY Senior Living Owner, LLC, a Delaware limited liability company, together with its successors and assigns.

“Management Agreement” shall mean, with respect to any Individual Property, the management agreement entered into by and between the applicable Operating Lessee and Manager, pursuant to which the Manager is to provide management and other services with respect to such Individual Property, or, if the context requires, the Replacement Management Agreement executed in accordance with the terms and provisions of this Agreement.

“Management Gross Revenues” shall have the meaning set forth in the Mortgage Loan Documents.

“Manager” shall mean Sunrise Senior Living Management, Inc., a Virginia corporation, or, if the context requires, a Qualified Manager who is managing the Properties or any Individual Property in accordance with the terms and provisions of this Agreement.

“Manager Pooling Agreement” shall have the meaning set forth in the JV Agreement.

“Material Action” shall mean, as to any Person, to file or consent to the filing of, institute, commence or seek relief under, any petition, proceeding, action or case under any Creditors Rights Laws, to seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian, or any similar official of or for such Person or a substantial part of its property, to admit in writing Borrower’s inability to pay its debts generally as they become due, or to take action in furtherance of any of the foregoing.

“Material Agreement” shall mean the Management Agreement, the JV Agreement, the Manager Pooling Agreement, the Operating Lease and all other agreements entered into by any Loan Party, affecting or relating to the Property, the Collateral or any other direct or indirect Ownership Interest of a Loan Party in Borrower requiring the payment of more than $100,000 in payments or liability in any annual period or which is not cancelable without penalty or premium on no more than thirty (30) days’ notice.

“Material Lease” shall mean, individually and collectively, as the context may require, the Operating Lease and any other Lease which requires the prior written consent or approval of Mortgage Lender under the Mortgage Loan Documents or Borrower under the JV Agreement to enter into, renew, amend, modify, extend or terminate.

“Maturity Date” shall mean July 5, 2014, as such date may be extended pursuant to the terms hereof, or such other date on which the final payment of the principal of the Note becomes due and payable as therein or herein provided, whether at such stated maturity date, by declaration of acceleration, or otherwise.

“Maximum Legal Rate” shall mean the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the indebtedness evidenced by the Note and as provided for herein or in the other Loan Documents, under the laws of such State or States whose laws are held by any court of competent jurisdiction to govern the interest rate provisions of the Loan.

“Member Loans” shall have the meaning set forth in Section 6.5 of the JV Agreement.

“Metairie Lessee Mortgage Borrower” shall mean CHTSun Two Metairie LA Senior Living, LLC, a Delaware limited liability company, together with its successors and assigns.

“Metairie Owner Mortgage Borrower” shall mean Metairie LA Senior Living Owner, LLC, a Delaware limited liability company, together with its successors and assigns.

“Moody’s” shall mean Moody’s Investors Service, Inc.

“Mortgage Borrower” shall mean, individually and/or collectively, as the context may require, the Connecticut and Santa Monica Mortgage Borrower and the Five-Pack Mortgage Borrower.

“Mortgage Lender” shall mean, individually and/or collectively, as the context may require, the Connecticut and Santa Monica Mortgage Lender and the Five-Pack Mortgage Lender.

“Mortgage Loan” shall mean, individually and/or collectively, as the context may require, the Connecticut and Santa Monica Mortgage Loan and the Five-Pack Mortgage Loan.

“Mortgage Loan Documents” shall mean, individually and/or collectively, as the context may require, the Connecticut and Santa Monica Mortgage Loan Documents and the Five-Pack Mortgage Loan Documents, as amended, restated, replaced, supplemented or otherwise modified from time to time.

“Mortgage Loan Event of Default” shall mean an event of default under the Mortgage Loan Documents which remains uncured following the expiration of any applicable cure or grace period.

“Mortgage Loan Prepayment Date” shall have the meaning set forth in Section 2.3.1 hereof.

“Mortgage Loan Reserve Funds” shall mean the all escrow and reserve funds required pursuant to the Mortgage Loan.

“Net Capital Raise Account” shall have the meaning set forth in Section 3.1 hereof.

“Net Cash Flow” for any period shall mean the amount obtained by subtracting Operating Expenses and Capital Expenditures for such period from Gross Income from Operations for such period.

“Net Cash Flow After Debt Service” for any period shall mean the amount obtained by subtracting Debt Service for such period from Net Cash Flow for such period.

“Net Liquidation Proceeds After Debt Service” shall mean, with respect to any Liquidation Event, all amounts paid to or received by or on behalf of Borrower under the JV Agreement in connection with such Liquidation Event.

“Net Operating Income” shall mean the amount obtained by subtracting Operating Expenses from Gross Income from Operations.

“Non-U.S. Entity” shall have the meaning set forth in Section 2.2.7 hereof.

“Note” shall mean that certain promissory note of even date herewith in the original principal amount of FORTY MILLION AND 00/100 DOLLARS ($40,000,000.00), made by Borrower in favor of Lender, as the same may be amended, restated, replaced, extended, renewed, supplemented, severed, split, or otherwise modified from time to time.

“Note Rate” shall mean (i) for the date hereof through and including the Payment Date occurring in July, 2013, 8.0% per annum and (ii) from and after the Payment Date occurring in August, 2013, 12.0% per annum.

“Officer’s Certificate” shall mean a certificate delivered to Lender by Borrower which is signed by a Responsible Officer of Borrower.

“Operating Expenses” shall mean the total of all expenditures, computed in accordance with GAAP or an income tax basis, of whatever kind relating to the operation, maintenance and management of the Properties that are incurred on a regular monthly or other periodic basis, including without limitation, utilities, ordinary repairs and maintenance, insurance premiums, license fees, property taxes and assessments, advertising and marketing expenses, franchise fees, management fees, payroll and related taxes, computer processing charges, operational equipment or other lease payments as approved by Lender, and other similar costs, but excluding depreciation, Debt Service, Capital Expenditures and contributions to the Mortgage Reserve Funds.

“Operating Lease” shall mean, individually and collectively, as the context may require, those certain lease agreements by and between the applicable Owner Mortgage Borrower and the applicable Operating Lessee.

“Operating Lessee” shall mean, individually and collectively, as the context may require, Baton Rouge Lessee Mortgage Borrower, Gilbert Lessee Mortgage Borrower, Lombard Lessee Mortgage Borrower, Louisville Lessee Mortgage Borrower, Metairie Lessee Mortgage Borrower, Connecticut Lessee Mortgage Borrower and Santa Monica Lessee Mortgage Borrower.

“Organizational Documents” shall mean (i) with respect to a corporation, such Person’s certificate of incorporation and by laws, and any shareholder agreement, voting trust or similar arrangement applicable to any of such Person’s authorized shares of capital stock, (ii) with respect to a partnership, such Person’s certificate of limited partnership, partnership agreement, voting trusts or similar arrangements applicable to any of its partnership interests, (iii) with respect to a limited liability company, such Person’s certificate of formation, limited liability company agreement or other document affecting the rights of holders of limited liability company interests, and (iv) any and all agreements between any constituent member, partner or shareholder of the Person in question, including any contribution agreement or indemnification agreements, including, without limitation, the JV Agreement and the Recognition Agreement. In each case, “Organizational Documents” shall include any indemnity, contribution, shareholders or other agreement among any of the owners of the entity in question.

“Other Charges” shall mean all maintenance charges, impositions other than Taxes, and any other charges, including, without limitation, vault charges and license fees for the use of vaults, chutes and similar areas adjoining any Individual Property, now or hereafter levied or assessed or imposed against such Individual Property or any part thereof.

“Owner Mortgage Borrower” shall mean, individually and collectively as the context requires, Baton Rouge Owner Mortgage Borrower, Gilbert Owner Mortgage Borrower, Lombard Owner Mortgage Borrower, Louisville Owner Mortgage Borrower, Metairie Owner Mortgage Borrower, Connecticut Owner Mortgage Borrower and Santa Monica Owner Mortgage Borrower.

“Owner’s Title Policy” shall mean that certain ALTA extended coverage owner’s policy of title insurance issued in connection with the closing of the Mortgage Loan insuring Mortgage Borrower as the owner of the Property.

“Ownership Interest” means, in respect of any Person (i) any interest of such Person in the Properties or (ii) any ownership interest in such Person, direct or indirect, contingent or fixed, at any level or any tier, of any nature whatsoever, whether in the form of a partnership interest, stock interest, membership interest, equitable interest, beneficial interests, profit interest, loss interest, voting rights, control rights, management rights or otherwise.

“Partners IV” shall mean CHTSun Partners IV, LLC, a Delaware limited liability company.

“Payment Date” shall mean the fifth (5th) day of each calendar month during the term of the Loan or, if such day is not a Business Day, the immediately preceding Business Day.

“Permitted Encumbrances” shall mean, with respect to an Individual Property, collectively, (a) the Liens and security interests created by the Mortgage Loan Documents and permitted under the Mortgage Loan Documents, (b) all Liens, encumbrances and other matters disclosed in the Owner’s Title Policy relating to such Individual Property or any part thereof, (c) Liens, if any, for Taxes imposed by any Governmental Authority not yet delinquent, and (d) such other title and survey exceptions as Lender has approved or may approve in writing in Lender’s sole discretion.

“Person” shall mean any individual, corporation, partnership, joint venture, limited liability company, estate, trust, unincorporated association, any federal, State, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

“Personal Property” shall mean all machinery, equipment, fixtures (including, but not limited to, all heating, air conditioning, plumbing, lighting, communications and elevator fixtures), furniture, software used in or to operate any of the foregoing and other property of every kind and nature whatsoever owned by Mortgage Borrower, or in which Mortgage Borrower has or shall have an interest, now or hereafter located upon the real property and the Improvements, or appurtenant thereto, and usable in connection with the present or future operation and occupancy of the real property and the Improvements and all building equipment, materials and supplies of any nature whatsoever owned by Borrower or Mortgage Borrower, or in which Borrower or Mortgage Borrower has or shall have an interest, now or hereafter located upon the Land and the Improvements, or appurtenant thereto, or usable in connection with the present or future operation and occupancy of the real property and the Improvements.

“Physical Conditions Report” shall mean, with respect to each Individual Property, a structural engineering report prepared by a company satisfactory to Lender and Mortgage Lender regarding the physical condition of such Individual Property, satisfactory in form and substance to Lender and Mortgage Lender in their respective sole discretion, which report shall, among other things, (a) confirm that such Individual Property and its use complies, in all material respects, with all applicable Legal Requirements (including, without limitation, zoning, subdivision and building laws) and (b) include a copy of a final certificate of occupancy with respect to all Improvements on such Individual Property.

“Plan” shall mean an employee benefit plan (as defined in section 3(3) of ERISA) whether or not subject to ERISA or a plan or other arrangement within the meaning of section 4975 of the Code.

“Plan Assets” shall mean assets of a Plan within the meaning of section 29 C.F.R. section 2510.3-101, as modified by section 3(42) of ERISA, or similar law.

“Pledge Agreement” shall mean that certain Pledge and Security Agreement dated as of the date hereof, executed and delivered by Borrower to Lender as security for the Loan, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Pledged Member Interests” shall mean all membership interests pledged pursuant to the Pledge Agreement.

“Policies” shall mean any and all policies of insurance required hereunder or under the Mortgage Loan Documents.

“Pool Subsidiaries” shall have the meaning set forth in the JV Agreement.

“Prepayment Date” shall have the meaning set forth in Section 2.3.1 hereof.

“Principal” shall have the meaning set forth in Section 4.1.36 hereof, together with its successors and assigns.

“Prohibited Person” shall mean any Person:

(a) listed in the Annex to, or otherwise subject to the provisions of, the Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (the “Executive Order”);

(b) that is owned or controlled by, or acting for or on behalf of, any person or entity that is listed to the Annex to, or is otherwise subject to the provisions of, the Executive Order;

(c) with whom Lender is prohibited from dealing or otherwise engaging in any transaction by any terrorism or money laundering law, including the Executive Order;

(d) who commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order;

(e) that is named as a “specially designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http://www.treas.gov.ofac/t11sdn.pdf or at any replacement website or other replacement official publication of such list; or

(f) who is an Affiliate of or affiliated with a Person listed above.

“Properties” shall mean, collectively, each and every Individual Property.

“Property” shall mean, as the context may require, the Properties or an Individual Property.

“Qualified Manager” shall mean a reputable and experienced professional management organization (a) which manages (exclusive of the Properties), together with its Affiliates, ten (10) or more senior living facilities and assisted living facilities of a quality and size similar to the

Properties, (b) prior to whose employment as manager of the Properties, such employment shall have been approved by Lender and (c) if requested by Borrower in order to satisfy applicable REIT qualification tests, is and at all times will be an “eligible independent contractor” as defined in Section 856(d) of the Internal Revenue Code.

“Rating Agencies” shall mean each of S&P, Moody’s, and Fitch, and any other nationally-recognized statistical rating agency which has been approved by Lender and has rated the Securities.

“Release” of any Hazardous Materials shall mean any release, deposit, discharge, emission, leaking, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing or other movement of Hazardous Materials.

“Recognition Agreement” shall mean that certain Recognition Agreement dated as of the date hereof between Borrower, Lender and Sunrise.

“Rents” shall mean all cash or securities deposited to secure the performance by the lessees of their obligations thereunder and all rents, additional rents, rent equivalents, moneys payable as damages or in lieu of rent or rent equivalents, royalties (including, without limitation, all oil and gas or other mineral royalties and bonuses), income, receivables, receipts, revenues, deposits (including, without limitation, security, utility and other deposits, accounts, cash, issues, profits, charges for services rendered, and other consideration of whatever form or nature received by or paid to or for the account of or benefit of Borrower or Mortgage Borrower or its agents or employees from any and all sources arising from or attributable to any Individual Property, including, all receivables, customer obligations, installment payment obligations, income from temporary and specialty tenants, kiosks, indoor retail merchandising units and other obligations now existing or hereafter arising or created out of the sale, lease, sublease, license, concession or other grant of the right of the use and occupancy of property or rendering of services by Borrower or Mortgage Borrower or Manager and proceeds, if any, from business interruption or other loss of income insurance whether paid or accruing before or after the filing by or against Borrower of any petition for relief under any Creditors Rights Laws.

“Replacement Management Agreement” shall mean, collectively, either (i) a management agreement with a Qualified Manager substantially in the same form and substance as the Management Agreement, or (ii) a management agreement with a Qualified Manager, which management agreement shall be acceptable to Lender in form and substance.

“Responsible Officer” shall mean with respect to a Person, the chairman of the board, president, chief operating officer, chief financial officer, treasurer or vice president-finance or other authorized officer of such Person.

“Restoration” shall mean the repair and restoration of each Individual Property after a Casualty or Condemnation as nearly as possible to the condition the Property was in immediately prior to such Casualty or Condemnation, with such alterations as may be reasonably approved by Lender.

“Restricted Party” shall mean Mortgage Borrower, Borrower, Principal, Guarantor, Indemnitor, Operating Lessee, any Affiliated Manager, Partners IV, Sun IV, CHT TRS, CHT

Partners, CHT GP and each of the other Pool Subsidiaries or any shareholder, partner, member or non-member manager, or any direct or indirect legal or beneficial owner of Mortgage Borrower, Borrower, Principal, Guarantor, Indemnitor, Operating Lessee, any Affiliated Manager, Partners IV, Sun IV, CHT TRS, CHT Partners, CHT GP and each of the other Pool Subsidiaries; but specifically excluding Sunrise, Sunrise Senior Living, Inc., Sunrise Senior Living Management, Inc., and any shareholder, partner, member or non-member manager, or any direct or indirect legal or beneficial owner of Sunrise, Sunrise Senior Living, Inc. and Sunrise Senior Living Management, Inc.

“S&P” shall mean Standard & Poor’s Ratings Services, a division of McGraw-Hill, Inc.

“Sale or Pledge” shall mean a voluntary or involuntary sale, conveyance, transfer or pledge of a direct or indirect legal or beneficial interest.

“Santa Monica Lessee Mortgage Borrower” shall mean AL Santa Monica Senior Housing, LP, a Delaware partnership, together with its successors and assigns.

“Santa Monica Owner Mortgage Borrower” shall mean Santa Monica Assisted Living Owner, LLC, a Delaware limited liability company, together with its successors and assigns.

“SEC” shall mean the Securities and Exchange Commission.

“Securities” shall have the meaning set forth in Section 9.1 hereof.

“Securitization” shall have the meaning set forth in Section 9.1 hereof.

“Security Instrument” shall mean, with respect to each Individual Property, that certain first priority Mortgage (or Deed of Trust or Deed to Secure Debt, as applicable) and Security Agreement, executed and delivered by Mortgage Borrower as security for the Mortgage Loan and encumbering such Individual Property, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Servicer” shall have the meaning set forth in Section 9.3 hereof.

“Servicing Agreement” shall have the meaning set forth in Section 9.3 hereof.

“Severed Loan Documents” shall have the meaning set forth in Section 8.2(c) hereof.

“State” shall mean, with respect to an Individual Property, the State or Commonwealth in which such Individual Property or any part thereof is located.

“Sun IV” shall mean Sun IV LLC, a Delaware limited liability company.

“Sunrise” shall mean Sunrise Senior Living Investments, Inc., a Virginia corporation.

“Sunrise Purchase Option” shall have the meaning set forth in Section 12.1 of the JV Agreement.

“Survey” shall mean, with respect to an Individual Property, a survey prepared by a surveyor licensed in the State where such Individual Property is located and satisfactory to Lender and the company or companies issuing the Title Insurance Policies, and containing a certification of such surveyor satisfactory to Lender.

“Taxes” shall mean all real estate and personal property taxes, assessments, water rates or sewer rents, now or hereafter levied or assessed or imposed against any Individual Property or part thereof.

“Title Insurance Policy” shall mean any title insurance policy insuring Mortgage Lender’s interest in the Properties.

“Transfer” shall have the meaning set forth in Section 5.2.10(a) hereof.

“UCC” or “Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect in the state of New York.

“UCC Financing Statements” shall mean the UCC financing statement executed in connection with the Pledge Agreement and the other Loan Documents and filed in the applicable filing offices.

“UCC Title Insurance Policy” shall mean, with respect to the Collateral, a UCC title insurance policy in the form acceptable to Lender issued with respect to the Collateral and insuring the lien of the Pledge Agreement encumbering such Collateral.

Section 1.2 Principles of Construction.

All references to sections and schedules are to sections and schedules in or to this Agreement unless otherwise specified. All uses of the word “including” shall mean “including, without limitation” unless the context shall indicate otherwise. Unless otherwise specified, the words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined. With respect to terms defined by cross-reference to the Mortgage Loan Documents, such defined terms shall have the definitions set forth in the Mortgage Loan Documents as of the date hereof, and no modifications to the Mortgage Loan Documents shall have the effect of changing such definitions for the purpose of this Agreement unless Lender expressly agrees that such definitions as used in this Agreement have been revised or Lender consents to the modification documents. With respect to any provisions or definitions incorporated by reference herein from the Mortgage Loan Documents, such provisions or definitions shall be deemed a part of this Agreement notwithstanding the fact that the Mortgage Loan shall no longer be effective for any reason, including, without limitation, after the repayment of the Mortgage Loan.

II.	GENERAL TERMS

Section 2.1 Loan Commitment; Disbursement to Borrower.

2.1.1 Agreement to Lend and Borrow.

Subject to and upon the terms and conditions set forth herein, Lender hereby agrees to make and Borrower hereby agrees to accept the Loan on the Closing Date.

2.1.2 Single Disbursement to Borrower.

Borrower may request and receive only one borrowing hereunder in respect of the Loan and any amount borrowed and repaid hereunder in respect of the Loan may not be reborrowed.

2.1.3 The Note, Pledge Agreement and Loan Documents.

The Loan shall be evidenced by the Note and secured by the Pledge Agreement and the other Loan Documents.

2.1.4 Use of Proceeds.

All of the Mortgage Loan proceeds advanced to Mortgage Borrower have been and will be used solely in accordance with the Mortgage Loan Documents. The Loan proceeds may be used by Borrower for any lawful purpose.

Section 2.2 Interest; Loan Payments; Late Payment Charge.

2.2.1 Payments.

(a) Interest. Interest on the outstanding principal balance of the Loan shall accrue from the Closing Date to the Maturity Date at the Note Rate. Commencing on the fifth (5th) day of August, 2012 and continuing on each Payment Date thereafter, through and including the Maturity Date, unless sooner repaid, Borrower shall pay consecutive monthly payments of interest at the Note Rate and any amounts due pursuant to this Agreement.

(b) Intentionally Omitted.

(c) Extension Option. Borrower shall have the option to extend the term of the Loan beyond the initial Maturity Date for one (1) successive term (the “Extension Option”) of one (1) year (the “Extension Period”) to the Payment Date occurring in July, 2015 (such date, the “Extended Maturity Date”), upon satisfaction of the following terms and conditions:

(i) no Event of Default shall have occurred and be continuing at the time the Extension Option is exercised and on the date that the Extension Period is commenced;

(ii) Borrower shall notify Lender of its irrevocable election to extend the Maturity Date as aforesaid not earlier than ninety (90) days and no later than thirty (30) days prior to the Maturity Date;

(iii) Borrower shall have delivered to Lender together with its notice pursuant to subsection (c)(ii) of this Section 2.2.1 and as of the commencement of the Extension Option, an Officer’s Certificate in form reasonably acceptable to Lender certifying that each of the representations and warranties of Borrower contained in the Loan Documents is true, complete and correct in all material respects as of the date of such Officer’s Certificate except to the extent such representations and warranties are matters which by their nature can no longer be true and correct as a result of the passage of time; and

(iv) Borrower shall have paid to Lender the Extension Fee.

(d) All references in this Agreement and in the other Loan Documents to the Maturity Date shall mean the Extended Maturity Date in the event the Extension Option is exercised.

(e) All payments and other amounts due under the Note, this Agreement and the other Loan Documents shall be made without any setoff, defense or irrespective of, and without deduction for, counterclaims.

2.2.2 Interest Calculation.

Interest on the outstanding principal balance of the Loan shall be calculated by multiplying (a) the actual number of days elapsed in the period for which the calculation is being made by (b) a daily rate equal to the Note Rate divided by three hundred sixty (360) by (c) the outstanding principal balance of the Loan.

2.2.3 Payment on Maturity Date.

Borrower shall pay to Lender on the Maturity Date the outstanding principal balance, all accrued and unpaid interest thereon, the Exit Fee and all other amounts due hereunder and under the Note, the Pledge Agreement and the other Loan Documents.

2.2.4 Payments after Default.

Upon the occurrence and during the continuance of an Event of Default, (a) interest on the outstanding principal balance of the Loan and, to the extent permitted by Applicable Law, overdue interest and other amounts due in respect of the Loan, shall accrue at the Default Rate, calculated from the date of the underlying Default without regard to any grace or cure periods contained herein and (b) Lender shall be entitled to receive and Borrower shall pay to Lender on each Payment Date an amount equal to the Borrower’s Net Cash Flow After Debt Service for the prior month, such amount to be applied by Lender to the payment of the Debt in such order as Lender shall determine in its sole discretion, including, without limitation, alternating applications thereof between interest and principal. Interest at the Default Rate and Borrower’s Net Cash Flow After Debt Service shall both be computed from the occurrence of the Event of Default until the actual receipt and collection of the Debt (or that portion thereof that is then due). To the extent permitted by Applicable Law, interest at the Default Rate shall be added to the Debt, shall itself accrue interest at the same rate as the Loan and shall be secured by the Pledge Agreement. This paragraph shall not be construed as an agreement or privilege to extend the date of the payment of the Debt, nor as a waiver of any other right or remedy accruing to Lender by reason of the occurrence of any Event of Default; the acceptance of any payment of Borrower’s Net Cash Flow After Debt Service shall not be deemed to cure or constitute a waiver of any Event of Default; and Lender retains its rights under the Note to accelerate and to continue to demand payment of the Debt upon the happening of any Event of Default, despite any payment of Borrower’s Net Cash Flow After Debt Service.

2.2.5 Late Payment Charge.

If any principal, interest or any other sums due under the Loan Documents is not paid by Borrower on the date on which it is due, Borrower shall pay to Lender upon demand an amount equal to the lesser of five percent (5%) of such unpaid sum or the maximum amount permitted by Applicable Law in order to defray the expense incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment. Any such amount shall be secured by the Pledge Agreement and the other Loan Documents to the extent permitted by Applicable Law.

2.2.6 Usury Savings.

This Agreement and the Note are subject to the express condition that at no time shall Borrower be obligated or required to pay interest on the principal balance of the Loan at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the Maximum Legal Rate. If, by the terms of this Agreement or the other Loan Documents, Borrower is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of the Maximum Legal Rate, the Note Rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to the Maximum Legal Rate and all previous payments in excess of the Maximum Legal Rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the sums due under the Loan, shall, to the extent permitted by Applicable Law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the Maximum Legal Rate of interest from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.

2.2.7 Indemnified Taxes.

(a) All payments made by Borrower hereunder shall be made free and clear of, and without reduction for or on account of, Indemnified Taxes, excluding (i) Indemnified Taxes measured by Lender’s net income, and franchise taxes imposed on it, by the jurisdiction under the laws of which Lender is resident or organized, or any political subdivision thereof, (ii) taxes measured by Lender’s overall net income, and franchise taxes imposed on it, by the jurisdiction of Lender’s applicable lending office or any political subdivision thereof or in which Lender is resident or engaged in business, and (iii) withholding taxes imposed by the United States of America, any state, commonwealth, protectorate territory or any political subdivision or taxing authority thereof or therein as a result of the failure of Lender which is a Non-U.S. Entity to comply with the terms of paragraph (b) below. If any non excluded Indemnified Taxes are required to be withheld from any amounts payable to Lender, the amounts so payable to Lender shall be increased to the extent necessary to yield to Lender (after payment of all non excluded Indemnified Taxes) interest or any such other amounts payable hereunder at the rate or in the amounts specified hereunder. Whenever any non excluded Indemnified Tax is payable pursuant to Applicable Law by Borrower, Borrower shall send to Lender an original official receipt showing payment of such non excluded Indemnified Tax or other evidence of payment reasonably satisfactory to Lender. Borrower hereby indemnifies Lender for any incremental taxes, interest or penalties that may become payable by Lender which may result from any failure by Borrower to pay any such non excluded Indemnified Tax when due to the appropriate taxing authority or any failure by Borrower to remit to Lender the required receipts or other required documentary evidence.

(b) In the event that Lender or any successor and/or assign of Lender is not incorporated under the laws of the United States of America or a state thereof (a “Non-U.S. Entity”) Lender agrees that, prior to the first date on which any payment is due such entity hereunder, it will deliver to Borrower two duly completed copies of United States Internal Revenue Service Form W 8BEN or W 8ECI or successor applicable form, as the case may be, certifying in each case that such entity is entitled to receive payments under the Note, without deduction or withholding of any United States federal income taxes. Each entity required to deliver to Borrower a Form W 8BEN or W 8ECI pursuant to the preceding sentence further undertakes to deliver to Borrower two further copies of such forms, or successor applicable forms, or other manner of certification, as the case may be, on or before the date that any such form expires (which, in the case of the Form W 8ECI, is the last day of each U.S. taxable year of the Non-U.S. Entity) or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to Borrower, and such other extensions or renewals thereof as may reasonably be requested by Borrower, certifying in the case of a Form W 8BEN or W 8ECI that such entity is entitled to receive payments under the Note without deduction or withholding of any United States federal income taxes, unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such entity from duly completing and delivering any such form with respect to it and such entity advises Borrower that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

Section 2.3 Prepayments.

2.3.1 Voluntary Prepayments.

(I) On any Business Day, Borrower may, at its option, prepay the Loan in whole or in part, upon satisfaction of the following conditions:

(a) Borrower shall provide prior written notice to Lender (which notice shall be irrevocable) specifying the date (the “Prepayment Date”) upon which the prepayment is to be made, which notice shall be delivered to Lender not less than ten (10) Business Days prior to such payment;

(b) Borrower shall pay to Lender, simultaneously with such prepayment, (i) all accrued and unpaid interest calculated at the Note Rate on the amount of principal being prepaid through and including the Prepayment Date; (ii) all other sums then due under this Agreement, the Note or the other Loan Documents and (iii) the Exit Fee;

(c) each prepayment shall be in an aggregate principal amount of $1,000,000.00 or any integral multiple of $100,000.00 in excess thereof.

(d) Such prepayment shall not be prohibited pursuant to the Mortgage Loan Documents.

(II) Notwithstanding anything to the contrary contained herein, Borrower shall be obligated to prepay the Loan in whole on the date that the Mortgage Loan is paid in full (the “Mortgage Loan Prepayment Date”), and in connection therewith:

(a) Borrower shall provide prior written notice to Lender (which notice shall be irrevocable) specifying the Mortgage Loan Prepayment Date, which notice shall be delivered to Lender not less than ten (10) Business Days prior to the Mortgage Loan Prepayment Date; and

(b) Borrower shall pay to Lender, simultaneously with such prepayment, (i) all accrued and unpaid interest calculated at the Note Rate on the amount of principal being prepaid through and including the Mortgage Loan Prepayment Date; (ii) all other sums then due under this Agreement, the Note or the other Loan Documents and (iii) the Exit Fee.

If a notice of prepayment is given by Borrower to Lender pursuant to this Section 2.3.1, the amount designated for prepayment and all other sums required under this Section 2.3.1 shall be due and payable on the Prepayment Date and/or the Mortgage Loan Prepayment Date, as applicable; provided, however, that such notice may be revoked at any time prior to the Prepayment Date and/or the Mortgage Loan Prepayment Date, as applicable, provided Borrower pays to Lender all actual out-of-pocket expenses incurred by Lender in connection with the anticipated prepayment;.

2.3.2 Liquidation Events.

(a) In the event of (i) any Casualty to all or any portion of any Individual Property, (ii) any Condemnation of all or any portion of any Individual Property, (iii) a Transfer of any Individual Property in connection with realization thereon by Mortgage Lender following an Event of Default under the Mortgage Loan, including without limitation a foreclosure sale, or (iv) any refinancing of any Individual Property or the Mortgage Loan (each, a “Liquidation Event”), Borrower shall cause the related Net Liquidation Proceeds After Debt Service to be deposited directly into an account designated by Lender. On each date on which Lender actually receives a distribution of Net Liquidation Proceeds After Debt Service, if such date is a Payment Date, such Net Liquidation Proceeds After Debt Service shall be applied to the outstanding principal balance of the Note in an amount equal to one hundred percent (100%) of such Net Liquidation Proceeds After Debt Service, together with interest that would have accrued on such amount through the next Payment Date and all other sums then due. In the event Lender receives a distribution of Net Liquidation Proceeds After Debt Service on a date other than a Payment Date, such amounts shall be held by Lender as collateral security for the Loan in an interest bearing account, with such interest accruing to the benefit of Borrower, and shall be applied by Lender on the next Payment Date.

(b) Borrower shall promptly notify Lender of any Liquidation Event once Borrower has knowledge of such event. Borrower shall be deemed to have knowledge of (i) a sale (other than a foreclosure sale) of any Individual Property on the date on which a contract of sale for such sale is entered into, and a foreclosure sale, on the date notice of such foreclosure sale is given, and (ii) a refinancing of any Individual Property, on the date on which a commitment for such refinancing is entered into. The provisions of this Section 2.3.2 shall not be construed to contravene in any manner the restrictions and other provisions regarding refinancing of the Mortgage Loan or Transfer of the Property set forth in this Agreement and the other Loan Documents.

2.3.3 Prepayments After Default.

If, following an Event of Default, Borrower tenders payment of all or any part of the Debt, or if all or any portion of the Debt is recovered by Lender after such Event of Default (including, without limitation, through application of any Net Liquidation Proceeds After Debt Service) (which tender Lender may reject to the extent permitted under applicable Legal Requirements) Borrower shall pay, in addition to the Debt, (i) all accrued and unpaid interest calculated at the Default Rate on the amount of principal being prepaid through and including the Prepayment Date; (ii) an amount equal to three percent (3%) of the original Loan Amount and (iii) all other sums due under this Agreement, the Note or the other Loan Documents in connection with a partial or total prepayment, including, without limitation, the Exit Fee.

2.3.4 Making of Payments.

Each payment by Borrower hereunder or under the Note shall be made in funds settled through the New York Clearing House Interbank Payments System or other funds immediately available to Lender by 12:00 p.m., New York City time, on or prior to the date such payment is due, to Lender by deposit to such account as Lender may designate by written notice to Borrower.

2.3.5 Application of Prepayments.

All prepayments received pursuant to this Section 2.3 and Section 2.4 shall be applied first, to interest on the outstanding principal balance being prepaid that accrued through and including the Prepayment Date and second, to the payments of principal due under the Loan in the inverse order of maturity.

Section 2.4 Release on Payment in Full.

Lender shall, upon the written request and at the expense of Borrower, upon payment in full of all principal and interest due on the Loan and all other amounts due and payable under the Loan Documents in accordance with the terms and provisions of the Note and this Agreement, release the Lien of the Pledge Agreement and the Collateral.

III.	CASH MANAGEMENT

Section 3.1 Property Account.

(a) During the term of the Loan, Borrower shall exercise any rights it may have under the JV Agreement to cause Mortgage Borrower to establish and maintain any property accounts (a “Property Account”) required under the Mortgage Loan Documents and to comply with all provisions under the Mortgage Loan Documents relating thereto.

(b) Borrower shall exercise any rights it may have under the JV Agreement to not permit or cause Mortgage Borrower to further pledge, assign or grant any security interest in the

Property Account or the monies deposited therein or permit any lien or encumbrance to attach thereto, or any levy to be made thereon, or any UCC-1 Financing Statements, except those naming Mortgage Lender as the secured party, to be filed with respect thereto.

Section 3.2 Net Capital Raise Account.

During the term of the Loan, Borrower shall cause Guarantor to establish and maintain the Net Capital Raise Account in accordance with the Mezzanine Loan Repayment and Security Agreement dated as of the date hereof given by Guarantor to Mortgage Lender and to otherwise comply with all provisions of under the Mortgage Loan Documents relating thereto. Subject to the terms of the Mortgage Loan Documents, Borrower will not cause or permit any Person in any way to alter or modify the Net Capital Raise Account and will notify Lender of the account number thereof. Borrower shall direct or cause Guarantor to direct that all cash distributions from the Net Capital Raise Account to be paid to Lender in accordance with the Mortgage Loan Documents be deposited into an account specified by Lender.

IV.	REPRESENTATIONS AND WARRANTIES

Section 4.1 Borrower Representations.

Borrower represents and warrants as of the Closing Date that:

4.1.1 Organization.

Borrower is duly organized and is validly existing and in good standing in the jurisdiction in which it is organized, with requisite power and authority to own its assets and to transact the businesses in which it is now engaged. Borrower is duly qualified to do business and is in good standing in each jurisdiction where it is required to be so qualified in connection with its assets, its businesses and operations. Borrower possesses all rights, licenses, permits and authorizations, governmental or otherwise, necessary to entitle it to own its assets and to transact the businesses in which it is now engaged. Attached hereto as Schedule I is an organizational chart of Borrower. Borrower has delivered to Lender true and correct copies of Mortgage Borrower’s operating agreement and all other Organizational Documents for Mortgage Borrower, Borrower and Principal, all of which are in full force and effect.

4.1.2 Proceedings.

Borrower has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the other Loan Documents. This Agreement and the other Loan Documents have been duly executed and delivered by or on behalf of Borrower and constitute legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms, subject only to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

4.1.3 No Conflicts.

The execution, delivery and performance of this Agreement and the other Loan Documents by Borrower will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any Lien, charge or encumbrance (other than pursuant to the Loan Documents) upon any of the property or assets of Borrower pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, partnership agreement, management agreement, or other agreement or instrument to which Borrower is a party or by which any of Borrower’s property or assets is subject, nor will such action result in any violation of the provisions of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over Borrower or any of Borrower’s property or other assets, or any license or other approval required to own and manage its property, and any consent, approval, authorization, order, registration or qualification of or with any Governmental Authority required for the execution, delivery and performance by Borrower of this Agreement or any other Loan Documents have been obtained and is in full force and effect.

4.1.4 Litigation.

There are no actions, suits or proceedings at law or in equity by or before any Governmental Authority or other agency now pending or threatened against or affecting Borrower, the Collateral or to Borrower’s knowledge, the Mortgage Borrower or any Individual Property, which actions, suits or proceedings, if determined against Borrower, Mortgage Borrower, the Collateral or any Individual Property, might materially adversely affect the condition (financial or otherwise) or business of Borrower, Mortgage Borrower, the Collateral or the condition or ownership of any Individual Property.

4.1.5 Agreements.

Borrower is not a party to any agreement or instrument or subject to any restriction which might materially and adversely affect Borrower, Mortgage Borrower, the Collateral or any Individual Property, or Borrower’s or Mortgage Borrower’s business, properties or assets, operations or condition, financial or otherwise. Neither Borrower, nor to Borrower’s knowledge Mortgage Borrower, is in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party or by which Borrower, Mortgage Borrower, the Collateral or any of the Properties are bound. Neither Borrower, nor to Borrower’s knowledge Mortgage Borrower, has any material financial obligation under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Borrower or Mortgage Borrower is a party or by which Borrower, Mortgage Borrower, the Collateral or any Individual Property is otherwise bound, other than (a) obligations incurred in the ordinary course of the business relating to Borrower’s ownership and operation of the Collateral, (b) obligations incurred in the ordinary course of the business relating to Mortgage Borrower’s ownership and operation of the Property and (c) obligations under the Loan Documents and the Mortgage Loan Documents, as applicable.

4.1.6 Title.

(a) Each Loan Party purporting to grant a Lien on any Collateral is the legal and beneficial owner of, and has good and marketable title to, the Collateral, free and clear of all

Liens whatsoever. The Pledge Agreement, together with the UCC Financing Statements relating to the Collateral when properly filed in the appropriate records, will create a valid, perfected first priority security interests in and to the Collateral, all in accordance with the terms thereof for which a Lien can be perfected by filing a UCC Financing Statement. For so long as the Lien of the Pledge Agreement is outstanding, Borrower shall forever warrant, defend and preserve such title and the validity and priority of the Lien of the Pledge Agreement and shall forever warrant and defend such title, validity and priority to Lender against the claims of all persons whomsoever.

(b) Owner Mortgage Borrower has good title to the Properties and that Owner Mortgage Borrower possesses fee simple absolute estate in each Individual Property and that it owns the Properties free and clear of all liens, encumbrances and charges whatsoever except for the Permitted Encumbrances. The Permitted Encumbrances do not and will not materially adversely affect or interfere with the value, or materially adversely affect or interfere with the current use or operation, of the Property or the ability of Borrower to repay the Note or any other amount owing under the Note, the Pledge Agreement, the Loan Agreement, or the other Loan Documents or to perform its obligations thereunder in accordance with the terms of the Loan Agreement, the Note, the Pledge Agreement or the other Loan Documents. Other than Mortgage Lender, no Person other than Mortgage Borrower owns any interest in any payments due under any Leases. Borrower shall exercise any rights it may have under the JV Agreement to cause Owner Mortgage Borrower to forever warrant, defend and preserve the title to the Property and to forever warrant and defend the same to Lender against the claims of all persons whomsoever.

4.1.7 Solvency.

Borrower (a) has not entered into the transaction or executed the Note, this Agreement or any other Loan Documents with the actual intent to hinder, delay or defraud any creditor and (b) has received reasonably equivalent value in exchange for its obligations under the Loan Documents. Giving effect to the Loan, the fair saleable value of Borrower’s assets exceeds and will, immediately following the making of the Loan, exceed Borrower’s total liabilities, including, without limitation, subordinated, unliquidated, disputed and contingent liabilities. Borrower’s assets do not and, immediately following the making of the Loan will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Borrower does not intend to incur debt and liabilities (including contingent liabilities and other commitments) beyond its ability to pay such debt and liabilities as they mature (taking into account the timing and amounts of cash to be received by Borrower and the amounts to be payable on or in respect of obligations of Borrower). No petition under the Bankruptcy Code or similar state bankruptcy or insolvency law has been filed against Borrower, Mortgage Borrower or any constituent Person in the last seven (7) years, and neither Borrower nor any constituent Person in the last seven (7) years has ever made an assignment for the benefit of creditors or taken advantage of any insolvency act for the benefit of debtors. Neither Borrower nor any of its constituent Persons are contemplating either the filing of a petition by it under the Bankruptcy Code or similar state bankruptcy or insolvency law or the liquidation of all or a major portion of Borrower’s assets or property, and Borrower has no knowledge of any Person contemplating the filing of any such petition against it or such constituent Persons.

4.1.8 Full and Accurate Disclosure.

No statement of fact made by Borrower in this Agreement or in any of the other Loan Documents contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not misleading. There is no fact presently known to Borrower which has not been disclosed to Lender which materially and adversely affects, or might materially and adversely affect, the Collateral, any Individual Property or the business, operations or condition (financial or otherwise) of Borrower or Mortgage Borrower.

4.1.9 No Plan Assets.

No Loan Party is a Plan and none of the assets of any Loan Party constitute or will constitute, by virtue of the application of 29 C.F.R. §2510.3-101(f) as modified by section 3(42) of ERISA, “Plan Assets” of one or more Plans. In addition, (a) no Loan Party is a “governmental plan” within the meaning of Section 3(32) of ERISA and (b) transactions by or with any Loan Party are not subject to State statutes regulating investment of, and fiduciary obligations with respect to, governmental plans similar to the provisions of Section 406 of ERISA or Section 4975 of the Code currently in effect, which prohibit or otherwise restrict the transactions contemplated by this Agreement.

4.1.10 Compliance.

Borrower, Mortgage Borrower and the Property and the use thereof comply in all material respects with all applicable Legal Requirements, including, without limitation, all Environmental Laws, building and zoning ordinances and codes. Neither Borrower, nor to Borrower’s knowledge Mortgage Borrower, is in default or violation of any order, writ, injunction, decree or demand of any Governmental Authority. There has not been committed by Borrower, nor to Borrower’s knowledge Mortgage Borrower or any other Person in occupancy of or involved with the operation or use of the Property, any act or omission affording the federal government or any other Governmental Authority the right of forfeiture as against any Individual Property or any part thereof or any monies paid in performance of Borrower’s obligations under any of the Loan Documents.

4.1.11 Financial Information.

All financial data, including, without limitation, the statements of cash flow and income and operating expense, that have been delivered to Lender in respect of Borrower, Mortgage Borrower, the Collateral and the Properties (i) are true, complete and correct in all material respects, (ii) accurately represent the financial condition of Borrower, the Collateral and to Borrower’s knowledge the Mortgage Borrower and the Properties, as applicable, as of the date of such reports, and (iii) have been prepared in accordance with GAAP throughout the periods covered, except as disclosed therein. Except for Permitted Encumbrances, Borrower does not have any contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments that are known to Borrower and reasonably likely to have a materially adverse effect on the Collateral or any Individual Property or the operation of any Individual Property as a senior housing property except as referred to or reflected in said financial statements. Since the date of such financial statements, there has been no materially adverse change in the financial condition, operations or business of Borrower or to Borrower’s knowledge Mortgage Borrower from that set forth in said financial statements.

4.1.12 Condemnation.

No Condemnation or other similar proceeding has been commenced or, to the best of Borrower’s knowledge, is threatened or contemplated with respect to all or any portion of any Individual Property or for the relocation of roadways providing access to any Individual Property.

4.1.13 Federal Reserve Regulations.

No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any “margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose which would be inconsistent with such Regulation U or any other Regulations of such Board of Governors, or for any purposes prohibited by Legal Requirements or by the terms and conditions of this Agreement or the other Loan Documents.

4.1.14 Utilities and Public Access.

Each Individual Property has rights of access to public ways and is served by public water, sewer, sanitary sewer and storm drain facilities adequate to service such Individual Property for its respective intended uses. All public utilities necessary or convenient to the full use and enjoyment of each Individual Property are located either in the public right of way abutting each Individual Property (which are connected so as to serve each Individual Property without passing over other property) or in recorded easements serving each Individual Property and such easements are set forth in and insured by the Owner’s Title Policy. All roads necessary for the use of each Individual Property for their current respective purposes have been completed, are physically open and are dedicated to public use and have been accepted by all Governmental Authorities.

4.1.15 Not a Foreign Person.

Borrower is not a “foreign person” within the meaning of §1445(f)(3) of the Code.

4.1.16 Separate Lots.

Each Individual Property is comprised of one (1) or more parcels which constitute a separate tax lot or lots and does not constitute a portion of any other tax lot not a part of such Individual Property.

4.1.17 Assessments.

There are no pending or proposed special or other assessments for public improvements or otherwise affecting any Individual Property, nor are there any contemplated improvements to any Individual Property that may result in such special or other assessments.

4.1.18 Enforceability.

The Loan Documents are not subject to any right of rescission, set-off, counterclaim or defense by Borrower, including the defense of usury, and Borrower has not asserted any right of rescission, set-off, counterclaim or defense with respect thereto.

4.1.19 No Prior Assignment.

Other than the Mortgage Loan Documents, there are no prior assignments of the Leases or any portion of the Rents due and payable or to become due and payable which are presently outstanding. There are no prior assignments of the Collateral which are presently outstanding except in accordance with the Loan Documents.

4.1.20 Insurance.

Mortgage Borrower has obtained and Borrower has delivered to Lender certified copies of all Policies reflecting the insurance coverages, amounts and other requirements set forth in this Agreement. Neither Borrower, nor to Borrower’s knowledge any other Person, has done, by act or omission, anything which would impair the coverage of any such Policies.

4.1.21 Use of Property.

Each Individual Property is used exclusively for senior housing purposes and other appurtenant and related uses.

4.1.22 Certificate of Occupancy; Licenses.

All certifications, permits, licenses and approvals, including without limitation, certificates of completion and occupancy permits required for the legal use, occupancy and operation of each Individual Property by Mortgage Borrower as a senior housing property (collectively, the “Licenses”), have been obtained and are in full force and effect and are not subject to revocation, suspension or forfeiture. Borrower shall exercise any rights it may have under the JV Agreement to cause Mortgage Borrower to keep and maintain all Licenses necessary for the operation of each Individual Property as a senior housing property. The use being made of each Individual Property is in conformity with the certificate of occupancy issued for such Individual Property.

4.1.23 Flood Zone.

None of the Improvements on any Individual Property are located in an area as identified by the Federal Emergency Management Agency as an area having special flood hazards and, if so located, the flood insurance required pursuant to the Mortgage Loan Documents is in full force and effect with respect to each such Individual Property.

4.1.24 Physical Condition.

Each Individual Property, including, without limitation, all buildings, improvements, parking facilities, sidewalks, storm drainage systems, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior sidings and doors, landscaping, irrigation systems and all structural components, are in good condition, order and repair in all material respects; there exists no structural or other material defects or damages in any Individual Property, whether latent or otherwise, and Borrower has not received notice from any insurance company or bonding company of any defects or inadequacies in any Individual Property, or any part thereof, which would adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond. Each Individual Property is free from damage covered by fire or other casualty. All liquid and solid waste disposal, septic and sewer systems located on each Individual Property are in a good and safe condition and repair and in compliance with all Legal Requirements.

4.1.25 Boundaries.

All of the Improvements which were included in determining the appraised value of each Individual Property lie wholly within the boundaries and building restriction lines of such Individual Property, and no improvements on adjoining properties encroach upon such Individual Property, and no easements or other encumbrances upon the applicable Individual Property encroach upon any of the Improvements.

4.1.26 Leases.

Other than the Operating Lease and those leases listed on Schedule IV attached hereto, the Properties are not subject to any Leases.

4.1.27 Survey.

To Borrower’s knowledge, the Survey for each Individual Property delivered to Lender in connection with this Agreement does not fail to disclose any material matter affecting such Individual Property or the title thereto.

4.1.28 Intentionally Omitted.

4.1.29 Filing and Recording Taxes.

All transfer taxes, deed stamps, intangible taxes or other amounts in the nature of transfer taxes required to be paid by any Person under applicable Legal Requirements currently in effect in connection with the transfer of the Collateral to Borrower, the making of the Mortgage Loan, the Loan or the other transactions contemplated by this Agreement have been paid. All mortgage, mortgage recording, stamp, intangible or other similar tax required to be paid by any Person under applicable Legal Requirements currently in effect in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Loan Documents, including, without limitation, the Pledge Agreement, have been paid.

4.1.30 Intentionally Omitted.

4.1.31 Management Agreement; Manager Pooling Agreement.

(a) The Management Agreement is in full force and effect and there is no default thereunder by Operating Lessee or to Borrower’s knowledge Manager and to Borrower’s knowledge no event has occurred that, with the passage of time and/or the giving of notice would constitute a default thereunder.

(b) The Manager Pooling Agreement is in full force and effect and there is no default thereunder by Operating Lessee or to Borrower’s knowledge Manager and to Borrower’s knowledge no event has occurred that, with the passage of time and/or the giving of notice would constitute a default thereunder.

4.1.32 Illegal Activity.

No portion of any Individual Property or the Collateral has been or will be purchased with proceeds of any illegal activity and to the best of Borrower’s knowledge, there are no illegal activities or activities relating to any controlled substances at any Individual Property.

4.1.33 No Change in Facts or Circumstances; Disclosure.

All information submitted by Borrower to Lender and in all financial statements, rent rolls, reports, certificates and other documents submitted in connection with the Loan or in satisfaction of the terms thereof and all statements of fact made by Borrower in this Agreement or in any other Loan Document, are accurate, complete and correct in all material respects. There has been no material adverse change in any condition, fact, circumstance or event that would make any such information inaccurate, incomplete or otherwise misleading in any material respect or that otherwise materially and adversely affects or might materially and adversely affect the use, operation or value of the Properties or the business operations or the financial condition of Borrower or Mortgage Borrower. Borrower has disclosed to Lender all material facts and has not failed to disclose any material fact that could cause any information described in this Section 4.1.33 or any representation or warranty made herein to be materially misleading.

4.1.34 Investment Company Act.

Borrower is not (a) an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended; (b) a “holding company” or a “subsidiary company” of a “holding company” or an “affiliate” of either a “holding company” or a “subsidiary company” within the meaning of the Public Utility Holding Company Act of 1935, as amended; or (c) subject to any other federal or State law or regulation which purports to restrict or regulate its ability to borrow money.

4.1.35 Principal Place of Business; State of Organization.

Borrower’s principal place of business as of the date hereof is the address set forth in the introductory paragraph of this Agreement. Borrower is organized under the laws of the State of Delaware and its organizational identification number is 5165524.

4.1.36 Single Purpose Entity.

Borrower covenants and agrees that its Organizational Documents shall provide that it has not, and shall not, and that the Organizational Documents of its general partner(s), if Borrower is a partnership, or its managing member(s) (if any), if Borrower is a limited liability company (in each case, “Principal”) shall provide that it has not and shall not:

(a) with respect to Borrower, engage in any business or activity other than the acquisition, ownership, and managing of the Collateral, and entering into the Loan, and activities incidental thereto and with respect to any Principal, engage in any business or activity other than the ownership of its interest in Borrower, and activities incidental thereto;

(b) with respect to Borrower, acquire or own any material assets other than (i) the Collateral, and (ii) such incidental personal property as may be necessary for the ownership of the Collateral, and with respect to any Principal, acquire or own any material asset other than its interest in Borrower;

(c) merge into or consolidate with any person or entity or dissolve, terminate or liquidate in whole or in part, transfer or otherwise dispose of all or substantially all of its assets or change its legal structure;

(d) (i) fail to observe its organizational formalities or preserve its existence as an entity duly organized, validly existing and in good standing (if applicable) under the laws of the jurisdiction of its organization or formation or (ii) without the prior written consent of Lender, amend, modify, terminate or fail to comply with the provisions of Borrower’s Partnership Agreement, Articles of Organization or similar Organizational Documents, as the case may be, or of any Principal’s Certificate of Incorporation, Articles of Organization or similar Organizational Documents, as the case may be, whichever is applicable;

(e) own any subsidiary or make any investment in, any Person without the prior written consent of Lender;

(f) except as expressly permitted by the Loan Documents, commingle its assets with the assets of any of its members, general partners, Affiliates, principals or of any other Person or entity, participate in a cash management system with any other entity or Person or fail to use its own separate stationery, telephone number, invoices and checks;

(g) with respect to Borrower, incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than the Debt, except for liabilities incurred in the ordinary course of business relating to the ownership of the Collateral and the routine administration of Borrower, in amounts not to exceed $25,000 which liabilities are not more than sixty (60) days past due and are not evidenced by a note, and with respect to any Principal, incur any debt secured or unsecured, direct or contingent (including guaranteeing any obligations), except for liabilities incurred in the ordinary course of business relating to the ownership of its interest in Borrower and the routine administration of Principal, in amounts not to exceed $25,000 which liabilities are not more than sixty (60) days past due and are not evidenced by a note;

(h) become insolvent or fail to pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) from its assets as the same shall become due;

(i) (i) fail to maintain its records (including financial statements), books of account and bank accounts separate and apart from those of the members, general partners, principals and Affiliates of Borrower or of any Principal, as the case may be, the Affiliates of a member, general partner or principal of Borrower or of any Principal, as the case may be, and any other Person, (ii) permit its assets or liabilities to be listed as assets or liabilities on the financial statement of any other Person or (iii) include the assets or liabilities of any other Person on its financial statements; except that Borrower’s financial position, assets, liabilities, net worth and operating results may be included in the consolidated financial statements of an Affiliate; provided that Borrower is properly reflected and treated as a separate legal entity in such consolidated financial statements;

(j) enter into any contract or agreement with any member, general partner, principal or Affiliate of Borrower or of any Principal, as the case may be, Guarantor, Indemnitor, or any member, general partner, principal or Affiliate thereof (other than a business management services agreement with an Affiliate of Borrower, provided that (i) such agreement is acceptable to Lender, (ii) the manager, or equivalent thereof, under such agreement holds itself out as an agent of Borrower and (iii) the agreement meets the standards set forth in this subsection (j) following this parenthetical), except upon terms and conditions that are commercially reasonable, intrinsically fair and substantially similar to those that would be available on an arms-length basis with third parties other than any member, general partner, principal or Affiliate of Borrower or of any Principal, as the case may be, Guarantor, Indemnitor or any member, general partner, principal or Affiliate thereof;

(k) seek the dissolution or winding up in whole, or in part, of Borrower or of any Principal, as the case may be;

(l) fail to correct any known misunderstandings regarding the separate identity of Borrower, or of any Principal, as the case may be, or any member, general partner, principal or Affiliate thereof or any other Person;

(m) guarantee or become obligated for the debts of any other Person or hold itself out to be responsible for the debts of another Person;

(n) make any loans or advances to any third party, including any member, general partner, principal or Affiliate of Borrower or of any Principal, as the case may be, or any member, general partner, principal or Affiliate thereof, and shall not acquire obligations or securities of any member, general partner, principal or Affiliate of Borrower or any Principal, as the case may be, or any member, general partner, or Affiliate thereof;

(o) fail to file its own tax returns or be included on the tax returns of any other Person except as required by Applicable Law;

(p) fail either to hold itself out to the public as a legal entity separate and distinct from any other Person or to conduct its business solely in its own name or a name franchised or licensed to it by an entity other than an Affiliate of Borrower or of any Principal, as the case may be, and not as a division or part of any other entity in order not (i) to mislead others as to the identity with which such other party is transacting business, or (ii) to suggest that Borrower or any Principal, as the case may be, is responsible for the debts of any third party (including any member, general partner, principal or Affiliate of Borrower, or of any Principal, as the case may be, or any member, general partner, principal or Affiliate thereof);

(q) fail to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations; provided, however, that the foregoing shall not require Principal to make any additional capital contributions to Borrower;

(r) share any common logo with or hold itself out as or be considered as a department or division of (i) any general partner, principal, member or Affiliate of Borrower or of Principal, as the case may be, (ii) any Affiliate of a general partner, principal or member of Borrower or of any Principal, as the case may be, or (iii) any other Person;

(s) fail to allocate fairly and reasonably any overhead expenses that are shared with an Affiliate, including paying for office space and services performed by any employee of an Affiliate;

(t) pledge its assets for the benefit of any other Person, and with respect to Borrower, other than with respect to the Loan;

(u) fail to maintain a sufficient number of employees in light of its contemplated business operations;

(v) fail to provide in its (i) Articles of Organization, Certificate of Formation and/or Operating Agreement, as applicable, if it is a limited liability company, (ii) Limited Partnership Agreement, if it is a limited partnership or (iii) Certificate of Incorporation, if it is a corporation, that for so long as the Loan is outstanding pursuant to the Note, this Agreement and the other Loan Documents, it shall not file or consent to the filing of any petition, either voluntary or involuntary, to take advantage of any applicable insolvency, bankruptcy, liquidation or reorganization statute, or make an assignment for the benefit of creditors without the unanimous affirmative vote of each Independent Director and of all other general partners/managing members/directors;

(w) fail to hold its assets in its own name;

(x) if Borrower or any Principal is a corporation, fail to consider the interests of its creditors in connection with all corporate actions to the extent permitted by Applicable Law; or

(y) have any of its obligations guaranteed by an Affiliate except the Guarantor in connection with the Loan.

(z) Intentionally omitted

(aa) with respect to any Principal, or Borrower, if Borrower is a single member limited liability company that complies with the requirements of Section 4.1.36 (cc) below, fail at any time to have at least two Independent Directors; or

(bb) with respect to any Principal, or Borrower, if Borrower is a single member limited liability company that complies with the requirements of Section 4.1.36(cc) below, permit its board of directors to take any action which, under the terms of any certificate of incorporation, by-laws, voting trust agreement with respect to any common stock or other applicable organizational documents, requires the unanimous vote of one hundred percent (100%) of the members of the board without the vote of the Independent Directors.

(cc) In the event Borrower is a Delaware limited liability company that does not have a managing member which complies with the requirements for a Principal under this Section 4.1.36, the limited liability company agreement of Borrower (the “LLC Agreement”) shall provide that (A) upon the occurrence of any event that causes the last remaining member of Borrower (“Member”) to cease to be the member of Borrower (other than (1) upon an assignment by Member of all of its limited liability company interest in Borrower and the admission of the transferee in accordance with the Loan Documents and the LLC Agreement, or (2) the resignation of Member and the admission of an additional member of Borrower in accordance with the terms of the Loan Documents and the LLC Agreement), any person acting as Independent Director of Borrower shall, without any action of any other Person and simultaneously with the Member ceasing to be the member of Borrower, automatically be admitted to Borrower (“Special Member”) and shall continue Borrower without dissolution and (B) Special Member may not resign from Borrower or transfer its rights as Special Member unless (1) a successor Special Member has been admitted to Borrower as Special Member in accordance with requirements of Delaware law and (2) such successor Special Member has also accepted its appointment as an Independent Director. The LLC Agreement shall further provide that (v) Special Member shall automatically cease to be a member of Borrower upon the admission to Borrower of a substitute Member, (w) Special Member shall be a member of Borrower that has no interest in the profits, losses and capital of Borrower and has no right to receive any distributions of Borrower assets, (x) pursuant to Section 18-301 of the Delaware Limited Liability Company Act (the “Act”), Special Member shall not be required to make any capital contributions to Borrower and shall not receive a limited liability company interest in Borrower, (y) Special Member, in its capacity as Special Member, may not bind Borrower and (z) except as required by any mandatory provision of the Act, Special Member, in its capacity as Special Member, shall have no right to vote on, approve or otherwise consent to any action by, or matter relating to, Borrower, including, without limitation, the merger, consolidation or conversion of Borrower; provided, however, such prohibition shall not limit the obligations of Special Member, in its capacity as Independent Director, to vote on such matters required by the LLC Agreement. In order to implement the admission to Borrower of Special Member, Special Member shall execute a counterpart to the LLC Agreement. Prior to its admission to Borrower as Special Member, Special Member shall not be a member of Borrower.

(dd) Upon the occurrence of any event that causes the Member to cease to be a member of Borrower, to the fullest extent permitted by law, the personal representative of Member shall, within ninety (90) days after the occurrence of the event that terminated the continued membership of Member in Borrower, agree in writing (A) to continue Borrower and (B) to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute member of Borrower, effective as of the occurrence of the event that terminated the continued membership of Member of Borrower in Borrower. Any action initiated by or brought against Member or Special Member under any Creditors Rights Laws shall not cause Member or Special Member to cease to be a member of Borrower and upon the occurrence of such an event, the business of Borrower shall continue without dissolution. The LLC Agreement shall provide that each of Member and Special Member waives any right it might have to agree in writing to dissolve Borrower upon the occurrence of any action initiated by or brought against Member or Special Member under any Creditors Rights Laws, or the occurrence of an event that causes Member or Special Member to cease to be a member of Borrower.

(ee) In addition, the organizational documents of any Principal shall include the following provisions: (a) Principal shall not, without the unanimous written consent of its board of directors including the Independent Directors, on behalf of itself or Borrower, take any Material Action or any action that might cause such entity to become insolvent, and when voting with respect to such matters, the Independent Directors shall consider only the interests of Borrower, including its creditors; (b) no Independent Director of Borrower or Principal, as applicable, may be removed or replaced except as a result of an Independent Director Event; provided, however, prior to such removal or replacement Borrower or Principal, as applicable, must provide Lender with not less than three (3) Business Days’ prior written notice of (i) any proposed removal of an Independent Director, together with a statement as to the reasons for such removal, and (ii) the identity of the proposed replacement Independent Director, together with a certification that such replacement satisfies the requirements set forth in the organizational documents for an Independent Director; (c) to the fullest extent permitted by applicable law, including Section 18-1101(c) of the Act and notwithstanding any duty otherwise existing at law or in equity, the Independent Directors shall consider only the interests of Borrower, the constituent members of Borrower (the “Constituent Members”) and Principal (including Borrower’s and Principal’s respective creditors) in acting or otherwise voting on the matters provided for herein (which such fiduciary duties to the Constituent Members and Borrower and Principal (including Borrower’s and Principal’s respective creditors), in each case, shall be deemed to apply solely to the extent of their respective economic interests in Borrower or Principal (as applicable) exclusive of (i) all other interests (including, without limitation, all other interests of the Constituent Members), (ii) the interests of other Affiliates of the Constituent Members, Borrower and Principal and (iii) the interests of any group of Affiliates of which the Constituent Members, Borrower or Principal is a part; (d) other than as provided above, the Independent Directors shall have fiduciary duties of loyalty and care similar to that of a director of a business corporation organized under the General Corporate Law of the State of Delaware; (e) the foregoing shall not eliminate the implied contractual covenant of good faith and fair dealing under applicable law; and (f) to the fullest extent permitted by applicable law, including Section 18-1101(e) of the Act, an Independent Director shall not be liable to Borrower, Principal, any Constituent Member or any other Person for breach of contract or breach of duties (including fiduciary duties), unless the Independent Director acted in bad faith or engaged in willful misconduct.

Mortgage Borrower is and shall continue to comply with the provisions of Section 3.22 of the Mortgage Loan Documents.

4.1.37 Business Purposes.

The Loan is solely for the business purpose of Borrower, and is not for personal, family, household, or agricultural purposes.

4.1.38 Taxes.

Borrower has filed all federal, State, county, municipal, and city income and other tax returns required to have been filed by it and has paid all taxes and related liabilities which have become due pursuant to such returns or pursuant to any assessments received by it. Borrower knows of no basis for any additional assessment in respect of any such taxes and related liabilities for prior years.

4.1.39 Forfeiture.

Neither Borrower nor to Borrower’s knowledge any other Person in occupancy of or involved with the operation or use any of the Properties has committed any act or omission affording the federal government or any State or local government the right of forfeiture as against any of the Collateral, the Properties or any part thereof or any monies paid in performance of Borrower’s obligations under the Note, this Agreement or the other Loan Documents. Borrower hereby covenants and agrees not to commit, permit or suffer to exist any act or omission affording such right of forfeiture.

4.1.40 Environmental Representations and Warranties.

Borrower represents and warrants, except as disclosed in the written reports resulting from the environmental site assessments of the Properties delivered to and approved by Lender prior to the Closing Date (the “Environmental Report”) of each Individual Property that: (a) there are no Hazardous Materials or underground storage tanks in, on, or under any of the Properties, except those that are both (i) in compliance with current Environmental Laws and with permits issued pursuant thereto (if such permits are required), and (ii) either (A) in amounts not in excess of that necessary to operate, clean, repair and maintain the applicable Individual Property or each tenant’s respective business at such Individual Property as set forth in their respective Leases, or (B) held by a tenant for sale to the public in its ordinary course of business, (b) there are no past, present or threatened Releases of Hazardous Materials in violation of any Environmental Law and which would require remediation by a Governmental Authority in, on, under or from any of the Properties; (c) there is no threat of any Release of Hazardous Materials migrating to any of the Properties; (d) there is no past or present non-compliance with current Environmental Laws, or with permits issued pursuant thereto, in connection with any of the Properties except as described in the Environmental Reports; (e) Borrower does not know of, and has not received, and Mortgage Borrower has not received, any written or oral notice or other communication from any Person (including but not limited to a Governmental Authority) relating to Hazardous Materials in, on, under or from any of the Properties; and (f) Borrower has truthfully and fully provided to Lender, in writing, any and all information relating to environmental conditions in, on, under or from any of the Properties known to Borrower or contained in Borrower’s or Mortgage Borrower’s files and records, including but not limited to any reports relating to Hazardous Materials in, on, under or migrating to or from any of the Properties and/or to the environmental condition of the Properties.

4.1.41 Taxpayer Identification Number.

Borrower’s United States taxpayer identification number is REDACTED.

4.1.42 OFAC.

Borrower represents and warrants that neither Borrower, Mortgage Borrower, Guarantor, Indemnitor or any of their respective Affiliates is a Prohibited Person, and Borrower, Mortgage Borrower, Guarantor, Indemnitor and their respective Affiliates are in full compliance with all applicable orders, rules, regulations and recommendations of The Office of Foreign Assets Control of the U.S. Department of the Treasury.

4.1.43 Intentionally Omitted.

4.1.44 Intentionally Omitted.

4.1.45 Embargoed Person.

As of the date hereof and at all times throughout the term of the Loan, including after giving effect to any Transfers permitted pursuant to the Loan Documents, (a) none of the funds or other assets of Borrower, Mortgage Borrower, Principal, Indemnitor and Guarantor constitute property of, or are beneficially owned, directly or indirectly, by any person, entity or government subject to trade restrictions under U.S. law, including but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder with the result that the investment in Borrower, Mortgage Borrower, Principal, Indemnitor or Guarantor, as applicable (whether directly or indirectly), is prohibited by law or the Loan made by Lender is in violation of law (“Embargoed Person”); (b) no Embargoed Person has any interest of any nature whatsoever in Borrower, Mortgage Borrower, Principal, Indemnitor or Guarantor, as applicable, with the result that the investment in Borrower, Mortgage Borrower, Principal, Indemnitor or Guarantor, as applicable (whether directly or indirectly), is prohibited by law or the Loan is in violation of law; and (c) none of the funds of Borrower, Mortgage Borrower, Principal, Indemnitor or Guarantor, as applicable, have been derived from any unlawful activity with the result that the investment in Borrower, Mortgage Borrower, Principal, Indemnitor or Guarantor, as applicable (whether directly or indirectly), is prohibited by law or the Loan is in violation of law.

4.1.46 Affiliates.

Borrower does not own any equity interests in any other Person other than the related Pledged Member Interests.

4.1.47 Mortgage Borrower Representations.

Borrower has reviewed the representations and warranties made by, and covenants of, Mortgage Borrower to and for the benefit of Mortgage Lender contained in the Mortgage Loan Documents and to Borrower’s knowledge such representations and warranties are true, correct and complete in all material respects.

4.1.48 List of Mortgage Loan Documents.

There are no Mortgage Loan Documents other than those set forth on Schedule II attached hereto. Borrower has or has caused to be delivered to Lender true, complete and correct copies of all Mortgage Loan Documents, and none of the Mortgage Loan Documents has been amended or modified as of the date thereof.

4.1.49 Mortgage Loan Event of Default.

No Mortgage Loan Event of Default or an event or circumstance has occurred which with the giving of notice or the passage of time, or both, would constitute a Mortgage Loan Event of Default exists as of the date hereof.

4.1.50 Operating Lease Representations.

(a) (i) The Operating Lease is in full force and effect and has not been modified or amended in any manner whatsoever, (ii) there are no defaults under the Operating Lease by tenant or landlord thereunder, and no event has occurred which but for the passage of time, or notice, or both would constitute a default under the Operating Lease, (iii) all rents, additional rents and other sums due and payable under the Operating Lease have been paid in full and (iv) neither tenant nor the landlord under the Operating Lease has commenced any action or given or received any notice for the purpose of terminating the Operating Lease.

(b) The Operating Lease or a memorandum thereof has been duly recorded and there has not been any change in the terms of the Operating Lease since its recordation;

(c) Mortgage Borrower’s interest in the Operating Lease is not subject to any Liens superior to, or of equal priority with, the Security Instrument; and

(d) Borrower has delivered to Lender a true, correct and complete copy of the Operating Lease.

4.1.51 JV Agreement Representations.

(a) (i) The JV Agreement is in full force and effect and has not been modified or amended in any manner whatsoever, (ii) there are no defaults under the JV Agreement by Borrower or to Borrower’s knowledge by Sunrise, and no event has occurred which but for the passage of time, or notice, or both would constitute a default by Borrower under the JV Agreement, (iii) all Capital Contributions other sums due and payable under the JV Agreement have been paid in full and no Member Loans are outstanding and (iv) no party under the JV Agreement has commenced any action or has given or received any notice for the purpose of terminating the JV Agreement.

(b) Borrower’s interest in the JV Agreement is not subject to any Liens existing as of the date hereof and except for the Lien under the Loan Documents; and

(c) Borrower has delivered to Lender a true, correct and complete copy of the JV Agreement.

Section 4.2 Survival of Representations.

Borrower agrees that all of the representations and warranties of Borrower set forth in Section 4.1 and elsewhere in this Agreement and in the other Loan Documents shall survive for so long as any amount remains owing to Lender under this Agreement or any of the other Loan Documents by Borrower. All representations, warranties, covenants and agreements made in this Agreement or in the other Loan Documents by Borrower shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf.

V.	BORROWER COVENANTS

Section 5.1 Affirmative Covenants.

From the date hereof and until payment and performance in full of all obligations of Borrower under the Loan Documents or the earlier release in full of Lender’s Liens encumbering the Collateral (and all related obligations) in accordance with the terms of this Agreement and the other Loan Documents, Borrower hereby covenants and agrees with Lender that:

5.1.1 Existence; Compliance with Legal Requirements.

Borrower shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence, rights, licenses, permits and franchises, and comply, or exercise any rights it may have under the JV Agreement to cause Mortgage Borrower to comply, in all material respects, with all Legal Requirements applicable to it, the Collateral and the Properties. There shall never be committed by Borrower, and Borrower shall exercise any rights it may have under the JV Agreement to not permit or cause Mortgage Borrower to permit any other Person in occupancy of or involved with the operation or use of the Properties any act or omission affording the federal government or any State or local government the right of forfeiture against any Individual Property or any part thereof or any monies paid in performance of Borrower’s obligations under any of the Loan Documents. Borrower hereby covenants and agrees to exercise any rights it may have under the JV Agreement to not to permit or cause Mortgage Borrower to commit, permit or suffer to exist any act or omission affording such right of forfeiture. Borrower shall at all times exercise any rights it may have under the JV Agreement to cause Mortgage Borrower to keep, maintain, preserve and protect all franchises and trade names and preserve all the remainder of its property used or useful in the conduct of its business and shall keep the Properties in good working order and repair, and from time to time make, or cause to be made, all reasonably necessary repairs, renewals, replacements, betterments and improvements thereto, all as more fully provided in the Loan Documents. Borrower shall exercise any rights it may have under the JV Agreement to cause Mortgage Borrower to keep, the Properties insured at all times by financially sound and reputable insurers, to such extent and against such risks, and maintain liability and such other insurance, as is more fully provided in this Agreement. As of the first day of each calendar quarter, at least fifty percent (50%) of Mortgage Borrower’s assets (valued at cost) shall be invested in real estate which is managed or developed and with respect to which such entity has the right to substantially participate directly in the management or development activities.

5.1.2 Taxes and Other Charges.

Borrower shall pay or shall exercise any rights it may have under the JV Agreement to cause Mortgage Borrower to pay, all Taxes and Other Charges now or hereafter levied or assessed or imposed against the Properties or any part thereof as the same become due and payable. Borrower shall furnish, or cause to be furnished, to Lender receipts, or other evidence for the payment of the Taxes and the Other Charges prior to the date the same shall become delinquent (provided, however, that Borrower is not required to furnish such receipts for payment of Taxes in the event that such Taxes have been paid by Mortgage Lender pursuant to the Mortgage Loan Documents). Borrower shall not suffer and shall exercise any rights it may have under the JV Agreement to not permit Mortgage Borrower to suffer and shall promptly exercise any rights it may have under the JV Agreement to cause Mortgage Borrower to promptly pay and discharge any Lien or charge whatsoever which may be or become a Lien or charge against the Properties, and shall promptly pay for all utility services provided to the Properties. After prior written notice to Lender, Borrower, at its own expense, may, or may exercise any rights it may have under the JV Agreement to, cause Mortgage Borrower to, contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any Taxes or Other Charges, provided that (i) no Default or Event of Default has occurred and remains uncured; (ii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Borrower and Mortgage Borrower are subject and shall not constitute a default thereunder and such proceeding shall be conducted in accordance with all Applicable Laws; (iii) neither the Collateral nor any Individual Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, cancelled or lost; (iv) Borrower shall, or shall exercise any rights it may have under the JV Agreement to, cause Mortgage Borrower to, promptly upon final determination thereof pay the amount of any such Taxes or Other Charges, together with all costs, interest and penalties which may be payable in connection therewith; (v) such proceeding shall suspend the collection of such contested Taxes or Other Charges from such Individual Property; and (vi) Borrower shall furnish such security as may be required in the proceeding, or as may be requested by Lender, to insure the payment of any such Taxes or Other Charges, together with all interest and penalties thereon. Lender may apply such security or part thereof held by Lender at any time when, in the judgment of Lender, the validity or applicability of such Taxes or Other Charges are established or any Individual Property or any asset of Borrower (or part thereof or interest therein) shall be in danger of being sold, forfeited, terminated, cancelled or lost or there shall be any danger of the Lien of any Security Instrument or the Pledge Agreement being primed by any related Lien.

5.1.3 Litigation.

Borrower shall give prompt written notice to Lender of any litigation or governmental proceedings pending or threatened against Borrower or Mortgage Borrower which might materially adversely affect Borrower’s or Mortgage Borrower’s condition (financial or otherwise) or business or any Individual Property.

5.1.4 Access to the Property.

Borrower shall exercise any rights it may have under the JV Agreement to cause Mortgage Borrower to permit agents, representatives and employees of Lender to inspect the Properties or any part thereof at reasonable hours upon reasonable advance notice; provided the same does not unreasonably interfere with the operation of the Properties or the residents thereof.

5.1.5 Notice of Default.

Borrower shall promptly advise Lender of any material adverse change in Borrower’s or Mortgage Borrower’s condition, financial or otherwise, or of the occurrence of any Default or Event of Default of which Borrower has knowledge.

5.1.6 Cooperate in Legal Proceedings.

Borrower shall cooperate and shall cause each Loan Party, except as to Mortgage Borrower and Operating Lessee, in which case Borrower shall exercise any rights it may have under the JV Agreement to cause Mortgage Borrower and Operating Lessee, to cooperate, fully with Lender with respect to any proceedings before any court, board or other Governmental Authority which may in any way adversely affect the rights of Lender hereunder or any rights obtained by Lender under any of the other Loan Documents and, in connection therewith, permit Lender, at its election, to participate in any such proceedings.

5.1.7 Award and Insurance Benefits.

Borrower shall cooperate with Lender in obtaining for Lender the benefits of any Awards or Insurance Proceeds lawfully or equitably payable to Borrower in connection with any Individual Property, and Lender shall be reimbursed for any expenses incurred in connection therewith (including attorneys’ fees and disbursements, and the payment by Borrower of the expense of an appraisal on behalf of Lender in case of Casualty or Condemnation affecting any Individual Property or any part thereof) out of such Award or Insurance Proceeds which are paid to Borrower.

5.1.8 Further Assurances.

Borrower shall and shall cause Guarantor and, with respect to subsection (a) below shall exercise any rights it may have under the JV Agreement to cause Mortgage Borrower and Operating Lessee, at Borrower’s sole cost and expense:

(a) furnish to Lender all instruments, documents, boundary surveys, footing or foundation surveys, certificates, plans and specifications, appraisals, title and other insurance reports and agreements, and each and every other document, certificate, agreement and instrument required to be furnished by Borrower pursuant to the terms of the Loan Documents or reasonably requested by Lender in connection therewith;

(b) execute and deliver to Lender such documents, instruments, certificates, assignments and other writings, and do such other acts necessary or desirable, to evidence, preserve and/or protect the collateral at any time securing or intended to secure the obligations of Borrower under the Loan Documents, as Lender may reasonably require including, without limitation, the authorization of Lender to execute and/or the execution by Borrower of UCC financing statements; and

(c) do and execute all and such further lawful and reasonable acts, conveyances and assurances for the better and more effective carrying out of the intents and purposes of this Agreement and the other Loan Documents, as Lender shall reasonably require from time to time.

5.1.9 Mortgage and Intangible Taxes.

Borrower shall pay and shall cause each Loan Party, except as to Mortgage Borrower and Operating Lessee, in which case Borrower shall exercise any rights it may have under the JV Agreement to cause Mortgage Borrower and Operating Lessee, to pay all State, county and municipal recording, intangible, and all other taxes imposed upon the execution and recordation of the UCC Financing Statements and/or upon the execution and delivery of the Note.

5.1.10 Financial Reporting.

(a) Borrower will keep and maintain or will cause to be kept and maintained on a Fiscal Year basis, in accordance with GAAP (or such other accounting basis acceptable to Lender), proper and accurate books, records and accounts reflecting all of the financial affairs of Borrower and all items of income and expense in connection with the operation on an individual basis of the Properties. Lender shall have the right from time to time at all times during normal business hours upon reasonable notice to examine such books, records and accounts at the office of Borrower or any other Person maintaining such books, records and accounts and to make such copies or extracts thereof as Lender shall desire. After the occurrence of an Event of Default, Borrower shall pay any costs and expenses incurred by Lender to examine Borrower’s accounting records with respect to the Properties, as Lender shall determine to be necessary or appropriate in the protection of Lender’s interest. Notwithstanding the foregoing to the contrary, with respect to all items of income and expense in connection with the operation on an individual basis of the Properties which are maintained in the books, records or accounts of any Person other than Borrower or Guarantor, Borrower’s obligations under this Section 5.1.10(a) shall be to exercise any rights it may have under the JV Agreement to provide Lender with the rights afforded under this Section 5.1.10(a) with respect to such books, records or accounts.

(b) Borrower will furnish, or cause to be furnished, to Lender on or before twenty (20) days after the end of each calendar month a schedule of net equity raised by Guarantor for the subject month and all prior months accompanied by a certificate of a Responsible Officer stating that such items are true, correct, accurate, and complete.

(c) Borrower will furnish to Lender quarterly, within forty-five (45) days after the end of each fiscal quarter, a complete copy of Borrower’s and Guarantor’s quarterly financial statements in the form attached hereto as Schedule V, each prepared by Guarantor in accordance with GAAP. Borrower’s and Guarantor’s respective quarterly financial statements shall be accompanied by a certificate executed by a Responsible Officer of Borrower or Guarantor, as applicable, stating that each such quarterly financial statement presents fairly the financial condition and the results of the operation of such Person and has been prepared in accordance with GAAP. Borrower shall furnish to Lender copies of Mortgage Borrower’s financial statements required to be provided to Mortgage Lender under the Mortgage Loan Documents at the same time the same are provided to Mortgage Lender.

(d) Borrower will furnish to Lender annually, within one hundred twenty (120) days following the end of each Fiscal Year, a complete copy of Borrower’s and Guarantor’s annual financial statements in the form attached hereto as Schedule VI prepared by Guarantor in accordance with GAAP. Borrower’s and Guarantor’s respective annual financial statements shall be accompanied by a certificate executed by a Responsible Officer of Borrower or Guarantor, as applicable, stating that each such annual financial statement presents fairly the financial condition of such Person and the Collateral and has been prepared in accordance with GAAP and Guarantor’s statement shall be audited by an Approved Accountant. Borrower shall furnish to Lender copies of Mortgage Borrower’s financial statements required to be provided to Mortgage Lender under the Mortgage Loan Documents at the same time the same are provided to Mortgage Lender.

(e) Annually, on or before September 30th of each Fiscal Year, Borrower shall or shall cause Guarantor to provide to Lender a copy of all of the most recent filed State and Federal income tax returns of Guarantor.

(f) For each Fiscal Year hereafter, Borrower shall submit to Lender an Annual Budget for each Individual Property not later January 31st of each Fiscal Year in form reasonably satisfactory to Lender.

(g) Borrower will furnish, or cause Guarantor and shall exercise any rights it may have under the JV Agreement to cause Mortgage Borrower and Operating Lessee to furnish, to Lender a copy of the financial statements and all other materials Mortgage Borrower is required to provide Mortgage Lender under the Mortgage Loan Documents within the time periods required thereunder.

(h) Borrower shall furnish or cause Guarantor and shall exercise any rights it may have under the JV Agreement to cause Mortgage Borrower and Operating Lessee to furnish to Lender, within ten (10) Business Days after request such further detailed information with respect to the operation of the Properties and the financial affairs of Borrower, Guarantor or Mortgage Borrower as may be reasonably requested by Lender, including, without limitation, an annual operating budget for each Individual Property.

5.1.11 Business and Operations.

Borrower will exercise any rights it may have under the JV Agreement to cause Mortgage Borrower to continue to be engaged in the businesses presently conducted by it as and to the extent the same are necessary for the ownership, maintenance, management and operation of the Properties. Borrower will and shall exercise any rights it may have under the JV Agreement to cause Mortgage Borrower to remain in good standing under the laws of each jurisdiction to the extent required for the ownership, maintenance, management and operation of the Properties.

5.1.12 Costs of Enforcement.

In the event (a) Lender exercises any of its rights or remedies under the Pledge Agreement or any other Loan Document as and when permitted thereby, or (b) of the bankruptcy, insolvency, rehabilitation or other similar proceeding in respect of Borrower or any of its constituent Persons or an assignment by Borrower or any of its constituent Persons for the benefit of its creditors or (c) Lender incurs any costs or expenses in connection with any refinancing or restructuring of the Loan in the nature of a workout, Borrower, its successors or assigns, shall be chargeable with and agrees to pay all costs of collection and defense and all other expenses, including attorneys’ fees and costs, incurred by Lender or Borrower in connection therewith and in connection with any appellate proceeding or post-judgment action involved therein, together with all required service or use taxes.

5.1.13 Estoppel Statement.

(a) After request by Lender, Borrower shall within ten (10) days furnish Lender with a statement, duly acknowledged and certified, setting forth (i) the amount of the original principal amount of the Note, (ii) the unpaid principal amount of the Note, (iii) the Note Rate of the Note, (iv) the date installments of interest and/or principal were last paid, (v) any offsets or defenses to the payment of the Debt, and (vi) that the Note, this Agreement, the Pledge Agreement and the other Loan Documents are valid, legal and binding obligations and have not been modified or if modified, giving particulars of such modification.

(b) Borrower shall deliver to Lender upon request, estoppel certificates from Operating Lessee and any commercial tenant leasing space at any Individual Property (to the extent such tenant is obligated to provide such an estoppel certificate) in form and substance reasonably satisfactory to Lender.

5.1.14 Loan Proceeds.

Borrower shall use the proceeds of the Loan received by it on the Closing Date only for the purposes set forth in Section 2.1.4.

5.1.15 Performance by Borrower.

(a) Borrower shall in a timely manner observe, perform and fulfill each and every covenant, term and provision of each Loan Document executed and delivered by, or applicable to, Borrower, and shall not enter into or otherwise suffer or permit any amendment, waiver, supplement, termination or other modification of any Loan Document executed and delivered by, or applicable to, Borrower without the prior written consent of Lender.

(b) Borrower shall not cause or exercise any rights it may have under the JV Agreement to permit Mortgage Borrower to enter into or otherwise suffer or permit any material amendment, waiver, supplement, termination or other material modification of any Mortgage Loan Document executed and delivered by, or applicable to, Mortgage Borrower as of the date hereof without the prior written consent of Lender. Borrower shall exercise any rights it may have under the JV Agreement to cause Mortgage Borrower to provide Lender with a copy of any amendment, waiver, supplement, termination or other modification to the Mortgage Loan Documents within five (5) days after the execution thereof. Borrower shall not, and shall not permit any Loan Party, except as to Mortgage Borrower and Operating Lessee, in which case Borrower shall exercise any rights it may have under the JV Agreement to cause Mortgage Borrower and Operating Lessee, to not, amend or modify the Organizational Documents of any Loan Party in any respect without Lender’s prior written consent which would (i) limit distributions to be made to Borrower, (ii) limit cure rights of Borrower, (iii) modify the special purpose entity requirements set forth therein or (iv) would in any other respect have any adverse effect on Lender without Lender’s consent.

5.1.16 Confirmation of Representations.

Borrower shall deliver, in connection with any Securitization, (a) one or more Officer’s Certificates certifying as to the accuracy of all representations made by Borrower in the Loan Documents as of the date of the closing of such Securitization in all relevant jurisdictions, and (b) certificates of the relevant Governmental Authorities in all relevant jurisdictions indicating the good standing and qualification of Borrower and Principal as of the date of the closing of such Securitization.

5.1.17 Leasing Matters.

Borrower shall exercise any rights it may have under the JV Agreement to cause Mortgage Borrower to not, without the prior written consent of Lender, enter into, renew, extend, materially amend or modify, waive any provisions of, terminate, reduce rents under, accept a surrender of space under, or shorten the term of, any Material Lease or any instrument guaranteeing or providing credit support for any Material Lease, including, without limitation, the Operating Lease.

5.1.18 Management Agreement.

(a) The Improvements on the Properties are operated under the terms and conditions of the Management Agreement. In no event shall the management fees under the Management Agreement exceed six percent (6%) of Management Gross Revenues. Borrower shall exercise any rights it may have under the JV Agreement to cause Operating Lessee to (i) diligently perform and observe all of the terms, covenants and conditions of the Management Agreement, on the part of Operating Lessee to be performed and observed to the end that all things shall be done which are necessary to keep unimpaired the rights of Operating Lessee under the Management Agreement and (ii) promptly notify Lender of the giving of any notice by Manager to Operating Lessee of any default by Operating Lessee in the performance or observance of any of the terms, covenants or conditions of the Management Agreement on the part of Operating Lessee to be performed and observed and deliver to Lender a true copy of each such notice. Borrower shall exercise any rights it may have under the JV Agreement to cause Operating Lessee to not, except as permitted under the Mortgage Loan Documents, surrender the Management Agreement, consent to the assignment by the Manager of its interest under the Management Agreement (except as to any assignment expressly permitted under the Management Agreement), or terminate or cancel the Management Agreement, or modify, change, supplement, alter or amend the Management Agreement, in any respect, either orally or in writing. Subject to the rights of Mortgage Lender and Sunrise under the JV Agreement, if Operating Lessee shall default in the performance or observance of any material term, covenant or condition of the Management Agreement on the part of Operating Lessee to be performed or observed, then, without limiting the generality of the other provisions of this Agreement, and without waiving or releasing Borrower from any of its obligations hereunder, Borrower shall permit Lender to pay any sums and to perform any act or take any action as may be appropriate to cause all the terms, covenants and conditions of the Management Agreement on the part of Operating Lessee to be performed or observed to be promptly performed or observed on behalf of Operating Lessee, to the end that the rights of Mortgage Borrower in, to and under the Management Agreement shall be kept unimpaired and free from default; provided, however, that Lender shall have no such obligation to perform any such action. Borrower shall exercise any rights it may have under the JV Agreement to cause Lender and any Person designated by Lender to have the right to enter upon the applicable Individual Property at any time and from time to time for the purpose of taking any such action. If the Manager shall deliver to Lender a copy of any notice sent to Borrower or Operating Lessee of default under the Management Agreement, such notice shall constitute full protection to Lender for any action taken or omitted to be taken by Lender in good faith, in reliance thereon. Except as may be expressly permitted under the Management Agreement, Borrower shall exercise any rights it may have under the JV Agreement to cause Operating Lessee to not, and shall exercise any rights it may have under the JV Agreement to not permit the Manager to, sub-contract any or all of its management responsibilities under the Management Agreement to a third-party without the prior written consent of Lender, which consent shall not be unreasonably withheld. Borrower shall, from time to time, exercise any rights it may have under the JV Agreement to obtain from the Manager such certificates of estoppel with respect to compliance by Operating Lessee with the terms of the Management Agreement as may be reasonably requested by Lender. Subject to the rights of Mortgage Lender, Borrower shall exercise any rights it may have under the JV Agreement to cause Operating Lessee to exercise each individual option, if any, to extend or renew the term of the Management Agreement upon demand by Lender made at any time within one (1) year of the last day upon which any such option may be exercised. Any sums expended by Lender pursuant to this paragraph (i) shall bear interest at the Default Rate from the date such cost is incurred to the date of payment to Lender, (ii) shall be deemed to constitute a portion of the Debt, (iii) shall be secured by the lien of the Pledge Agreement and the other Loan Documents and (iv) shall be immediately due and payable upon demand by Lender therefor.

(b) Subject to the terms and provisions of the Mortgage Loan Documents governing termination of the Management Agreement and provided the Management Agreement affords Operating Tenant the right to terminate the Management Agreement, Borrower, upon the request of Lender, shall exercise any rights it may have under the JV Agreement to cause Operating Lessee to terminate the Management Agreement and replace Manager, without penalty or fee, if at any time during the Loan: (a) Manager shall become insolvent or a debtor in any bankruptcy or insolvency proceeding or (b) there exists a default by Manager under the Management Agreement which has not been cured within any applicable cure or grace period. At such time as the Manager may be removed, a Qualified Manager shall assume management of the applicable Individual Property pursuant to a Replacement Management Agreement.

5.1.19 Environmental Covenants.

Borrower covenants and agrees that so long as the Loan is outstanding (i) all uses and operations on or of the Properties, whether by Mortgage Borrower or any other Person, shall be in compliance in all material respects with all Environmental Laws and permits issued pursuant thereto; (ii) there shall be no Releases of Hazardous Materials in, on, under or from any of the Properties; (iii) there shall be no Hazardous Materials in, on, or under any of the Properties, except those that are both (A) in compliance with all Environmental Laws and with permits issued pursuant thereto, if and to the extent required, and (B) (1) in amounts not in excess of that necessary to operate the applicable Individual Property or (2) fully disclosed to and approved by

Lender in writing; (iv) Borrower shall exercise any rights it may have under the JV Agreement to cause Mortgage Borrower to keep the Properties free and clear of all liens and other encumbrances imposed pursuant to any Environmental Law, whether due to any act or omission of Borrower or any other Person (the “Environmental Liens”); (v) Borrower shall exercise any rights it may have under the JV Agreement to cause, at its sole cost and expense, Mortgage Borrower to fully and expeditiously cooperate in all activities pursuant to paragraph (b) below, including but not limited to providing all relevant information and making knowledgeable persons available for interviews; (vi) Borrower shall, at its sole cost and expense, exercise any rights it may have under the JV Agreement to cause Mortgage Borrower to perform any environmental site assessment or other investigation of environmental conditions in connection with any of the Properties, pursuant to any reasonable written request of Lender, upon Lender’s reasonable belief that an Individual Property is not in full compliance with all Environmental Laws, and share with Lender the reports and other results thereof, and Lender and other Indemnified Parties shall be entitled to rely on such reports and other results thereof; (vii) Borrower shall, at its sole cost and expense, exercise any rights it may have under the JV Agreement to cause Mortgage Borrower to comply with all reasonable written requests of Lender to (A) reasonably effectuate remediation of any Hazardous Materials in, on, under or from any Individual Property; and (B) comply with any Environmental Law; (viii) Borrower shall exercise any rights it may have under the JV Agreement to cause Mortgage Borrower to not allow any tenant or other user of any of the Properties to violate any Environmental Law; and (ix) Borrower shall immediately notify Lender in writing after it has become aware of (A) any presence or Release or threatened Releases of Hazardous Materials in, on, under, from or migrating towards any of the Properties; (B) any noncompliance with any Environmental Laws related in any way to any of the Properties; (C) any actual or potential Environmental Lien; (D) any required or proposed remediation of environmental conditions relating to any of the Properties; and (E) any written or oral notice or other communication of which Borrower becomes aware from any source whatsoever (including but not limited to a Governmental Authority) relating in any way to Hazardous Materials.

5.1.20 Alterations.

Without Lender’s prior written consent, Borrower shall not permit, to the extent it has any rights under the JV Agreement to permit, any alterations to any Improvements which (i) cost in excess of $250,000 or (ii) may have a material adverse effect on Borrower’s or Mortgage Borrower’s financial condition, the value of the related Individual Property, the Collateral or the Net Operating Income.

5.1.21 Intentionally Omitted.

5.1.22 Intentionally Omitted.

5.1.23 OFAC.

At all times throughout the term of the Loan, Borrower, Mortgage Borrower, Guarantor, Indemnitor and their respective Affiliates shall be in full compliance with all applicable orders, rules, regulations and recommendations of The Office of Foreign Assets Control of the U.S. Department of the Treasury.

5.1.24 Intentionally Omitted.

5.1.25 Mortgage Loan Reserve Funds.

Borrower shall exercise any rights it may have under the JV Agreement to cause Mortgage Borrower to deposit and maintain each of the Mortgage Loan Reserve Funds as more particularly set forth in the Mortgage Loan Documents and to perform and comply with all the terms and provisions relating thereto.

5.1.26 Notices.

Borrower shall give notice, or cause notice to be given, to Lender promptly upon the occurrence of any Mortgage Loan Event of Default.

5.1.27 Special Distributions.

On each date on which amounts are required to be disbursed to Lender pursuant to the Mortgage Loan Documents, Borrower shall exercise any rights it may have under the JV Agreement to cause Mortgage Borrower to make to Borrower a distribution in an aggregate amount such that Lender shall receive the amount required to be disbursed pursuant to the Mortgage Loan Documents.

5.1.28 Mortgage Borrower Covenants.

Borrower shall exercise any rights it may have under the JV Agreement to cause Mortgage Borrower to comply with all obligations with which Mortgage Borrower has covenanted to comply under the Mortgage Loan Documents and all other Mortgage Loan Documents whether the Mortgage Loan has been repaid or the related Mortgage Loan Document has been otherwise terminated, unless otherwise consented to in writing by Lender. Borrower shall exercise any rights it may have under the JV Agreement to cause Mortgage Borrower to promptly notify Lender of all notices received by Mortgage Borrower under or in connection with the Mortgage Loan, including, without limitation, any notice by Mortgage Lender to Mortgage Borrower of any default by Mortgage Borrower in the performance or observance of any of the terms, covenants or conditions of the Mortgage Loan Documents on the part of Mortgage Borrower to be performed or observed, and deliver to Lender a true copy of each such notice, together with any other consents, notices, requests or other written correspondence between Mortgage Borrower and Mortgage Lender.

5.1.29 Mortgage Loan Estoppels.

Borrower shall, or shall exercise any rights it may have under the JV Agreement to cause Mortgage Borrower to, use commercially reasonable efforts from time to time, to obtain from Mortgage Lender such certificates of estoppel with respect to compliance by Mortgage Borrower with the terms of the Mortgage Loan Documents as may be requested by Lender. In the event or to the extent that Mortgage Lender is not legally obligated to deliver such certificates of estoppel and is unwilling to deliver the same, or is legally obligated to deliver such certificates of estoppel but breaches such obligation, then Borrower shall not be in breach of this provision so long as Borrower furnishes to Lender an estoppel executed by Borrower and expressly representing to

Lender the information requested by Lender regarding compliance by Mortgage Borrower with the terms of the Mortgage Loan Documents. Borrower hereby indemnify Lender from and against all out-of-pocket liabilities, obligations, losses, damages, penalties, assessments, actions, or causes of action, judgments, suits, claims, demands, costs, expenses (including, without limitation, reasonable attorneys’ and other professional fees, whether or not suit is brought and settlement costs) and disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against Lender based in whole or in part upon any fact, event, condition, or circumstances relating to the Mortgage Loan which was misrepresented in, or which warrants disclosure and was omitted from such estoppel executed by Borrower and Mortgage Borrower.

5.1.30 The Operating Lease.

With respect to the Operating Lease,

(a) Borrower shall exercise any rights it may have under the JV Agreement to cause Mortgage Borrower to (i) diligently perform and observe all of the terms, covenants and conditions of the Operating Lease on the part of Mortgage Borrower, as landlord thereunder, (ii) promptly notify Lender of the giving of any notice under the Operating Lease to Mortgage Borrower of any default by Mortgage Borrower, as landlord thereunder, and deliver to Lender a true copy of each such notice within two (2) Business Days of receipt and (iii) promptly notify Lender of any bankruptcy, reorganization or insolvency of any party under the Operating Lease or of any notice thereof, and deliver to Lender a true copy of such notice within two (2) Business Days of Mortgage Borrower’s receipt, together with copies of all notices, pleadings, schedules and similar matters received by Mortgage Borrower in connection with such bankruptcy, reorganization or insolvency within two (2) Business Days after receipt. Borrower shall exercise any rights it may have under the JV Agreement to cause Mortgage Borrower to not, without the prior written consent of Lender, (x) surrender the leasehold estate created by the Operating Lease or terminate or cancel the Operating Lease or except as permitted under the Mortgage Loan Documents, modify, change, supplement, alter or amend the Operating Lease, either orally or in writing, or (y) consent to, acquiesce in, or fail to object to, any attempt by any party, as debtor in possession or by a trustee for such party, to sell or transfer such party’s estate free and clear of the Operating Lease under section 363(f) of the Bankruptcy Code or otherwise. Borrower shall exercise any rights it may have under the JV Agreement to cause Mortgage Borrower to object to any such attempt, as debtor in possession or by a trustee for any such party, to sell or transfer such estate free and clear of the Operating Lease under section 363(f) of the Bankruptcy Code or otherwise, and in such event shall affirmatively assert and pursue its right to adequate protection under section 363(e) of the Bankruptcy Code. Borrower hereby assigns to Lender all of its rights under Section 363 of the Bankruptcy Code to consent or object to any sale or transfer of any estate free and clear of the Operating Lease, and grants to Lender the right to object to any such sale or transfer on behalf of Mortgage Borrower, and Borrower shall not contest any pleadings, motions documents or other actions filed or taken on Lender’s or Mortgage Borrower’s behalf by Lender in the event that the landlord, as debtor in possession or by a trustee, attempts to sell or transfer the fee estate free and clear of the Operating Lease under section 363(f) of the Bankruptcy Code or otherwise.

(b) Subject to the rights of Mortgage Lender and Sunrise under the JV Agreement, if Mortgage Borrower shall default in the performance or observance of any term, covenant or condition of the Operating Lease on the part of Mortgage Borrower thereunder, Lender shall have the right, but shall be under no obligation, to pay any sums and to perform any act or take any action as may be appropriate to cause all of the terms, covenants and conditions of the Operating Lease on the part of Mortgage Borrower to be performed or observed on behalf of Mortgage Borrower, to the end that the rights of Mortgage Borrower in, to and under the Operating Lease shall be kept unimpaired and free from default. If the tenant or landlord under the Operating Lease shall deliver to Lender a copy of any notice of default under the Operating Lease, such notice shall constitute full protection to Lender for any action taken or omitted to be taken by Lender, in good faith, in reliance thereon. Borrower shall exercise any rights it may have under the JV Agreement to cause Mortgage Borrower to exercise each individual option, if any, to extend or renew the term of the Operating Lease upon demand by Lender made at any time within one (1) year prior to the last day upon which any such option may be exercised.

(c) Subleases. Except as expressly permitted under the Operating Lease and the Mortgage Loan Documents, Borrower shall exercise any rights it may have under the JV Agreement to cause Mortgage Borrower to not further sublet any portion of any Individual Property without prior written consent of Lender. Subject to the terms of the JV Agreement, Borrower shall cause each sublease hereafter made to provide that, (a) in the event of the termination of the Operating Lease, the sublease shall not terminate or be terminable by the lessee thereunder; (b) in the event of any action for the foreclosure of the Security Instrument, the sublease shall not terminate or be terminable by the lessee thereunder by reason of the termination of the Operating Lease unless such lessee is specifically named and joined in any such action and unless a judgment is obtained therein against such lessee; and (c) in the event that the Operating Lease is terminated as aforesaid, the lessee under the sublease shall attorn to the lessor under the Operating Lease or to the purchaser at the sale of the Individual Property on such foreclosure, as the case may be. In the event that any portion of an Individual Property shall be sublet pursuant to the terms of this subsection, such sublease shall be deemed to be included in the applicable Individual Property.

5.1.31 The JV Agreement.

With respect to the JV Agreement,

(a) Borrower shall (i) pay all sums, if any, required to be paid by Borrower under and pursuant to the provisions of the JV Agreement, (ii) diligently perform and observe all of the terms, covenants and conditions of the JV Agreement on the part of Borrower thereunder, (iii) promptly notify Lender of the giving of any notice under the JV Agreement to Borrower of any default by Borrower, and deliver to Lender a true copy of each such notice within five (5) Business Days of receipt and (iv) promptly notify Lender of any bankruptcy, reorganization or insolvency of any party under the JV Agreement or of any notice thereof, and deliver to Lender a true copy of such notice within five (5) Business Days of Borrower’s receipt, together with copies of all notices, pleadings, schedules and similar matters received by Borrower in connection with such bankruptcy, reorganization or insolvency within two (2) Business Days after receipt. Borrower shall not, without the prior written consent of Lender, terminate or cancel the JV Agreement or modify, change, supplement, alter or amend the JV Agreement, in any material respect, either orally or in writing.

(b) If Borrower shall default in the performance or observance of any term, covenant or condition of the JV Agreement on the part of Borrower thereunder, Lender shall have the right, but shall be under no obligation, to pay any sums and to perform any act or take any action as may be appropriate to cause all of the terms, covenants and conditions of the JV Agreement on the part of Borrower to be performed or observed on behalf of Borrower, to the end that the rights of Borrower in, to and under the JV Agreement shall be kept unimpaired and free from default. If any party to the JV Agreement shall deliver to Lender a copy of any notice of default under the JV Agreement, such notice shall constitute full protection to Lender for any action taken or omitted to be taken by Lender, in good faith, in reliance thereon.

Section 5.2 Negative Covenants.

From the date hereof until payment and performance in full of all obligations of Borrower under the Loan Documents or the earlier release in full of Lender’s Lien on the Collateral in accordance with the terms of this Agreement and the other Loan Documents, Borrower covenants and agrees with Lender that it will not do, directly or indirectly, any of the following:

5.2.1 Liens.

Subject to Borrower’s right to contest the same in accordance with the terms hereof, Borrower shall exercise any rights it may have under the JV Agreement to not permit or cause Mortgage Borrower to create, incur, assume or suffer to exist any Lien on any portion of the each Individual Property or permit any such action to be taken, except Permitted Encumbrances. Borrower shall not create, incur, assume or suffer to exist any Lien on any portion of the Collateral or permit any such action to be taken.

5.2.2 Dissolution.

Borrower shall not (a) engage in any dissolution, liquidation or consolidation or merger with or into any other business entity, (b) transfer, lease or sell, in one transaction or any combination of transactions, the assets or all or substantially all of its interest in the Properties or assets of Borrower except to the extent expressly permitted by the Loan Documents, (c) except as expressly permitted under the Loan Documents, materially modify or amend, waive or terminate its Organizational Documents or its qualification and good standing in any jurisdiction or (d) cause the Principal or Mortgage Borrower to (i) dissolve, wind up or liquidate or take any action, or omit to take an action, as a result of which the Principal or Mortgage Borrower would be dissolved, wound up or liquidated in whole or in part, or (ii) except as expressly permitted under the Loan Documents, materially amend or modify, waive or terminate the certificate of incorporation, bylaws or similar Organizational Documents of the Principal or the Organizational Documents of Mortgage Borrower, in each case, without obtaining the prior written consent of Lender. Nothing contained in this Section 5.2.2 is intended to expand the rights of Borrower contained in Section 5.2.10 hereof.

5.2.3 Change In Business.

(a) Borrower shall not enter into any line of business other than the ownership of the Collateral, or make any material change in the scope or nature of its business purposes, or undertake or participate in activities other than the continuance of its present business.

(b) Borrower shall exercise any rights it may have under the JV Agreement to not cause Mortgage Borrower to enter into any line of business other than the ownership and operation of the Properties, or make any material change in the scope or nature of its business objectives, purposes or operations, or undertake or participate in activities other than the continuance of its present business.

5.2.4 Debt Cancellation.

Borrower shall not cancel or otherwise forgive or release any material claim or debt (other than termination of Leases in accordance herewith) owed to Borrower by any Person, except for adequate consideration and in the ordinary course of Borrower’s business. In addition, Borrower shall exercise any rights it may have under the JV Agreement to not permit or cause Mortgage Borrower to cancel or otherwise forgive or release any material claim or debt owed to Mortgage Borrower by any Person, except for adequate consideration and in the ordinary course of Mortgage Borrower’s business.

5.2.5 Zoning.

Borrower shall exercise any rights it may have under the JV Agreement to not cause Mortgage Borrower to initiate or consent to any zoning reclassification of any portion of any Individual Property or seek any variance under any existing zoning ordinance or use or permit the use of any portion of any Individual Property in any manner that could result in such use becoming a non-conforming use under any zoning ordinance or any other Applicable Law, without the prior written consent of Lender.

5.2.6 No Joint Assessment.

Borrower shall exercise any rights it may have under the JV Agreement to not cause Mortgage Borrower to suffer, permit or initiate the joint assessment of any Individual Property with (a) any other real property constituting a tax lot separate from such Individual Property, or (b) any portion of such Individual Property which may be deemed to constitute personal property, or any other procedure whereby the Lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to such Individual Property.

5.2.7 Name, Identity, Structure, or Principal Place of Business.

Borrower shall not, and shall not permit any Loan Party, except as to Mortgage Borrower and Operating Lessee, in which case Borrower shall exercise any rights it may have under the JV Agreement to cause Mortgage Borrower and Operating Lessee to, change its name, identity (including its trade name or names), or principal place of business set forth in the introductory paragraph of this Agreement, without, in each case, first giving Lender thirty (30) days prior written notice. Borrower shall not change its corporate, partnership or other structure, or the place of its organization as set forth in Section 4.1.35, without, in each case, the consent of Lender. Upon Lender’s request, Borrower shall execute and deliver additional financing statements, security agreements and other instruments which may be necessary to effectively evidence or perfect Lender’s security interest in the Properties as a result of such change of principal place of business or place of organization.

5.2.8 ERISA.

(a) During the term of the Loan or of any obligation or right hereunder, no Loan Party shall be a Plan and none of the assets of Borrower or any Loan Party shall constitute Plan Assets.

(b) Borrower further covenants and agrees to deliver to Lender such certifications or other evidence from time to time throughout the term of the Loan, as requested by Lender in its sole discretion, and represents and covenants that (A) no Loan Party is, and no Loan Party maintains an “employee benefit plan” as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, or a “governmental plan” within the meaning of Section 3(32) of ERISA; (B) no Loan Party is subject to State statutes regulating investments and fiduciary obligations with respect to governmental plans; and (C) one or more of the following circumstances is true:

(i) Equity interests in such Loan Party are publicly offered securities, within the meaning of 29 C.F.R. §2510.3 101(b)(2);

(ii) None of the assets of any Loan Party are, by virtue of the application of 29 C.F.R. §2510.3 101(f) as modified by section 3(42) of ERISA, regarded as assets of any Plan; or

(iii) Such Loan Party qualifies as an “operating company” or a “real estate operating company” within the meaning of 29 C.F.R. §2510.3 101(c) or (e).

5.2.9 Affiliate Transactions.

(a) Borrower shall not enter into, or be a party to, any transaction with an Affiliate of Borrower, any Principal or any of the partners in or members of Borrower or any Principal except in the ordinary course of business and on terms which are fully disclosed to Lender in advance and are no less favorable to Borrower or such Affiliate than would be obtained in a comparable arm’s-length transaction with an unrelated third party.

(b) Except in connection with (i) payments made to Manager pursuant to and in accordance with the Management Agreement and (ii) payments made to Sunrise pursuant to the Manager Pooling Agreement, no Loan Party shall, except as to Mortgage Borrower and Operating Lessee, in which case Borrower shall exercise any rights it may have under the JV Agreement to cause Mortgage Borrower and Operating Lessee to not, pay, or permit the payment of, development fees, management fees, brokerage or leasing fees or commissions or any other compensation of any form whatsoever to any Loan Party or any direct or indirect partner, member, shareholder or Affiliate thereof, or request disbursement of funds from Lender or Mortgage Lender for such purpose, without the prior written consent of Lender. Any contracts or agreements relating to any Individual Property in any manner between or among any Loan Party and any other Loan Party or their respective direct or indirect partners, members, shareholders or Affiliates, including the Management Agreement, the Manager Pooling Agreement and any other agreement specifically related to the Properties, the Collateral or any Loan Party (collectively, the “Affiliate Agreements”) shall be made on an arm’s-length basis and shall be subject to the prior written approval of Lender if made by or on behalf of Borrower or Guarantor; and to the extent Borrower has the right under the JV Agreement, Borrower shall cause the parties to each Affiliate Agreement to acknowledge and agree that such agreement (other than the Management Agreement and the Manager Pooling Agreement) is terminable by Mortgage Borrower immediately upon notice, without the payment of any fee, penalty, premium or liability for future or accrued liabilities or obligations, if an Event of Default shall have occurred and be continuing. Following an Event of Default, if requested by Lender in writing, Borrower shall, or shall cause the applicable Loan Party, except as to Mortgage Borrower and Operating Lessee, in which case Borrower shall exercise any rights it may have under the JV Agreement to cause Mortgage Borrower and Operating Lessee to, terminate any existing Affiliate Agreement (other than the Management Agreement and the Manager Pooling Agreement) specified by Lender within five (5) days after delivery of Lender’s request without payment of any penalty, premium, termination fee or any other amount which might be due and payable under such Affiliate Agreement. If such Affiliate Agreement is not terminated in accordance with the immediately preceding sentence, Lender shall have the right, and Borrower hereby irrevocably authorizes Lender and irrevocably appoints Lender as Borrower’s attorney-in-fact coupled with an interest, to the extent Borrower has such right, at Lender’s sole option, to terminate such Affiliate Agreement on behalf of and in the name of the applicable Loan Party, and Borrower hereby releases and waives any claims against Lender arising out of Lender’s exercise of such authority.

5.2.10 Transfers.

(a) Borrower shall not, and shall exercise any rights it may have under the JV Agreement to not cause or permit Mortgage Borrower to, sell, convey, mortgage, grant, bargain, encumber, pledge, assign, grant options with respect to, or otherwise transfer or dispose of (directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, and whether or not for consideration or of record) any Individual Property, the Collateral or any part thereof or any legal or beneficial interest therein or permit a Sale or Pledge of an interest in any Restricted Party (collectively, a “Transfer”) without (i) the prior written consent of Lender and (ii) if a Securitization has occurred, delivery to Lender of written confirmation from the Rating Agencies that the Transfer will not result in the downgrade, withdrawal or qualification of the then current ratings assigned to any Securities or the proposed rating of any Securities.

(b) A Transfer shall include, but not be limited to: (i) an installment sales agreement to sell one or more Individual Properties or any part thereof, the Collateral or any part thereof for a price to be paid in installments; (ii) an agreement by Mortgage Borrower leasing all or a substantial part of any Individual Property for other than actual occupancy by a space tenant thereunder or a sale, assignment or other transfer of, or the grant of a security interest in, Mortgage Borrower’s right, title and interest in and to any Leases or any Rents; (iii) if a Restricted Party is a corporation, any merger, consolidation or Sale or Pledge of such corporation’s stock or the creation or issuance of new stock; (iv) if a Restricted Party is a limited or general partnership or joint venture, any merger or consolidation or the change, removal, resignation or addition of a general partner or the Sale or Pledge of the partnership interest of any general partner or any profits or proceeds relating to such partnership interest, or the Sale or Pledge of limited partnership interests or any profits or proceeds relating to such limited partnership interests or the creation or issuance of new limited partnership interests; (v) if a Restricted Party is a limited liability company, any merger or consolidation or the change, removal, resignation or addition of a managing member or non-member manager (or if no managing member, any member) or the Sale or Pledge of the membership interest of a managing member (or if no managing member, any member) or any profits or proceeds relating to such membership interest, or the Sale or Pledge of non-managing membership interests or the creation or issuance of new non-managing membership interests; (vi) if a Restricted Party is a trust or nominee trust, any merger, consolidation or the Sale or Pledge of the legal or beneficial interest in a Restricted Party or the creation or issuance of new legal or beneficial interests; (vii) the removal or the resignation of the managing agent (including, without limitation, an Affiliated Manager) other than in accordance with the Mortgage Loan Documents and Section 5.1.18 hereof, or (viii) any deed-in-lieu or consensual foreclosure relating to any Individual Property with or for the benefit of Mortgage Lender or any Affiliate thereof.

(c) Notwithstanding the provisions of Sections 5.2.10(a) and (b), the following transfers shall not be deemed to be a Transfer: (i) the Sale or Pledge of non-managing membership interests in Guarantor in accordance with Guarantor’s Organizational Documents, (ii) the sale, transfer or issuance of stock in Guarantor, provided (I) such stock is sold through SEC registered offerings and (II) Guarantor is regulated by the SEC and FINRA; (iii) the Sale or Pledge of any direct or indirect interest in Partners IV, Mortgage Borrowers, CHT TRS, Sun IV or any Pool Subsidiaries which are owned by Sunrise or any Affiliate or Subsidiary of Sunrise (unless Borrower or any Affiliate of Borrower has consent or approval rights relating to such Sale or Pledge) and (v) Member Loans in accordance with the JV Agreement, the Recognition Agreement and the Mortgage Loan Documents; provided, however, no Transfer made pursuant to this Subsection (c) shall result in the change of Control in a Restricted Party.

(d) Notwithstanding anything to the contrary contained in this Section 5.2.10, (i) Borrower must at all times own fifty-five percent (55%) of the direct equity interest in Partners IV, (ii) Partners IV must at all times own one hundred percent (100%) of the direct equity interest in Sun IV, (iii) Sun IV must at all times own one hundred percent (100%) of the direct equity interest in Mortgage Borrower and (iv) (iv) Guarantor must at all times have voting control over Borrower, Borrower must at all times have voting control over Partners IV, Partners IV must at all time have voting control over Sun IV, and Sun IV must at all times have voting control over Mortgage Borrower.

(e) Lender shall not be required to demonstrate any actual impairment of its security or any increased risk of default hereunder in order to declare the Debt immediately due and payable upon a Transfer in violation of this Section 5.2.10. This provision shall apply to every Transfer regardless of whether voluntary or not, or whether or not Lender has consented to any previous Transfer. Notwithstanding anything to the contrary contained in this Section 5.2.10, (a) no transfer (whether or not such transfer shall constitute a Transfer) shall be made to any Prohibited Person and (b) in the event any transfer (whether or not such transfer shall constitute a Transfer) results in any Person and its Affiliates owning in excess of ten percent (10%) of the ownership interest in a Restricted Party, Borrower shall provide to Lender, not less than thirty (30) days prior to such transfer, the name and identity of each proposed transferee, together with the names of its controlling principals, the social security number or employee identification number of such transferee and controlling principals, and such transferee’s and controlling principal’s home address or principal place of business, and home or business telephone number.

5.2.11 Limitation on Securities Issuances.

Borrower shall not issue any limited liability membership interests or other securities other than those that have been issued as of the date hereof.

5.2.12 Distributions.

(a) Any and all dividends, including capital dividends, stock or liquidating dividends, distributions of property, redemptions or other distributions made by Mortgage Borrower on or in respect of any interests in Mortgage Borrower and which are payable to Borrower under the JV Agreement, and any and all cash and other property received in payment of the principal of or in redemption of or in exchange for any such interests which are payable to and received by Borrower (collectively, the “Distributions”), shall become part of the Collateral. Notwithstanding the foregoing, Lender expressly agrees that Borrower shall be permitted to distribute to its members any Distributions Borrower receives only upon the express condition that no Event of Default has occurred and is continuing under the Loan.

(b) If any Distributions shall be received by Borrower or any Affiliate of Borrower after the occurrence and during the continuance of an Event of Default, Borrower shall hold, or shall cause the same to be held, in trust for the benefit of Lender. Any and all revenue derived from the Properties paid directly by tenants, subtenants or occupants of the Properties shall be held and applied in accordance with the terms and provisions of the Mortgage Loan Documents.

5.2.13 Refinancing or Prepayment of the Mortgage Loan.

Neither Borrower nor Mortgage Borrower shall be required to obtain the consent of Lender to refinance the Mortgage Loan, provided that the Loan shall have (or shall simultaneously be) been paid in full in accordance with the terms of this Agreement (including any prepayment premiums and other amounts due and payable to Lender under the Loan Documents). Borrower shall cause Mortgage Borrower to obtain the prior written consent of Lender to enter into any other refinancing of the Mortgage Loan, which consent shall not be unreasonably withheld.

5.2.14 Acquisition of the Mortgage Loan.

(a) No Loan Party or any Affiliate of any of them or any Person acting at any such Person’s request or direction, shall acquire or agree to acquire Mortgage Lender’s interest in the Mortgage Loan, or any portion thereof or any interest therein, or any direct or indirect ownership interest in the holder of the Mortgage Loan, via purchase, transfer, exchange or otherwise, and any breach or attempted breach of this provision shall constitute an Event of Default hereunder. If, solely by operation of applicable subrogation law, Borrower shall have failed to comply with the foregoing, then Borrower: (i) shall immediately notify Lender of such failure; (ii) shall cause any and all such prohibited parties acquiring any interest in the Mortgage Loan Documents: (A) not to enforce the Mortgage Loan Documents; and (B) upon the request of Lender, to the extent any of such prohibited parties has or have the power or authority to do so, to promptly: (1) cancel the promissory note evidencing the Mortgage Loan, (2) reconvey and release the Lien securing the Mortgage Loan and any other collateral under the Mortgage Loan Documents, and (3) discontinue and terminate any enforcement proceeding(s) under the Mortgage Loan Documents.

(b) Lender shall have the right at any time to acquire all or any portion of the Mortgage Loan or any interest in any holder of, or participant in, the Mortgage Loan without notice or consent of Borrower or any other Loan Party, in which event Lender shall have and may exercise all rights of Mortgage Lender thereunder (to the extent of its interest), including the right (i) to declare that the Mortgage Loan is in default and (ii) to accelerate the Mortgage Loan indebtedness, in accordance with the terms thereof and (iii) to pursue all remedies against any obligor under the Mortgage Loan Documents. In addition, Borrower hereby expressly agree that any claims, counterclaims, defenses, offsets, deductions or reductions of any kind which Mortgage Borrower or any other Person may have against Mortgage Lender relating to or arising out of the Mortgage Loan shall be the personal obligation of Mortgage Lender, and in no event shall Mortgage Borrower be entitled to bring, pursue or raise any such claims, counterclaims, defenses, offsets, deductions or reductions against Lender or any Affiliate of Lender or any other Person as the successor holder of the Mortgage Loan or any interest therein, provided that Mortgage Borrower may seek specific performance of its contractual rights under the Mortgage Loan Documents.

5.2.15 Material Agreements.

(a) Borrower shall not, and shall not permit any Loan Party, except as to Mortgage Borrower and Operating Lessee, in which case Borrower shall exercise any rights it may have under the JV Agreement, to cause Mortgage Borrower and Operating Lessee to, enter into any Material Agreement without the prior written consent of Lender. Lender may condition its consent upon Mortgage Borrower also obtaining the consent of the Mortgage Lender, if applicable. Upon the request of Lender with respect to Material Agreements, Borrower shall, or shall cause the applicable Loan Party, except as to Mortgage Borrower and Operating Lessee, in which case Borrower shall exercise any rights it may have under the JV Agreement, to cause Mortgage Borrower and Operating Lessee to, deliver to Lender a recognition agreement from such service or material provider, to the extent such service or material provider is obligated to deliver such recognition agreement under its Material Agreement, among other things, providing for such Person’s continued performance should Lender become the owner of the Collateral. Each such Material Agreement and each recognition agreement relating thereto, shall be in form and substance reasonably acceptable to Lender in all respects, including the amount of the costs and fees thereunder.

(b) Except as specifically set forth herein, Borrower will not, and will not permit or cause any Loan Party, except as to Mortgage Borrower and Operating Lessee, in which case Borrower shall exercise any rights it may have under the JV Agreement to not permit or cause Mortgage Borrower and Operating Lessee, to materially amend or modify, supplement, rescind or terminate any Material Agreement (other than the Management Agreement, Manager Pooling Agreement Operating Lease and JV Agreement which shall be governed by Sections 5.1.18, 5.1.30 and 5.1.31, respectively, of this Agreement), without Lender’s approval, including the identity of the party to perform services under such agreement. If a material or service provider under a Material Agreement (other than the Management Agreement, Manager Pooling Agreement Operating Lease and JV Agreement which shall be governed by Sections 5.1.18, 5.1.30 and 5.1.31, respectively, of this Agreement) is in default in its obligations thereunder to the extent entitling the applicable Loan Party to rescind or terminate that agreement, then if Lender so requires (but not otherwise), Borrower will, or will cause the applicable Loan Party, except as to Mortgage Borrower and Operating Lessee, in which case Borrower shall exercise any rights it may have under the JV Agreement to cause Mortgage Borrower and Operating Lessee, to promptly use all reasonable efforts to terminate that agreement and appoint a new party in its place, with such identity and terms of appointment approved by Lender.

(c) Borrower shall and shall cause each Loan Party, except as to Mortgage Borrower and Operating Lessee, in which case Borrower shall exercise any rights it may have under the JV Agreement to cause Mortgage Borrower and Operating Lessee, as applicable, to observe and perform each and every term to be observed or performed by such Loan Party under the Material Agreements.

VI.	INSURANCE; CASUALTY; CONDEMNATION; REQUIRED REPAIRS

Section 6.1 Insurance.

(a) Notwithstanding that the Mortgage Loan may have been repaid or prepaid in full, Borrower shall cause to be maintained at all times during the term of the Loan the insurance required under the Mortgage Loan Documents, including, without limitation, meeting all insurer requirements thereunder. In addition, Borrower shall cause Lender to be named as a named insured together with Mortgage Lender, as their interest may appear, under the insurance policies required under Section 3.06(b) of the Mortgage Loan Documents. Borrower shall also cause all insurance policies required under this Section 6.1 to provide for at least thirty (30) days prior notice to Lender in the event of policy cancellation or material changes, except in the event of cancellation for non-payment of premium, in which case only ten (10) days’ prior written notice will be given Lender. Not less than ten (10) days prior to the expiration dates of the Policies Borrower shall cause copies of the items required to be delivered to Mortgage Lender under Section 3.06(d) of the Mortgage Loan Agreement, to be delivered to Lender.

(b) If at any time Lender is not in receipt of written evidence that all insurance required hereunder is in full force and effect, Lender shall have the right, without notice to Borrower, to take such action as Lender deems necessary to protect its interest in the Collateral, including, without limitation, the obtaining of such insurance coverage as Lender in its sole discretion deems appropriate and all expenses incurred by Lender in connection with such action or in obtaining such insurance and keeping it in effect shall be paid by Borrower to Lender upon demand and until paid shall be secured by the Pledge Agreement and shall bear interest at the Default Rate.

(c) For purposes of this Agreement, Lender shall have the same approval rights over the insurance referred to above (including, without limitation, the insurers, deductibles and coverages thereunder, as well as the right to require other reasonable insurance) as are provided in favor of Mortgage Lender in the Mortgage Loan Documents; provided, however such rights shall be subject to Borrower rights under the JV Agreement and/or the Mortgage Loan Documents. All liability insurance provided for in the Mortgage Loan Documents shall provide insurance with respect to the liabilities of Mortgage Borrower. The insurance policies delivered pursuant to the Mortgage Loan Documents shall include endorsements of the type described therein, but pursuant to which Lender shall have the same rights as Mortgage Lender as referred to therein.

(d) In the event that the Mortgage Loan has been paid in full, except upon the occurrence and continuance of an Event of Default, Borrower shall permit, to the extent it has the right under the JV Agreement to permit, Mortgage Borrower to settle any insurance or condemnation claims with respect to the insurance proceeds or condemnation awards which in the aggregate are less than or equal to $100,000 for the applicable Individual Property; provided, further, the same shall be subject to the rights of Sunrise under the JV Agreement. Subject to Borrower’s rights under the JV Agreement, Lender shall have the right to participate in and reasonably approve any settlement for insurance or condemnation claims with respect to the insurance proceeds or condemnation awards which in the aggregate are equal to or greater than $100,000 for the applicable Individual Property. If an Event of Default shall have occurred and be continuing, Borrower hereby irrevocably empowers Lender, in the name of Borrower as its true and lawful attorney-in-fact, to file and prosecute such claim and to collect and to make receipt for any such payment, to the extent Borrower has such right to do so under the JV Agreement.

Section 6.2 Casualty.

If any Individual Property shall sustain a Casualty, Borrower shall exercise any rights it may have under the JV Agreement to cause Mortgage Borrower to give prompt notice of such Casualty to Lender and shall exercise any rights it may have under the JV Agreement to cause Mortgage Borrower to promptly commence and diligently prosecute the completion of the repair and restoration of such Individual Property as nearly as possible to the condition the Individual Property was in immediately prior to such Casualty and otherwise in accordance with the Mortgage Loan Documents.

Section 6.3 Condemnation.

Borrower shall exercise any rights it may have under the JV Agreement to cause Mortgage Borrower to give Lender prompt notice of any actual or threatened Condemnation by any Governmental Authority of all or any part of any Individual Property and shall exercise any rights it may have under the JV Agreement to cause Mortgage Borrower to deliver to Lender copies of any and all papers served in connection with such proceedings. Lender may participate in any such proceedings, and Borrower shall from time to time exercise any rights it may have under the JV Agreement to cause Mortgage Borrower to deliver to Lender all instruments requested by Lender to permit such participation. Borrower shall, at its expense, exercise any rights it may have under the JV Agreement to cause Mortgage Borrower to diligently prosecute any such proceedings, and shall consult with Lender, its attorneys and experts, and cooperate with them in the carrying on or defense of any such proceedings. Notwithstanding any Condemnation, Borrower shall continue to pay the Debt at the time and in the manner provided for its payment in the Note and in this Agreement.

Section 6.4 Restoration.

(a) Borrower shall, or shall exercise any rights it may have under the JV Agreement to cause Mortgage Borrower to, deliver to Lender all reports, plans, specifications, documents and other materials that are delivered to Mortgage Lender under the Mortgage Loan Documents in connection with a restoration of any Individual Property after a Casualty or Condemnation. If any insurance proceeds or condemnation awards are to be disbursed by Mortgage Lender for restoration, Borrower shall deliver or cause to be delivered to Lender copies of all written correspondence delivered to and received from Mortgage Lender that relates to the restoration and release of the insurance proceeds or condemnation awards.

(b) Notwithstanding any provision in this Agreement to the contrary, all insurance proceeds and condemnation award will be made available to Mortgage Borrower in accordance with the Mortgage Loan Documents. In the event the Mortgage Loan has been paid in full and Lender receives any insurance proceeds or condemnation award, Lender shall either apply the portion of such proceeds which are to be paid to or on behalf of Borrower under the JV Agreement to the Debt or for the restoration of the applicable Individual Property in accordance with the same terms and conditions contained in the Mortgage Loan Documents.

Section 6.5 Rights of Lender.

For purposes of this Article 6, Borrower shall, to the extent it has the right to do so under the JV Agreement, obtain the approval of Lender for each matter requiring the approval of Mortgage Lender under the provisions of the Mortgage Loan Documents, with each reference in any such provisions to the “Loan” to include the Mortgage Loan and the Loan, and the reference in any such provisions to the “Maturity Date” to mean the Maturity Date, as defined herein. If Mortgage Lender does not require the deposit by Mortgage Borrower of the “Proceeds Deficiency” pursuant to the Mortgage Loan Documents, Lender shall have the right to demand that Borrower make a deposit of said “Proceeds Deficiency” in accordance with the terms of such Section (as if each reference therein to “Borrower” and “Lender” referred to Borrower and Lender, respectively).

VII.	INTENTIONALLY OMITTED

VIII.	DEFAULTS

Section 8.1 Event of Default.

(a) Each of the following events shall constitute an event of default hereunder (an “Event of Default”):

(i) if any portion of the Debt is not paid on or before the date the same is due and payable;

(ii) if any of the Taxes or Other Charges are not paid on or before the date the same become delinquent, unless the same are being contested in good faith pursuant to the terms of this Agreement or the Mortgage Loan Documents;

(iii) if the Policies are not kept in full force and effect or if certified copies or other evidence reasonably acceptable to Lender, of the Policies are not delivered to Lender on request;

(iv) if Borrower transfers or encumbers any portion of any of the Collateral in violation of the provisions hereof or the Pledge Agreement or if any other Transfer under Section 5.2.10 occurs, including, without limitation, as a result of the exercise of a

Change of Control Purchase Option or a Sunrise Purchase Option and failure of Borrower to have satisfied the Debt in full prior to or at the time of a Transfer effected by a Change of Control Purchase Option or a Sunrise Purchase Option;

(v) if any representation or warranty made by Borrower, any Principal, Indemnitor or Guarantor herein (or incorporated by reference herein) or in any other Loan Document, or in any report, certificate, financial statement or other instrument, agreement or document furnished to Lender shall have been false or misleading in any material respect as of the date the representation or warranty was made;

(vi) if Borrower, Mortgage Borrower, any Principal, Indemnitor, Guarantor or any other guarantor under any guaranty issued in connection with the Loan shall make an assignment for the benefit of creditors;

(vii) if a receiver, liquidator or trustee shall be appointed for Borrower, Mortgage Borrower, any Principal, Indemnitor, Guarantor or any other guarantor under any guarantee issued in connection with the Loan or if Borrower, Mortgage Borrower, any Principal, Indemnitor, Guarantor or such other guarantor shall be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to the Bankruptcy Code, or any similar federal or State law, shall be filed by or against, consented to, or acquiesced in by, Borrower, Mortgage Borrower, any Principal, Indemnitor, Guarantor or such other guarantor, or if any proceeding for the dissolution or liquidation of Borrower, Mortgage Borrower, any Principal, Indemnitor, Guarantor or such other guarantor shall be instituted; provided, however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by Borrower, Mortgage Borrower, any Principal, Indemnitor, Guarantor or such other guarantor, upon the same not being discharged, stayed or dismissed within sixty (60) days;

(viii) if Borrower assigns its rights under this Agreement or any of the other Loan Documents or any interest herein or therein in contravention of the Loan Documents;

(ix) if Borrower breaches any of its negative covenants contained in Section 5.2 hereof;

(x) if Borrower violates or does not comply with any of the provisions of Section 5.1.17 hereof;

(xi) if a default by Mortgage Borrower has occurred and continues beyond any applicable cure period under the Management Agreement (or any Replacement Management Agreement) if such default permits the Manager thereunder to terminate or cancel the Management Agreement (or any Replacement Management Agreement);

(xii) if Borrower or any Principal violates or does not comply with any of the provisions of Section 4.1.36 hereof;

(xiii) if any Individual Property becomes subject to any mechanic’s, materialman’s or other Lien other than a Lien for local real estate taxes and assessments not then due and payable and the Lien shall remain undischarged of record (by payment, bonding or otherwise) for a period of thirty (30) days;

(xiv) if any federal tax Lien or state or local income tax Lien is filed against Borrower, Mortgage Borrower, Principal, Guarantor, Indemnitor, the Collateral or any Individual Property and same is not discharged of record within thirty (30) days after same is filed;

(xv) (A) Borrower fails to timely provide Lender with the written certification and evidence referred to in Section 5.2.8 hereof, (B) Borrower is a Plan or its assets constitute Plan Asset; or (C) Borrower consummates a transaction which would cause the Pledge Agreement or Lender’s exercise of its rights under the Pledge Agreement, the Note, this Agreement or the other Loan Documents to constitute a nonexempt prohibited transaction under ERISA or result in a violation of a State statute regulating governmental plans, subjecting Lender to liability for a violation of ERISA, the Code, a State statute or other similar law;

(xvi) if Borrower shall fail to deliver to Lender, within ten (10) days after request by Lender, any estoppel certificates required pursuant to the terms hereof; provided that the party giving the estoppel certificate is otherwise obligated to deliver such estoppel certificate within such period of time;

(xvii) if any default occurs under any guaranty or indemnity executed in connection herewith (including, without limitation, the Guaranty and the Environmental Indemnity) and such default continues after the expiration of applicable grace or cure periods, if any;

(xviii) if Borrower shall be in default beyond applicable notice and grace periods under any pledge agreement or other security agreement covering any portion of the Collateral whether it be superior or junior in lien to the Pledge Agreement;

(xix) with respect to any term, covenant or provision set forth herein which specifically contains a notice requirement or grace period, if Borrower shall be in default under such term, covenant or condition after the giving of such notice or the expiration of such grace period;

(xx) intentionally omitted;

(xxi) if Mortgage Borrower or Operating Lessee ceases operating a senior housing facility on any Individual Property or terminates such business for any reason whatsoever (other than temporary cessation in connection with any renovations to such Individual Property or restoration of the Individual Property after Casualty or Condemnation);

(xxii) if there shall be a default under the Pledge Agreement or any of the other Loan Documents beyond any applicable grace or notice and cure periods contained in such documents, whether as to Borrower or the Collateral, or if any other such event shall occur or condition shall exist, if the effect of such event or condition is to accelerate the maturity of any portion of the Debt or to permit Lender to accelerate the maturity of all or any portion of the Debt;

(xxiii) if there shall occur any default under the Operating Lease in the observance or performance of any term, covenant or condition of the Operating Lease and said default is not cured following the expiration of any applicable grace, notice and cure periods therein provided, or if the leasehold estate created by the Operating Lease shall be surrendered or if the Operating Lease shall cease to be in full force and effect or the Operating Lease shall be terminated or canceled for any reason, or if any of the terms, covenants or conditions of the Operating Lease shall in any manner be modified, changed, supplemented, altered, or amended in violation of Section 5.1.30 of this Agreement;

(xxiv) (I) if there shall occur any default under the JV Agreement by Borrower in the observance or performance of any term, covenant or condition of the JV Agreement and said default is not cured following the expiration of any applicable grace, notice and cure periods therein provided, or (II) if the JV Agreement shall cease to be in full force and effect or (III) the JV Agreement shall be terminated or canceled for any reason, or (IV) if any of the terms, covenants or conditions of the JV Agreement shall in any manner be modified, changed, supplemented, altered, or amended in violation of Section 5.1.31 of this Agreement;

(xxv) if there shall occur any default under the Recognition Agreement by any party thereto other than Lender or if the Recognition Agreement shall cease to be in full force and effect or the Recognition Agreement shall be terminated or canceled for any reason by any party thereto other than Lender, or if any of the terms, covenants or conditions of the Recognition Agreement shall in any manner be modified, changed, supplemented, altered, or amended without the prior written consent of Lender; provided, however, there shall be no Event of Default under this subsection (xxv) if the default, termination or cancellation is caused by any party other than Borrower and Borrower has fully satisfied and paid off the Loan in accordance with the terms hereof within ten (10) Business Days following written notice from Lender;

(xxvi) the Liens created pursuant to any Loan Document shall cease to be a fully enforceable first priority security interest;

(xxvii) a Mortgage Loan Event of Default shall occur, and shall not have been waived or settled by Mortgage Lender or cured by Mortgage Borrower, or if Mortgage Borrower enters into or otherwise suffers or permits any material amendment, waiver, supplement, termination, extension, renewal, replacement or other material modification of any Mortgage Loan Document without the prior written consent of Lender; or

(xxviii) if Borrower shall continue to be in Default under any of the other terms, covenants or conditions of this Agreement not specified in subsections (i) to (xxvii) above, for ten (10) days after notice to Borrower from Lender, in the case of any Default which can be cured by the payment of a sum of money, or for thirty (30) days after notice from Lender in the case of any other Default; provided, however, that if such non-monetary Default is susceptible of cure but cannot reasonably be cured within such 30-

day period and provided further that Borrower shall have commenced to cure such Default within such thirty (30) day period and thereafter diligently and expeditiously proceeds to cure the same, such thirty (30) day period shall be extended for such time as is reasonably necessary for Borrower in the exercise of due diligence to cure such Default, such additional period not to exceed sixty (60) days.

(b) Upon the occurrence of an Event of Default (other than an Event of Default described in clauses (vi) or (vii) above) and at any time during the continuance of such Event of Default, in addition to any other rights or remedies available to it pursuant to this Agreement and the other Loan Documents or at law or in equity, Lender may take such action, without notice or demand, that Lender deems advisable to protect and enforce its rights against Borrower and the Collateral, including, without limitation, declaring the Debt to be immediately due and payable, and Lender may enforce or avail itself of any or all rights or remedies provided in the Loan Documents and any or all of the Collateral and may exercise all the rights and remedies of a secured party under the Uniform Commercial Code against Borrower and the Collateral, including, without limitation, all rights or remedies available at law or in equity; and upon any Event of Default described in clauses (vi) or (vii) above, the Debt and all other obligations of Borrower hereunder and under the other Loan Documents shall immediately and automatically become due and payable, without notice or demand, and Borrower hereby expressly waives any such notice or demand, anything contained herein or in any other Loan Document to the contrary notwithstanding.

Section 8.2 Remedies.

(a) Upon the occurrence of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to Lender against Borrower under this Agreement or any of the other Loan Documents executed and delivered by, or applicable to, Borrower or at law or in equity may be exercised by Lender at any time and from time to time during the continuance of such Event of Default, whether or not all or any of the Debt shall be declared due and payable, and whether or not Lender shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents with respect to all or any part of any Individual Property or any other Collateral. Any such actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singly, successively, together or otherwise, at such time and in such order as Lender may determine in its sole discretion, to the fullest extent permitted by Applicable Law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by Applicable Law, equity or contract or as set forth herein or in the other Loan Documents. Without limiting the generality of the foregoing, Borrower agrees that if an Event of Default is continuing (i) Lender is not subject to any “one action” or “election of remedies” law or rule, and (ii) all Liens and other rights, remedies or privileges provided to Lender shall remain in full force and effect until Lender has exhausted all of its remedies against the Collateral and the Collateral has been foreclosed, sold and/or otherwise realized upon in satisfaction of the Debt or the Debt has been paid in full.

(b) With respect to Borrower and the Collateral, nothing contained herein or in any other Loan Document shall be construed as requiring Lender to resort to any Collateral for the satisfaction of any of the Debt in preference or priority, and Lender may seek satisfaction out of the Collateral or any other collateral or any part thereof, in its absolute discretion in respect of the Debt. In addition, Lender shall have the right from time to time to partially foreclose upon the Collateral in any manner and for any amounts secured by the Pledge Agreement then due and payable as determined by Lender in its sole discretion including, without limitation, the following circumstances: (i) in the event Borrower defaults beyond any applicable grace period in the payment of one or more scheduled payments of principal and interest, Lender may foreclose upon the Collateral to recover such delinquent payments, or (ii) in the event Lender elects to accelerate less than the entire outstanding principal balance of the Loan, Lender may foreclose upon the Collateral to recover so much of the principal balance of the Loan as Lender may accelerate and such other sums secured by the Pledge Agreement as Lender may elect. Notwithstanding one or more partial foreclosures, the Collateral shall remain subject to the Pledge Agreement to secure payment of sums secured by the Pledge Agreement and not previously recovered.

(c) Lender shall have the right, from time to time, to sever the Note and the other Loan Documents into one or more separate notes, pledges and other security documents (the “Severed Loan Documents”) in such denominations as Lender shall determine in its sole discretion for purposes of evidencing and enforcing its rights and remedies provided hereunder. Borrower shall execute and deliver to Lender from time to time, promptly after the request of Lender, a severance agreement and such other documents as Lender shall request in order to effect the severance described in the preceding sentence, all in form and substance reasonably satisfactory to Lender. Borrower hereby absolutely and irrevocably appoints Lender as its true and lawful attorney, coupled with an interest, in its name and stead to make and execute all documents necessary or desirable to effect the aforesaid severance, Borrower ratifying all that its said attorney shall do by virtue thereof; provided, however, Lender shall not make or execute any such documents under such power until three (3) Business Days after notice has been given to Borrower by Lender of Lender’s intent to exercise its rights under such power. The Severed Loan Documents shall not contain any representations, warranties or covenants not contained in the Loan Documents and any such representations and warranties contained in the Severed Loan Documents will be given by Borrower only as of the Closing Date.

(d) Any amounts recovered from the Collateral after an Event of Default may be applied by Lender toward the payment of any interest and/or principal of the Loan and/or any other amounts due under the Loan Documents in such order, priority and proportions as Lender in its sole discretion shall determine.

Section 8.3 Right to Cure Defaults.

Upon the occurrence and during the continuance of any Event of Default, Lender may, but without any obligation to do so and without notice to or demand on Borrower and without releasing Borrower from any obligation hereunder, make any payment or do any act required of Borrower hereunder in such manner and to such extent as Lender may deem necessary to protect the security hereof. All such costs and expenses incurred by Lender in remedying such Event of Default or such failed payment or act or in appearing in, defending, or bringing any action or proceeding shall bear interest at the Default Rate, for the period after notice from Lender that such cost or expense was incurred to the date of payment to Lender. All such costs and expenses incurred by Lender together with interest thereon calculated at the Default Rate shall be deemed to constitute a portion of the Debt and be secured by the liens, claims and security interests provided to Lender under the Loan Documents and shall be immediately due and payable upon demand by Lender therefor.

Section 8.4 Remedies Cumulative; Waivers.

The rights, powers and remedies of Lender under this Agreement shall be cumulative and not exclusive of any other right, power or remedy which Lender may have against Borrower pursuant to this Agreement or the other Loan Documents, or existing at law or in equity or otherwise. Lender’s rights, powers and remedies may be pursued singularly, concurrently or otherwise, at such time and in such order as Lender may determine in Lender’s sole discretion. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of one or more Defaults or Events of Default with respect to Borrower shall not be construed to be a waiver of any subsequent Default or Event of Default by Borrower or to impair any remedy, right or power consequent thereon.

Section 8.5 Power of Attorney.

For the purpose of carrying out the provisions and exercising the rights, powers and privileges granted in this Section 8, Borrower hereby irrevocably appoints Lender as its true and lawful attorney-in-fact to execute, acknowledge and deliver any instruments and do and perform any acts such as are referred to in this subsection in the name and on behalf of Borrower. This power of attorney is a power coupled with an interest and cannot be revoked.

IX.	SPECIAL PROVISIONS

Section 9.1 Sale of Notes and Securitization

Borrower agrees to cooperate with Lender in connection with a sale, transfer, pledge or assignment of the Note, this Agreement, the Pledge Agreement and the other Loan Documents, and any or all servicing rights with respect thereto, or the granting of participations therein or the issuance of mortgage pass-through certificates or other securities (the “Securities”) evidencing a beneficial interest in a rated or unrated public offering or private placement (a “Securitization”), including, without limitation, (a) the delivery of an estoppel certificate and such other documents as may be reasonably requested by Lender, (b) the execution of such amendments to the Loan Documents as may be requested by the holder of the Note or otherwise to effect the Securitization including, without limitation, bifurcation of the Loan into two or more separate notes; provided, however, that Borrower shall not be required to modify or amend any Loan Document if such modification or amendment would (i) change the interest rate, the stated maturity or the amortization of principal set forth in the Note, except in connection with a bifurcation of the Loan which may result in varying interest rates and amortization schedules on the component notes, but which shall have, in the aggregate, the same initial weighted average spread of the Note immediately prior to such componentization, or (ii) in the reasonable judgment of Borrower, modify or amend any other material economic term of the Loan, or (iii) in the reasonable judgment of Borrower, materially increase Borrower’s obligations and liabilities under the Loan Documents, and (c) make changes to the organizational documents of

Borrower and its principals and/or use its best efforts to cause changes to the legal opinions delivered by Borrower in connection with the Loan, provided, that such changes shall not result in a material adverse economic effect to Borrower. Borrower shall also furnish and Borrower consents to Lender furnishing to such investors or such prospective investors or such Rating Agency any and all information concerning the Properties, the Leases, the financial condition of Borrower as may be requested by Lender, any investor, any prospective investor or any Rating Agency in connection with any sale or transfer of the Loan or any Securities.

All reasonable third party costs and expenses incurred by Lender in connection with Borrower’s complying with requests made under this Section 9.1 shall be paid by Borrower.

Section 9.2 Intentionally Omitted.

Section 9.3 Servicer.

At the option of Lender, the Loan may be serviced by a servicer/trustee (the “Servicer”) selected by Lender and Lender may delegate all or any portion of its responsibilities under this Agreement and the other Loan Documents to the Servicer pursuant to a servicing agreement (the “Servicing Agreement”) between Lender and Servicer. Borrower shall pay (i) any liquidation fees that may be due to the Servicer under the Servicing Agreement in connection with the exercise of any or all remedies permitted under this Agreement, (ii) any workout fees and special servicing fees that may be due to the Servicer under the Servicing Agreement, which fees shall be due and payable by Borrower on a periodic or continuing basis in accordance with the Servicing Agreement, and (iii) the costs of all property inspections and/or appraisals of the Properties (or any updates to any existing inspection or appraisal) required under the Servicing Agreement or that the Servicer may otherwise require under the Servicing Agreement (other than the cost of annual inspections required to be borne by the Servicer under the Servicing Agreement).

Section 9.4 Exculpation.

The Debt is fully recourse to Borrower and Guarantor, jointly and severally.

Section 9.5 Certain Additional Rights of Lender.

(a) Notwithstanding anything to the contrary contained herein, for so long as the Loan is outstanding, Lender shall have:

(i) the right to routinely consult with and advise Borrower’s management regarding the business activities and business and financial developments of Borrower, including but not limited to (A) annual operating and capital budgets, (B) insurance, (C) material leases and lease forms, (D) property manager and leasing agents, amendment or modifications to any agreements with them and termination of agreements with them, (E) changes in business and (F) amendment and modification of its organizational documents in violation of this Agreement; provided, however, that such consultations shall not include discussions of environmental compliance programs or disposal of hazardous substances. Consultation meetings should occur on a regular basis (no less frequently than quarterly) with Lender having the right to call special meetings at any reasonable times;

(ii) the right, in accordance with the terms of this Agreement, to visit and inspect any of the properties of Borrower and its subsidiaries and examine (and request copies of) the books and records of Borrower relating to the Property at any time upon reasonable notice and to request monthly rent rolls, leasing schedules and reports, operating statements and other leasing information;

(iii) the right, in accordance with the terms of this Agreement, to receive monthly, quarterly and year-end financial reports, including balance sheets, statements of income, shareholder’s equity and cash flow, a management report and schedules of outstanding indebtedness, together with an auditor’s report, and to receive any reports or statements required to be filed with the SEC;

(iv) the right, without restricting any other rights of Lender under this Agreement (including any similar right), to restrict financing to be obtained in connection with future property transactions, refinancing of any acquisition financings, and unsecured debt other than unsecured debt obtained in the ordinary course of business in accordance with the terms hereof;

(v) the right, without restricting any other right of Lender under this Agreement (including any similar right), to restrict, upon the occurrence of an Event of Default, Borrower’s payments of management consulting, director or similar fees to Affiliates of Borrower (or their personnel);

(vi) the right, without restricting any other rights of Lender under this Agreement (including any similar right), to approve any acquisition by Borrower of any other significant property (other than personal property required for the day-to-day operation of the Properties);

(vii) the right, without restricting any other rights of Lender under this Agreement (including any similar right), in the event of certain Events of Default, to vote the owners’ interests in Borrower pursuant to irrevocable proxies granted, at the request of Lender in advance for this purpose; and

(viii) the right, without restricting any other rights of Lender under this Agreement (including any similar right), to restrict the transfer of voting interests in Borrower held by its members, and the right to restrict the transfer of interests in such members, except for any Transfer that is expressly permitted pursuant to Section 5.2.10 hereof.

(b) In addition to the foregoing, Borrower agrees that, upon the request of Lender, Borrower shall deliver a “VCOC Letter” in form and substance substantially similar to the letter attached hereto as Exhibit A to any future participant or other interest holder in the Loan, and hereby grants to any such future participant or other interest holder in the Loan the rights set forth under this Section 9.5; provided, however, that all such participants and other interest holders use commercially reasonable efforts to coordinate the exercise of such rights.

(c) The rights described above may be exercised by any entity which owns and controls, directly or indirectly, substantially all of the interests in Lender.

Section 9.6 Mortgage Loan Defaults.

(a) Without limiting the generality of the other provisions of this Agreement, and without waiving or releasing Borrower from any of its obligations hereunder, if there shall occur any default under the Mortgage Loan Documents which is not cured within any applicable cure or grace period or if Mortgage Lender asserts that Mortgage Borrower has defaulted in the performance or observance of any term, covenant or condition of the Mortgage Loan Documents and such default has continued beyond any applicable notice, cure or grace periods, Borrower hereby expressly agrees that Lender shall have the immediate right, without notice to or demand on Borrower or Mortgage Borrower, but shall be under no obligation: (i) to pay all or any part of the Mortgage Loan, and any other sums, that are then due and payable and to perform any act or take any action on behalf of Mortgage Borrower, as may be appropriate, to cause all of the terms, covenants and conditions of the Mortgage Loan Documents on the part of Mortgage Borrower to be performed or observed thereunder to be promptly performed or observed; and (ii) to pay any other amounts and take any other action as Lender, in its sole and absolute discretion, shall deem advisable to protect or preserve the rights and interests of Lender in the Loan and/or the Collateral. Lender shall have no obligation to complete any cure or attempted cure undertaken or commenced by Lender. In such event, Lender shall be subrogated to the rights of Mortgage Lender to the full extent permitted by law or equity. Except to the extent of such subrogation, all sums so paid and the costs and expenses incurred by Lender in exercising rights under this Section (including, without limitation, reasonable attorneys’ and other professional fees), with interest at the Default Rate, for the period from the date of demand by Lender to Borrower for such payments to the date of payment to Lender, shall constitute a portion of the Debt, shall be secured by the Pledge Agreement and shall be due and payable to Lender within two Business Days following demand therefor.

(b) Borrower shall not, and shall exercise any rights it may have under the JV Agreement to not cause or permit Mortgage Borrower or any other Person to impede, interfere with, hinder or delay, any effort or action on the part of Lender to cure any default or asserted default under the Mortgage Loan, or to otherwise protect or preserve Lender’s interests in the Loan and the Collateral, including the Property in accordance with the provisions of this Agreement and the other Loan Documents.

(c) Borrower hereby indemnifies Lender from and against all out-of-pocket liabilities, obligations, losses, damages, penalties, assessments, actions, or causes of action, judgments, suits, claims, demands, costs, expenses (including, without limitation, reasonable attorneys’ and other professional fees, whether or not suit is brought, and settlement costs), and disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Lender as a result of the foregoing actions. Lender shall have no obligation to Borrower, Mortgage Borrower or any other party to make any such payment or performance. Borrower shall not impede, interfere with, hinder or delay, and shall exercise any rights it may have under the JV Agreement to cause Mortgage Borrower to not impede, interfere with, hinder or delay, any effort or action on the part of Lender to cure any default or asserted default under the Mortgage Loan, or to otherwise protect or preserve Lender’s interests in the Loan and the Collateral following a default or asserted default under the Mortgage Loan.

(d) If Lender shall receive a copy of any notice of default under the Mortgage Loan Documents sent by Mortgage Lender to Mortgage Borrower, such notice shall constitute full protection to Lender for any action taken or omitted to be taken by Lender, in good faith, in reliance thereon. As a material inducement to Lender’s making the Loan, Borrower hereby absolutely and unconditionally release and waive all claims against Lender arising out of Lender’s exercise of its rights and remedies provided in this Section other than claims arising out of the fraud, illegal acts, gross negligence or willful misconduct of Lender. In the event that Lender makes any payment in respect of the Mortgage Loan, Lender shall be subrogated to all of the rights of Mortgage Lender under the Mortgage Loan Documents against the Property to the full extent permitted by law or equity, in addition to all other rights it may have under the Loan Documents.

(e) Any default under the Mortgage Loan which is cured by Lender following the expiration of any applicable grace, notice or cure period under the Mortgage Loan Documents, shall constitute an immediate Event of Default under this Agreement without any notice, grace or cure period otherwise applicable under this Agreement.

(f) In the event that Lender makes any payment in respect of the Mortgage Loan, Lender shall be subrogated to all of the rights of Mortgage Lender under the Mortgage Loan Documents against the Property and Mortgage Borrower to the full extent permitted by law or equity in addition to all other rights Lender may have under the Loan Documents or applicable law.

Section 9.7 Intercreditor Agreement.

(a) Lender and Mortgage Lender are parties to a certain intercreditor agreement dated as of the date hereof (the “Intercreditor Agreement”) memorializing their relative rights and obligations with respect to the Mortgage Loan, the Loan, Mortgage Borrower, Borrower and the Properties. Borrower hereby acknowledges and agrees that (i) such Intercreditor Agreement is intended solely for the benefit of Lender and Mortgage Lender and (ii) Borrower and Mortgagor are not intended third-party beneficiaries of any of the provisions therein and shall not be entitled to rely on any of the provisions contained therein. Lender and Mortgage Lender shall have no obligation to disclose to Borrower the contents of the Intercreditor Agreement. Borrower’s obligations hereunder are independent of such Intercreditor Agreement and remain unmodified by the terms and provisions thereof.

(b) In the event Lender is required pursuant to the terms of the Intercreditor Agreement to pay over any payment or distribution of assets, whether in cash, property or securities which is applied to the Debt, including, without limitation, any proceeds of the Properties previously received by Lender on account of the Loan to Mortgage Lender, then Borrower agrees to indemnify Lender for any amounts so paid, and any amount so paid shall continue to be owing pursuant to the Loan Documents as part of the Debt notwithstanding the prior receipt of such payment by Lender.

Section 9.8 Discussions with Mortgage Lender.

In connection with the exercise of its rights set forth in the Loan Documents, Lender shall have the right at any time to discuss the Properties, the Mortgage Loan, the Loan or any other matter directly with Mortgage Lender or Mortgage Lender’s consultants, agents or representatives without notice to or permission from Borrower or any other Loan Party, nor shall Lender have any obligation to disclose such discussions or the contents thereof with Borrower or any other Loan Party.

Section 9.9 Independent Approval Rights.

If any action, proposed action or other decision is consented to or approved by Mortgage Lender, such consent or approval shall not be binding or controlling on Lender. Borrower hereby acknowledges and agrees that (i) the risks of Mortgage Lender in making the Mortgage Loan are different from the risks of Lender in making the Loan, (ii) in determining whether to grant, deny, withhold or condition any requested consent or approval Mortgage Lender and Lender may reasonably reach different conclusions, and (iii) Lender has an absolute independent right to grant, deny, withhold or condition any requested consent or approval based on its own point of view. Further, the denial by Lender of a requested consent or approval shall not create any liability or other obligation of Lender if the denial of such consent or approval results directly or indirectly in a default under the Mortgage Loan, and Borrower hereby waives any claim of liability against Lender arising from any such denial.

X.	MISCELLANEOUS

Section 10.1 Survival.

This Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the making by Lender of the Loan and the execution and delivery to Lender of the Note, and shall continue in full force and effect so long as all or any of the Debt is outstanding and unpaid unless a longer period is expressly set forth herein or in the other Loan Documents. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the legal representatives, successors and assigns of such party. All covenants, promises and agreements in this Agreement, by or on behalf of Borrower, shall inure to the benefit of the legal representatives, successors and assigns of Lender.

Section 10.2 Lender’s Discretion.

Whenever pursuant to this Agreement, Lender exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Lender, the decision of Lender to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory shall (except as is otherwise specifically herein provided) be in the sole discretion of Lender and shall be final and conclusive.

Section 10.3 Governing Law.

(a) THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT ENTERED INTO PURSUANT TO THE LAWS OF THE STATE OF NEW YORK AND SHALL IN ALL RESPECTS BE GOVERNED, CONSTRUED, APPLIED AND ENFORCED IN

ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS) PROVIDED HOWEVER, THAT WITH RESPECT TO THE CREATION, PERFECTION, PRIORITY AND ENFORCEMENT OF THE LIENS AND SECURITY INTERESTS CREATED BY THIS AGREEMENT, THE PLEDGE AGREEMENT AND THE OTHER LOAN DOCUMENTS, AND THE DETERMINATION OF DEFICIENCY JUDGMENTS, THE LAWS OF THE STATE WHERE THE COLLATERAL IS LOCATED SHALL APPLY.

(b) WITH RESPECT TO ANY CLAIM OR ACTION ARISING HEREUNDER OR UNDER THIS AGREEMENT, THE NOTE, OR THE OTHER LOAN DOCUMENTS, BORROWER (A) IRREVOCABLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK, NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF, AND (B) IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY HAVE AT ANY TIME TO THE LAYING ON VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTE OR THE OTHER LOAN DOCUMENTS BROUGHT IN ANY SUCH COURT, IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING IN THIS AGREEMENT, THE NOTE OR THE OTHER LOAN DOCUMENTS INSTRUMENT WILL BE DEEMED TO PRECLUDE LENDER FROM BRINGING AN ACTION OR PROCEEDING WITH RESPECT HERETO IN ANY OTHER JURISDICTION.

Section 10.4 Modification, Waiver in Writing.

No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement, the Note, or of any other Loan Document, nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to, or demand on Borrower, shall entitle Borrower to any other or future notice or demand in the same, similar or other circumstances.

Section 10.5 Delay Not a Waiver.

Neither any failure nor any delay on the part of Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, or under the Note or under any other Loan Document, or any other instrument given as security therefor, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Agreement, the Note or any other Loan Document, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Agreement, the Note or the other Loan Documents, or to declare a default for failure to effect prompt payment of any such other amount.

Section 10.6 Notices.

All notices or other written communications hereunder shall be deemed to have been properly given (i) upon delivery, if delivered in person or by facsimile transmission with receipt acknowledged by the recipient thereof and confirmed by telephone by sender, (ii) one (1) Business Day after having been deposited for overnight delivery with any reputable overnight courier service, or (iii) three (3) Business Days after having been deposited in any post office or mail depository regularly maintained by the U.S. Postal Service and sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

If to Borrower:	c/o CNL Healthcare Trust, Inc
CNL Center at City Commons
450 South Orange Avenue
Orlando, Florida 32801
Attention: Joseph T. Johnson, SVP and CFO and
Holly Greer, SVP and General Counsel
Facsimile No.: (407) 540-2544

With a copy to:	Lowndes, Drosdick, Doster, Kantor & Reed, P.A.
215 N. Eola Drive
Orlando, Florida 32801
Attention: Peter L. Lopez, Esq.
Facsimile No.: (407) 843-4444

If to Lender:	RCG LV DEBT IV NON-REIT ASSETS HOLDINGS, LLC
7 Penn Plaza, Suite 512
New York, New York 10001
Attention: Ms. Sara Ely
Facsimile No: (212) 356-9293

With a copy to:	SNR Denton US LLP
1221 Avenue of the Americas
New York, New York 10020
Attention: David S. Hall, Esq.
Facsimile No: (212) 768-6800

or addressed as such party may from time to time designate by written notice to the other parties.

Either party by notice to the other may designate additional or different addresses for subsequent notices or communications.

Section 10.7 Trial by Jury.

EACH OF BORROWER AND LENDER HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY

CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER AND LENDER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. LENDER IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY BORROWER.

Section 10.8 Headings.

The Article and/or Section headings and the Table of Contents in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

Section 10.9 Severability.

Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under Applicable Law, but if any provision of this Agreement shall be prohibited by or invalid under Applicable Law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

Section 10.10 Preferences.

Lender shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by Borrower to any portion of the obligations of Borrower hereunder. To the extent Borrower makes a payment or payments to Lender, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, State or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the obligations hereunder or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender.

Section 10.11 Waiver of Notice.

Borrower shall not be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Agreement or the other Loan Documents specifically and expressly provide for the giving of notice by Lender to Borrower and except with respect to matters for which Borrower is not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice. Borrower hereby expressly waives the right to receive any notice from Lender with respect to any matter for which this Agreement or the other Loan Documents do not specifically and expressly provide for the giving of notice by Lender to Borrower.

Section 10.12 Remedies of Borrower.

In the event that a claim or adjudication is made that Lender or its agents have acted unreasonably or unreasonably delayed acting in any case where by law or under this Agreement or the other Loan Documents, Lender or such agent, as the case may be, has an obligation to act reasonably or promptly, Borrower agrees that neither Lender nor its agents shall be liable for any monetary damages, and Borrower’s sole remedies shall be limited to commencing an action seeking injunctive relief or declaratory judgment. The parties hereto agree that any action or proceeding to determine whether Lender has acted reasonably shall be determined by an action seeking declaratory judgment.

Section 10.13 Expenses; Indemnity.

(a) Borrower covenants and agrees to pay or, if Borrower fails to pay, to reimburse, Lender within five (5) days of receipt of written notice from Lender for all reasonable costs and expenses (including reasonable attorneys’ fees and disbursements) incurred by Lender in connection with (i) the preparation, negotiation, execution and delivery of this Agreement and the other Loan Documents and the consummation of the transactions contemplated hereby and thereby and all the costs of furnishing all opinions by counsel for Borrower (including without limitation any opinions requested by Lender as to any legal matters arising under this Agreement or the other Loan Documents with respect to the Properties); (ii) Borrower’s ongoing performance of and compliance with Borrower’s respective agreements and covenants contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date, including, without limitation, confirming compliance with environmental and insurance requirements; (iii) Lender’s ongoing performance and compliance with all agreements and conditions contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date; (iv) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications to this Agreement and the other Loan Documents and any other documents or matters requested by Lender; (v) securing Borrower’s compliance with any requests made pursuant to the provisions of this Agreement; (vi) the filing and recording fees and expenses, title insurance and reasonable fees and expenses of counsel for providing to Lender all required legal opinions, and other similar expenses incurred in creating and perfecting the Liens in favor of Lender pursuant to this Agreement and the other Loan Documents; (vii) enforcing or preserving any rights, in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation, in each case against, under or affecting Borrower, this Agreement, the other Loan Documents, the Collateral, or any other security given for the Loan; and (viii) enforcing any obligations of or collecting any payments due from Borrower under this Agreement, the other Loan Documents or with respect to the Collateral or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a “work-out” or of any insolvency or bankruptcy proceedings; provided, however, that Borrower shall not be liable for the payment of any such costs and expenses to the extent the same arise by reason of the gross negligence, illegal acts, fraud or willful misconduct of Lender. Any cost and expenses due and payable to Lender shall be payable to Lender’s designee.

(b) Borrower shall indemnify, defend and hold harmless Lender and the Indemnified Parties from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for

Lender and the Indemnified Parties in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not Lender or the Indemnified Parties shall be designated a party thereto), that may be imposed on, incurred by, or asserted against Lender or the Indemnified Parties in any manner relating to or arising out of (i) any breach by Borrower of its obligations under, or any material misrepresentation by Borrower contained in, this Agreement or the other Loan Documents, or (ii) the use or intended use of the proceeds of the Loan (collectively, the “Additional Indemnified Liabilities”); provided, however, that Borrower shall not have any obligation to Lender or the Indemnified Parties hereunder to the extent that such Liabilities arise from the gross negligence, illegal acts, fraud or willful misconduct of Lender or the Indemnified Parties. To the extent that the undertaking to indemnify, defend and hold harmless set forth in the preceding sentence may be unenforceable because it violates any law or public policy, Borrower shall pay the maximum portion that it is permitted to pay and satisfy under Applicable Law to the payment and satisfaction of all Additional Indemnified Liabilities incurred by Lender or the Indemnified Parties.

(c) Borrower shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless Lender and the Indemnified Parties from and against any and all losses (including, without limitation, reasonable attorneys’ fees and costs incurred in the investigation, defense, and settlement of losses incurred in correcting any prohibited transaction or in the sale of a prohibited loan, and in obtaining any individual prohibited transaction exemption under ERISA, the Code, any State statute or other similar law that may be required, in Lender’s sole discretion) that Lender or the Indemnified Parties may incur, directly or indirectly, as a result of a default under Sections 4.1.9 or 5.2.8 hereof.

Section 10.14 Schedules and Exhibits Incorporated.

The Schedules and Exhibits annexed hereto are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.

Section 10.15 Offsets, Counterclaims and Defenses.

Any assignee of Lender’s interest in and to this Agreement, the Note and the other Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to such documents which Borrower may otherwise have against any assignor of such documents, and no such unrelated counterclaim or defense shall be interposed or asserted by Borrower in any action or proceeding brought by any such assignee upon such documents and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrower.

Section 10.16 No Joint Venture or Partnership; No Third Party Beneficiaries.

(a) Borrower and Lender intend that the relationships created hereunder and under the other Loan Documents be solely that of borrower and lender. Nothing herein or therein is intended to create a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between Borrower and Lender.

(b) This Agreement and the other Loan Documents are solely for the benefit of Lender and Borrower and nothing contained in this Agreement or the other Loan Documents shall be deemed to confer upon anyone other than Lender and Borrower any right to insist upon or to enforce the performance or observance of any of the obligations contained herein or therein. All conditions to the obligations of Lender to make the Loan hereunder are imposed solely and exclusively for the benefit of Lender and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will refuse to make the Loan in the absence of strict compliance with any or all thereof and no other Person shall under any circumstances be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Lender if, in Lender’s sole discretion, Lender deems it advisable or desirable to do so.

Section 10.17 Publicity.

All news releases, publicity or advertising by Borrower or their Affiliates through any media intended to reach the general public which refers to the Loan Documents or the financing evidenced by the Loan Documents, to Lender, or any of their Affiliates shall be subject to the prior written approval of Lender, which shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, disclosure required by any federal or State securities laws, rules or regulations, as determined by Borrower’s counsel, shall not be subject to the prior written approval of Lender.

Section 10.18 Waiver of Marshalling of Assets.

(a) To the fullest extent permitted by Applicable Law, Borrower, for itself and its successors and assigns, waives all rights to a marshalling of the assets of Borrower, Borrower’s partners and others with interests in Borrower, and of the Collateral, or to a sale in inverse order of alienation in the event of foreclosure of all or any of the Pledge Agreement, and agrees not to assert any right under any laws pertaining to the marshalling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Lender under the Loan Documents to a sale of the Collateral for the collection of the Debt without any prior or different resort for collection or of the right of Lender to the payment of the Debt out of the net proceeds of the Properties in preference to every other claimant whatsoever.

Section 10.19 Waiver of Counterclaim.

Borrower hereby waives the right to assert a counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against it by Lender or its agents.

Section 10.20 Conflict; Construction of Documents; Reliance.

In the event of any conflict between the provisions of this Agreement and any of the other Loan Documents, the provisions of this Agreement shall control. The parties hereto acknowledge that they were represented by competent counsel in connection with the negotiation, drafting and execution of the Loan Documents and that such Loan Documents shall not be subject to the principle of construing their meaning against the party which drafted same. Borrower acknowledges that, with respect to the Loan, Borrower shall rely solely on its own judgment and advisors in entering into the Loan without relying in any manner on any statements, representations or recommendations of Lender or any parent, subsidiary or Affiliate of Lender. Lender shall not be subject to any limitation whatsoever in the exercise of any rights or remedies available to it under any of the Loan Documents or any other agreements or instruments which govern the Loan by virtue of the ownership by it or any parent, subsidiary or Affiliate of Lender of any equity interest any of them may acquire in Borrower, and Borrower hereby irrevocably waives the right to raise any defense or take any action on the basis of the foregoing with respect to Lender’s exercise of any such rights or remedies. Borrower acknowledges that Lender engages in the business of real estate financings and other real estate transactions and investments which may be viewed as adverse to or competitive with the business of Borrower or its Affiliates.

Section 10.21 Brokers and Financial Advisors.

Each of Borrower and Lender hereby represent that it has dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Agreement. Borrower hereby agrees to indemnify, defend and hold Lender harmless from and against any and all claims, liabilities, costs and expenses of any kind (including Lender’s attorneys’ fees and expenses) in any way relating to or arising from a claim by any Person that such Person acted on behalf of Borrower in connection with the transactions contemplated herein. The provisions of this Section 10.21 shall survive the expiration and termination of this Agreement and the payment of the Debt.

Section 10.22 Prior Agreements.

This Agreement and the other Loan Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements among or between such parties, whether oral or written, between Borrower and/or its Affiliates and Lender are superseded by the terms of this Agreement and the other Loan Documents.

[NO FURTHER TEXT ON THIS PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

BORROWER:

CHT SL IV HOLDING, LLC, a Delaware limited liability company

By:	/s/ Joshua J. Taube
Name: Joshua J. Taube
Title: Vice President

LENDER:

RCG LV DEBT IV NON-REIT ASSETS HOLDINGS, LLC, a Delaware limited liability

By:	RCG Longview Debt Fund IV, L.P., a Delaware limited partnership, its sole member

	By:	RCG Longview Debt Fund IV Partners, LLC, a Delaware limited liability company, its general partner

	By:	/s/ Dean C. Ravosa
Dean C. Ravosa
Chief Operating Officer

SCHEDULE I

Organizational Chart of Borrower

(See attached.)

SCHEDULE II

Mortgage Loan Documents

(CHT REIT PORTFOLIO

LIST OF LOAN DOCUMENTS)

Global Documents

1.	Amended and Restated Loan Agreement
2.	Amended and Restated Fraudulent Conveyance Indemnity Agreement
3.	Loan Closing Statement and Loan Disbursement Approval

Sunrise of Connecticut Avenue – Loan No. 706108716 (District of Columbia)

4.	Amended and Restated Promissory Note (Sunrise of Connecticut Avenue)
5.	Amended and Restated Deed of Trust and Security Agreement (Sunrise of Connecticut Avenue – First)
6.	Amended and Restated Deed of Trust and Security Agreement (Sunrise of Connecticut Avenue – Second)
7.	Amended and Restated Assignment of Leases and Rents (Sunrise of Connecticut Avenue – First)
8.	Amended and Restated Assignment of Leases and Rents (Sunrise of Connecticut Avenue – Second)
9.	Closing Certification (Sunrise of Connecticut Avenue)
10.	Amended and Restated Environmental and ERISA Indemnity Agreement (Sunrise of Connecticut Avenue)
11.	Amended and Restated Recourse Liabilities Guaranty (Sunrise of Connecticut Avenue)
12.	Amended and Restated Supplemental Guaranty (Sunrise of Connecticut Avenue)
13.	Amended and Restated Reimbursement and Exoneration Agreement (Sunrise of Connecticut Avenue)
14.	Amended and Restated Assignment of Permits and Developer’s Rights (Sunrise of Connecticut Avenue)
15.	Amended and Restated Subordination of Management Agreement and Subordinated Management Fees (Sunrise of Connecticut Avenue)
16.	UCC-1 Fixture Filing (District of Columbia)
17.	UCC-1 Financing Statement (Virginia State Corporation Commission)
18.	UCC-1 Financing Statement (Delaware Secretary of State)

Sunrise of Santa Monica – Loan No. 706108717 (California)

19.	Assumption Agreement (Sunrise of Santa Monica)
20.	Amended and Restated Promissory Note (Sunrise of Santa Monica)
21.	Amended and Restated Deed of Trust, Security Agreement and Fixture Filing (Sunrise of Santa Monica – First)
22.	Amended and Restated Deed of Trust, Security Agreement and Fixture Filing (Sunrise of Santa Monica – Second)
23.	Amended and Restated Assignment of Leases and Rents (Sunrise of Santa Monica – First)
24.	Amended and Restated Assignment of Leases and Rents (Sunrise of Santa Monica – Second)
25.	Closing Certification (Sunrise of Santa Monica)
26.	Amended and Restated Environmental Indemnity Agreement (Sunrise of Santa Monica)
27.	Amended and Restated ERISA Indemnity Agreement (Sunrise of Santa Monica)
28.	Amended and Restated Recourse Liabilities Guaranty (Sunrise of Santa Monica)
29.	Amended and Restated Supplemental Guaranty (Sunrise of Santa Monica)
30.	Amended and Restated Reimbursement and Exoneration Agreement (Sunrise of Santa Monica)
31.	Amended and Restated Assignment of Permits and Developer’s Rights (Sunrise of Santa Monica)
32.	Amended and Restated Subordination of Management Agreement and Subordinated Management Fees (Sunrise of Santa Monica)
33.	UCC-1 Fixture Filing (Los Angeles County, California)
34.	UCC-1 Financing Statement (Delaware Secretary of State)

Sunrise of Gilbert – Loan No. 706108866 (Arizona)

35.	Promissory Note (Sunrise of Gilbert)
36.	Deed of Trust and Security Agreement (Sunrise of Gilbert – First)
37.	Deed of Trust and Security Agreement (Sunrise of Gilbert – Second)
38.	Assignment of Leases and Rents (Sunrise of Gilbert – First)
39.	Assignment of Leases and Rents (Sunrise of Gilbert – Second)
40.	Closing Certification (Sunrise of Gilbert )
41.	Environmental and ERISA Indemnity Agreement (Sunrise of Gilbert )
42.	Recourse Liabilities Guaranty (Sunrise of Gilbert )
43.	Supplemental Guaranty (Sunrise of Gilbert )
44.	Reimbursement and Exoneration Agreement (Sunrise of Gilbert )
45.	Assignment of Permits and Developer’s Rights (Sunrise of Gilbert )
46.	Subordination of Management Agreement and Subordinated Management Fees (Sunrise of Gilbert )
47.	UCC-1 Fixture Filing (Maricopa County, Arizona)
48.	UCC-1 Financing Statement (Delaware Secretary of State)

Sunrise of Metairie – Loan No. 706108867 (Louisiana)

49.	Promissory Note (Sunrise of Metairie)
50.	Mortgage and Security Agreement (Sunrise of Metairie – First)
51.	Mortgage and Security Agreement (Sunrise of Metairie – Second)
52.	Assignment of Leases and Rents (Sunrise of Metairie – First)
53.	Assignment of Leases and Rents (Sunrise of Metairie – Second)
54.	Closing Certification (Sunrise of Metairie)
55.	Environmental and ERISA Indemnity Agreement (Sunrise of Metairie)
56.	Recourse Liabilities Guaranty (Sunrise of Metairie)
57.	Supplemental Guaranty (Sunrise of Metairie)
58.	Reimbursement and Exoneration Agreement (Sunrise of Metairie)
59.	Assignment of Permits and Developer’s Rights (Sunrise of Metairie)
60.	Subordination of Management Agreement and Subordinated Management Fees (Sunrise of Metairie)
61.	UCC-1 Fixture Filing (Jefferson Parish, Louisiana)
62.	UCC-1 Financing Statement (Delaware Secretary of State)

Sunrise at Seigen– Loan No. 706108868 (Louisiana)

63.	Promissory Note (Sunrise at Seigen)
64.	Mortgage and Security Agreement (Sunrise at Seigen – First)
65.	Mortgage and Security Agreement (Sunrise at Seigen – Second)
66.	Assignment of Leases and Rents (Sunrise at Seigen – First)
67.	Assignment of Leases and Rents (Sunrise at Seigen – Second)
68.	Closing Certification (Sunrise at Seigen)
69.	Environmental and ERISA Indemnity Agreement (Sunrise at Seigen)
70.	Recourse Liabilities Guaranty (Sunrise at Seigen)
71.	Supplemental Guaranty (Sunrise at Seigen)
72.	Reimbursement and Exoneration Agreement (Sunrise at Seigen)
73.	Assignment of Permits and Developer’s Rights (Sunrise at Seigen)
74.	Subordination of Management Agreement and Subordinated Management Fees (Sunrise at Seigen)
75.	UCC-1 Fixture Filing (East Baton Rouge Parish, Louisiana)
76.	UCC-1 Financing Statement (Delaware Secretary of State)

Sunrise at Fountain Square – Loan No. 706108869 (Illinois)

77.	Promissory Note (Sunrise at Fountain Square)
78.	Mortgage and Security Agreement (Sunrise at Fountain Square – First)
79.	Mortgage and Security Agreement (Sunrise at Fountain Square – Second)
80.	Assignment of Leases and Rents (Sunrise at Fountain Square – First)
81.	Assignment of Leases and Rents (Sunrise at Fountain Square – Second)
82.	Closing Certification (Sunrise at Fountain Square)
83.	Environmental and ERISA Indemnity Agreement (Sunrise at Fountain Square)
84.	Recourse Liabilities Guaranty (Sunrise at Fountain Square)
85.	Supplemental Guaranty (Sunrise at Fountain Square)
86.	Reimbursement and Exoneration Agreement (Sunrise at Fountain Square)
87.	Assignment of Permits and Developer’s Rights (Sunrise at Fountain Square)
88.	Subordination of Management Agreement and Subordinated Management Fees (Sunrise at Fountain Square)
89.	UCC-1 Fixture Filing (DuPage County, Illinois)
90.	UCC-1 Financing Statement (Delaware Secretary of State)

Sunrise of Louisville – Loan No. 706108870 (Kentucky)

91.	Promissory Note (Sunrise of Louisville)
92.	Mortgage and Security Agreement (Sunrise of Louisville – First)
93.	Mortgage and Security Agreement (Sunrise of Louisville – Second)
94.	Assignment of Leases and Rents (Sunrise of Louisville – First)
95.	Assignment of Leases and Rents (Sunrise of Louisville – Second)
96.	Closing Certification (Sunrise of Louisville)
97.	Environmental and ERISA Indemnity Agreement (Sunrise of Louisville)
98.	Recourse Liabilities Guaranty (Sunrise of Louisville)
99.	Supplemental Guaranty (Sunrise of Louisville)
100.	Reimbursement and Exoneration Agreement (Sunrise of Louisville)
101.	Assignment of Permits and Developer’s Rights (Sunrise of Louisville)
102.	Subordination of Management Agreement and Subordinated Management Fees (Sunrise of Louisville)
103.	UCC-1 Fixture Filing (Jefferson County, Kentucky)
104.	UCC-1 Financing Statement (Delaware Secretary of State)
105.	UCC-1 Financing Statement (Kentucky Secretary of State)

SCHEDULE III

Properties

Name of Property	Street Address	City	ST	Zip
Sunrise of Metairie	3732 West Esplanade Ave S	Metairie	LA	70002
Sunrise at Siegen	9351 Siegen Lane	Baton Rouge	LA	70810
Sunrise of Gilbert	580 South Gilbert Road	Gilbert	AZ	85296
Sunrise of Louisville	6700 Overlook Drive	Louisville	KY	40241
Sunrise at Fountain Square	2210 Fountain Square Drive	Lombard	IL	60148
Sunrise of Santa Monica	1312 15th Street	Santa Monica	CA	90404
Sunrise of Connecticut Avenue	5111 Connecticut Avenue, NW	Washington	DC	20008

SCHEDULE IV

Additional Leases

(See attached.)

SCHEDULE V

(Form of Quarterly Financial Statement)

Financials for Guarantor will be those from the 10-Q disclosures filed with the Securities and Exchange Commission

SCHEDULE VI

(Form of Annual Financial Statement)

Financials for Guarantor will be those from the 10-K disclosures filed with the Securities and Exchange Commission

(See Attached)

EXHIBIT A

FORM OF VCOC LETTER

[BORROWER LETTER HEAD]

                         , 20

[Participant]

Re:	[Loan Information]

Ladies and Gentlemen:

The undersigned understands that, pursuant to that certain Participation and Servicing Agreement, dated as of [            ] [        ], 201     (the “Participation Agreement”), you are purchasing from [                        ] (“Lender”), a participation interest in that certain mezzanine loan (the “Loan”) originated by Lender to [                    ] (“Borrower”), the indirect owner of certain real property located at                                          and more particularly described in the Participation Agreement. The Loan is evidenced by a certain promissory note, dated as of [            ], 201    , made by Borrower, as maker, in favor of Lender, as payee, and is secured by, inter alia, that certain Pledge Agreement, dated as of [            ], 201    , between Borrower and Lender (the “Pledge Agreement”). Capitalized terms not otherwise defined in this letter shall have the meanings set forth in the Pledge Agreement.

You have asked us to provide this letter to you in connection with the provision of management rights for purposes of the Department of Labor “plan assets” regulation, 29 C.F.R. Section 2510.3-101.

This letter will confirm the agreement among Borrower, Lender and you (the “Junior Participant”) pursuant to which the Junior Participant will be entitled to certain rights in connection with the Loan. The undersigned acknowledges that whenever reference is made herein to the “Junior Participant,” such term shall be deemed to include any other holder of a participation or sub-participation interest entitled to exercise the rights of the Junior Participant under the Participation Agreement.

Upon written request of Lender and/or Junior Participant and upon reasonable advance notice, Junior Participant and/or Lender shall have the right to consult with management of Borrower once each quarter on significant business issues (collectively, the “Property and Management Information”), and Borrower will make itself available once each quarter either personally at the office of Borrower or Borrower’s property manager (as selected by Borrower) or by telephone, in each case at mutually agreeable times for such consultation with Lender. Such consultation need not result in any change in Borrower’s course of action, and Borrower may take any course of action Borrower determines in Borrower’s sole discretion, subject to the limitations of the Loan Documents.

Lender and Junior Participant hereby acknowledge and agree that Borrower will not be required to have separate quarterly consultations with Lender, Junior Participant or any other

Person(s) holding a participation interest in the Loan, but will only be required to make itself available once each quarter for a consultation with Lender, Junior Participant and such other Person(s) holding a participation interest in the Loan at the same time and at the location specified above.

Junior Participant agrees that all Property and Management Information relating to Borrower which is provided to Junior Participant shall be kept confidential by Junior Participant and shall not, without the prior consent of Borrower, be disclosed by Junior Participant except as provided herein. Notwithstanding the foregoing, Property and Management Information may be disseminated (a) pursuant to the requirements of applicable law, (b) pursuant to judicial process, administrative agency process or order of Governmental Authority, (c) to Junior Participant’s consultants, attorneys, accountants, advisors, auditors, regulators and actual or prospective financing sources, (d) to the Rating Agencies, (e) to actual or prospective trustees, assignees, pledgees, Junior Participants, agents, servicers and securities holders in a Securitization, (f) investors in Junior Participant and (g) pursuant to the requirements or rules of a stock exchange or stock trading system on which the securities of Junior Participant or its affiliates may be listed or traded.

The rights granted to Junior Participant hereunder are not in substitution for, and shall not be deemed to be in limitation of, any rights otherwise available to Lender and/or Junior Participant under the Loan Documents.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, this letter has been duly executed as of the date written above.

BORROWER:

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By:	, a , its

By:
Name:
Title: